-----------------------------



                          NOTE AND SECURITY AGREEMENT

                           Dated as of March 24, 1998




                  $2,900,000 Senior Subordinated Secured Note
                               Due March 24, 2003

                                      and

                              Warrant to Purchase
                                  Common Stock

                       ----------------------------------
                           --------------------------
                               ------------------

                          NOTE AND SECURITY AGREEMENT
                  $2,900,000 Senior Subordinated Secured Note
                               Due March 24, 2003

                                      and

                              Warrant to Purchase
                                  Common Stock

                                  Dated as of
                                 March 24, 1998



Hanifen Imhoff Mezzanine Fund, L.P.
c/o Hanifen Imhoff Capital Partners LLP
1125 - 17th Street, Suite 1500
Denver, Colorado 80202

Gentlemen:

     The undersigned, Siemann Educational Systems, Inc., a Colorado corporation (the "Company"), and its subsidiaries listed on the signature page of this Agreement as guarantors (the "Guarantors") agree with Hanifen Imhoff Mezzanine Fund, L.P. ("Purchaser") as follows:


SECTION 1. INTERPRETATION OF AGREEMENT, DEFINITIONS.

     1.1. Definitions. Unless the context otherwise requires, the terms hereinafter set forth when used herein shall have the following meanings and the following definitions shall be equally applicable to both the singular and plural forms of any of the terms herein defined:

     "Accounts" means, all "accounts" (as defined in the UCC) now owned or hereafter created or acquired by the Company and its Subsidiaries, including all accounts receivable, contract rights and general intangibles relating thereto, notes, drafts and other forms of obligations owed to or owned by the Company and its Subsidiaries arising or resulting from the sale of goods or the rendering of services, all proceeds thereof, all guaranties and security therefor, and all goods and rights represented thereby or arising therefrom including the right of stoppage in transit, replevin and reclamation.

     "Affiliate" means any Person Controlling, Controlled by or under common Control with another Person. Without limiting the generality of the foregoing, each of the following shall be an Affiliate of the Company: any officer or director of the Company, any five percent (5%) or greater holder of Shares of the Company, and any other Person with whom or which the Company has common shareholders, officers or directors. Notwithstanding the foregoing, Purchaser shall not be deemed to be an Affiliate of the Company.

     "Bank"   shall  mean  any   financial   institution   providing   the  Bank
Indebtedness.

     "Bank Indebtedness" means Indebtedness in an aggregate amount not to exceed $2,000,000 incurred pursuant to (a) a line of credit or revolving credit facility for Data Processing Trainers Co. in an amount up to $1,000,000, and (b) a line of credit or revolving credit facility for Denver Automotive & Diesel College, Inc. in an amount up to $1,000,000, and any refinancing of any such Indebtedness on terms and conditions agreed to by Purchaser, which consent shall not be unreasonably withheld.

     "Business Days" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of Colorado or a day on which banking institutions located in Colorado are closed.

     "Capital Expenditures" means all expenditures made and liabilities incurred for the acquisition of any fixed asset or improvement, replacement, substitution or addition thereto which has a useful life of more than one (1) year and including, without limitation, those arising in connection with Capital Leases.

     "Capital Lease" means any lease of property by the Company that, in accordance with GAAP, should be capitalized for financial reporting purposes and reflected as a liability on the balance sheet of the Company.

     "Cash Equivalents" means: (a) marketable direct obligations issued or unconditionally guarantied by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within six (6) months from the date of acquisition thereof;
(b) commercial paper maturing no more than six (6) months from the date issued and, at the time of acquisition, having a rating of at least A-1 from Standard & Poor's Ratings Services, or at least P-1 from Moody's Investors Service, Inc.; and (c) certificates of deposit or bankers' acceptances maturing within six (6) months from the date of issuance thereof issued by, or overnight reverse repurchase agreements from, any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having combined capital and surplus of not less than $250,000,000 and not subject to setoff rights in favor of such bank.

     "Change of Control" means the occurrence or existence of any change of Control of the Company or its Subsidiaries, whether occurring through merger, sale of assets or stock, exchange or securities or otherwise.

     "Closing Date" has the meaning set forth in ss.2.3.

     "Collateral" has the meaning set forth in ss.2.2.

     "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of a Person, whether through ownership of common or preferred stock or other equity interests, by contract or otherwise.

     "Current Assets" at any date means the amount at which the current assets of the Company would be shown on a consolidated balance sheet of the Company at such date, prepared in accordance with GAAP, provided that amounts due from Affiliates and investments in Affiliates shall be excluded therefrom.

     "Current Liabilities" at any date means the amount at which the current liabilities of the Company would be shown on a consolidated balance sheet of the Company at such date, prepared in accordance with GAAP, other than the current portion of long term debt.

     "Debt Service Coverage" means, for any period, for the Company and its Subsidiaries on a consolidated basis: (a) EBITDA, minus income or franchise taxes actually paid in cash, minus Capital Expenditures paid in cash; divided by
(b) interest expenses deducted in the determination of net income; plus scheduled payments of principal with respect to all Indebtedness.

     "Default" means any event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, constitute an Event of Default.

     "EBITDA" means for any period of the Company, the net income of the Company for such period, plus interest expense, provision for income taxes for such period, depreciation and amortization expense, and non-recurring miscellaneous expenses, and minus non-recurring miscellaneous income in each case, as calculated from the consolidated financial statements of the Company prepared in accordance with GAAP.

     "Employee Benefit Plan" means any employee benefit plan within the meaning of ERISA which is maintained for the benefit of any employees of the Company or its Subsidiaries.

     "Environmental   Claims"   means   claims,   liabilities,   investigations,
litigation,   administrative  proceedings,   judgments  or  orders  relating  to
Hazardous Materials.

     "Environmental Laws" means any present or future federal, state or local law, rule, regulation or order relating to pollution, waste, disposal or the protection of human health or safety, plant life or animal life, natural resources or the environment.

     "Equipment" means all "equipment" (as defined in the UCC) now owned or hereafter acquired by the Company and its Subsidiaries including, without limitation, all machinery, motor vehicles, trucks, trailers, vessels, aircraft and rolling stock and all parts thereof and all additions and accessions thereto and replacements therefor.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed to also refer to any successor sections.

     "ERISA Affiliate" means any corporation, trade or business that is, along with the Company, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in section 414(b) and 414(c), respectively, of the Internal Revenue Code or 1986, as amended, or Section 4001 of ERISA.

     "Event of Default" has the meaning set forth in ss.7.1.

     "Financing Documents" means and includes this Agreement, the Warrant, the Note and all other instruments, documents, financing statements and agreements executed by or on behalf of the Company or the Subsidiaries and delivered concurrently herewith or at any time hereafter to or for the benefit of Purchaser in connection with this Agreement and the other transactions contemplated by this Agreement, each as amended from time to time.

     "GAAP"  means  generally  accepted  accounting   principles  at  the  time,
consistently applied.

     "Hazardous Material" means all or any of the following: (a) substances that are defined or listed in, or otherwise classified pursuant to, any Environmental Laws or regulations as "hazardous substances", "hazardous materials", "hazardous wastes", "toxic substances" or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity or "EP toxicity"; (b) oil, petroleum or petroleum derived substances, natural gas, natural gas liquids or synthetic gas and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (c) any flammable substances or explosives or any radioactive materials; and (d) friable asbestos or electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million.

     "Indebtedness" means all of the Company's or its Subsidiaries' present and future obligations, liabilities, debts, claims and indebtedness, contingent, fixed or otherwise, however evidenced, created, incurred, acquired, owing or arising, whether under written or oral agreement, operation of law or otherwise, and includes, without limiting the foregoing (i) the Obligations, (ii) obligations and liabilities of any Person secured by a lien, claim, encumbrance or security interest upon property owned by the Company or its Subsidiaries, even though the Company and its Subsidiaries have not assumed or become liable therefor, (iii) obligations and liabilities created or arising under any lease (including Capital Leases) or conditional sales contract or other title retention agreement with respect to property used or acquired by the Company or its Subsidiaries, even though the rights and remedies of the lessor, seller or lender are limited to repossession, (iv) all unfunded pension fund obligations and liabilities and (v) deferred taxes.

     "Indemnified Liabilities" has the meaning set forth in ss.8.4.

     "Indemnified Person" has the meaning set forth in ss.8.4.

     "Intellectual Property" means all present and future designs, patents, patent rights and applications therefor, trademarks and registrations or applications therefor, trade names, inventions, copyrights and all applications and registrations therefor, software or computer programs, license rights, trade secrets, methods, processes, know-how, drawings, specifications, descriptions, and all memoranda, notes and records with respect to any research and development, whether now owned or hereafter acquired, all goodwill associated with any of the foregoing, and proceeds of all of the foregoing, including, without limitation, proceeds of insurance policies thereon.

     "Inventory" means all "inventory" (as defined in the UCC) now owned or hereafter acquired, wherever located, including finished goods, raw materials, work in process and other materials and supplies used or consumed in a Person's business including goods which are returned or repossessed.

     "Leverage Ratio" means the ratio of (a) the Company's and its Subsidiaries' consolidated Indebtedness for borrowed money (including any such Indebtedness of any other Person guaranteed by the Company or any of its Subsidiaries or secured by a lien, claim, encumbrance or security interest upon property owned by the Company or its Subsidiaries) to (b) the Company's EBITDA.

     "Lien" means any lien, mortgage, pledge, security interest, charge or encumbrance of any kind, whether voluntary or involuntary (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

     "Material Adverse Effect" means a material adverse effect upon (a) the business, operations, properties, assets, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole, (b) the ability of the Company or its Subsidiaries to perform its payment obligations under any Financing Document to which it is a party, or (c) the ability of Purchaser to enforce or collect any of the Obligations.

     "Multiemployer Plan" has the meaning given to such term under ERISA.

     "Note" has the meaning set forth in ss.2.1 and includes any Note or Notes issued in exchange or in substitution therefor.

     "Obligations" means all obligations, liabilities and indebtedness of every nature of the Company and its Subsidiaries from time to time owed to the Purchaser under the Financing Documents including the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and/or from time to time hereafter owing, due or payable.

     "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

     "Permitted Encumbrances" means the following types of Liens: (a) Liens (other than Liens relating to Environmental Claims or ERISA) for taxes, assessments or other governmental charges not yet due and payable; (b) statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen and other similar liens imposed by law, which are incurred in the ordinary course of business and are (i) for sums not more than thirty (30) days delinquent or (ii) being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and with respect to which appropriate reserves have been established in accordance with GAAP; (c) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money); (d) easements, rights-of-way, restrictions, and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Subsidiaries; (e) Liens for purchase money obligations, provided that (i) the purchase of the asset subject to any such Lien is permitted under ss.6.6(d), (ii) the Indebtedness secured by any such Lien is permitted under ss.6.7, and (iii) such Lien encumbers only the asset so purchased; (f) Liens in favor of the Purchaser; (g) the Lien on Data Processing Trainers Co. stock and assets in favor of the Sellers in connection with the Seller Indebtedness; and (h) Liens on certain assets of the Subsidiaries in favor of Bank in connection with the Bank Indebtedness.

     "Person" means an individual, partnership, corporation, limited liability company, trust or unincorporated organization, and a government or agency or political subdivision thereof.

     "Plan" means a "pension plan," as such term is defined in ERISA, established or maintained by the Company or any ERISA Affiliate or as to which the Company or any ERISA Affiliate contributed or is a member or otherwise may have any liability.

     "Pro Forma" means the unaudited consolidated balance sheet of the Company and its Subsidiaries as of the Closing Date, after giving effect to the transactions contemplated by this Agreement and the Stock Purchase Agreement.

     "Projections" means the Company's forecasted consolidated: (a) balance sheets; (b) profit and loss statements; (c) cash flow statements; and (d) capital expenditure statements, together with appropriate supporting details and a statement of underlying assumptions.

     "Proposal Letter" means the letter dated December 9, 1997, between the Company and Purchaser concerning terms of this Agreement, the Warrant and other aspects of the transactions contemplated by the Financing Documents.

     "Purchaser" means Hanifen Imhoff Mezzanine Fund, L.P., a Colorado limited partnership.

     "Restricted Payment" means: (a) any dividend or other distribution, direct or indirect, on account of any Shares or any other equity securities of the Company or any of its Subsidiaries now or hereafter outstanding; (b) any payment or prepayment of principal of, premium, if any, or interest on, or any conversion, exchange, retirement, defeasance, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Indebtedness (other than the Note) of the Company or any of its Subsidiaries now or hereafter outstanding; (c) any redemption, dividend, conversion, exchange, retirement, defeasance, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Shares or any other equity securities, as the case may be, of the Company or any of its Subsidiaries now or hereafter outstanding; (d) any payment made to retire, or to obtain the surrender of, any warrants, options or other rights to acquire Shares or any other equity security of the Company or any of its Subsidiaries now or hereafter outstanding (other than the Warrant); and (e) any payment by the Company or any of its Subsidiaries of any compensation, management fees or similar payments to any Affiliate, whether pursuant to a management agreement, employment agreement, compensation or bonus plan or otherwise.

     "SBA" means the federal Small Business Administration.

     "Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Securities and Exchange Commission thereunder, all as the same shall be in effect at the time.

     "Seller Indebtedness" shall mean all Indebtedness to Sellers incurred in connection with the Stock Purchase Agreement up to $4,200,000, and any refinancing of such Indebtedness on terms and conditions consented to by Purchaser, which consent shall not be unreasonably withheld.

     "Sellers" means Yuri Schneiberg.

     "Shareholder Indebtedness" shall mean all Indebtedness to Paul T. Siemann evidenced by (a) promissory notes on which the Company currently owes an aggregate amount not in excess of $410,307, and (b) a $2,000,000 promissory note to be executed simultaneously with this Agreement on terms satisfactory to Purchaser, including, without limitation, payment terms that (a) prohibit any payment of principal prior to one day following the date the Note (together with all interest due and payable on the Note) has been indefeasibly paid in full to Purchaser in cash or cash equivalents, and (b) prohibit interest payments in excess of 12% per calendar quarter. Any refinancing of the Shareholder Indebtedness shall be on terms and conditions consented to by Purchaser, which consent shall not be unreasonably withheld.

     "Shares" means shares of the Company's common stock, $0.10 par value per share.

     "Stock Purchase Agreement" means that certain Stock Purchase Agreement dated as of March 24, 1998 among the Company, Data Processing Trainers Co. and Yuri Schneiberg.

     "Subsidiary" means any corporation, partnership, limited liability company or other entity in which the Company owns, directly or indirectly, at least 50% of the voting equity securities. For purposes of this Agreement, Data Processing Trainers Co. shall be considered a Subsidiary of the Company notwithstanding the fact that the Company is acquiring ownership of Data Processing Trainers Co. on the date of this Agreement.

     "Triggering Event" means (i) a Change of Control, (ii) any consolidation or merger between the Company and any partnership, limited liability company or corporation, unless (a) the Company is the surviving entity and (b) the holders of Shares immediately prior to such transaction hold, immediately after such transaction, at least a majority of the voting equity securities of the Company,
(iii) consummation of any public offering of equity securities by the Company or its successors or any stockholders of the Company under the Securities Act, (iv) the occurrence of any Event of Default, or (v) the receipt by the Company or any of its shareholders of any Unlocking Proposal (as defined in the Warrant).

     "UCC" shall mean the Uniform Commercial Code as in effect on the date hereof in the State of Colorado, as amended from time to time, and any successor statute.

     "Warrant" means the Warrant issued by the Company to Purchaser in connection with the transactions contemplated by this Agreement, a copy of which is attached as Exhibit B.

     1.2. Accounting Principles. For purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to such terms in conformity with GAAP. Any consolidation or other accounting computation required to be made for the purposes of this Agreement shall be done in accordance with GAAP, including without limitation determination of the character or amount of any asset or liability or item of income or expense. Financial statements and other information furnished to the Purchaser pursuant to this Agreement shall be prepared in accordance with GAAP (as in effect at the time of such preparation) on a consistent basis. In the event any changes in accounting principles implemented by the Company ("Accounting Changes") are required by GAAP or recommended by the Company's certified public auditors, and such Accounting Changes affect financial covenants, standards or terms in this Agreement, then the Company and the Purchaser agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the financial condition of the Company shall be the same after such Accounting Changes as if such Accounting Changes had not been made, and until such time as such an amendment shall have been executed and delivered by the Company and the Purchaser, (A) all financial covenants, standards and terms in this Agreement shall be calculated and/or construed as if such Accounting Changes had not been made, and (B) the Company shall prepare footnotes to each certificate and the financial statements required to be delivered hereunder that show the differences between the financial statements delivered (which reflect such Accounting Changes) and the basis for calculating financial covenant compliance (without reflecting such Accounting Changes).

     1.3. Directly or Indirectly. Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such Person.

SECTION 2. DESCRIPTION OF NOTE AND COMMITMENT.

     2.1. Description of Note and Warrant. The Company will authorize the issue and sale to Purchaser of (i) its Senior Subordinated Secured Note in the principal amount of $2,900,000 (the "Note") to be dated the date of this Agreement, to bear interest from such date at the rate of 12% per annum, payable quarterly on the first day of each quarter (commencing on July 1, 1998) and at maturity and to bear interest on the overdue principal, if any, and (to the extent legally enforceable) on any overdue installment of interest at the rate of 18% per annum after the date due, whether by acceleration or otherwise, until paid, to be payable in equal quarterly principal installments of $300,000 beginning on the fourth anniversary of the Closing Date (together with any accrued and unpaid interest) and any unpaid principal payable on the fifth anniversary of the date of this Agreement (together with any accrued and unpaid interest), and to be substantially in the form attached to this Agreement as Exhibit A, and (ii) a Warrant (the "Warrant") substantially in the form of Exhibit B to this Agreement to purchase Shares. Interest on the Note shall be computed on the basis of a 360-day year of twelve 30-day months. The Note is not subject to prepayment or redemption at the option of the Company prior to its expressed maturity date except on the terms and conditions set forth in ss.3.

     2.2. Grant of Security Interest. To secure the prompt and complete payment, performance and observance of the Obligations (other than the Warrant), including all renewals, extensions, restructurings and refinancings of any or all of such Obligations, the Company and each Subsidiary hereby grants to the Purchaser a continuing security interest, lien and mortgage in and to all right, title and interest of the Company and each Subsidiary in all assets and property of the Company and each Subsidiary, whether now owned or existing or hereafter acquired or arising and regardless of where located (all being collectively referred to as the "Collateral"), including without limitation the following property: (i) Accounts; (ii) Inventory; (iii) general intangibles (as defined in the UCC); (iv) documents (as defined in the UCC) or other receipts covering, evidencing or representing goods; (v) instruments (as defined in the UCC); (vi) chattel paper (as defined in the UCC); (vii) Equipment; (viii) Intellectual Property; (ix) all deposit accounts of the Company and each Subsidiary maintained with any bank or financial institution; (x) all cash and other monies and property of the Company and each Subsidiary in the possession or under the control of the Purchaser or any participant; (xi) all books, records, ledger cards, files, correspondence, computer programs, tapes, disks and related data processing software that at any time evidence or contain information relating to any of the property described above or are otherwise necessary or helpful in the collection thereof or realization thereon; (xii) stock and other securities issued by the Company's Subsidiaries or any Subsidiary of such subsidiaries; and
(xiii) proceeds of all or any of the property described above, including, without limitation, the proceeds of any insurance policies covering any of the above-described property. The Purchaser's lien on the Collateral shall be superior to all other Liens securing Indebtedness other than Liens securing the Seller Indebtedness and the Bank Indebtedness.

     2.3. Commitment, Closing Date.

     (a) Subject to the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth, on the Closing Date the Company shall issue and sell to Purchaser, and Purchaser shall purchase and receive from the Company, the Note and the Warrant.

     (b) Delivery of the Note and the Warrant will be made at the offices of the Purchaser in Denver, Colorado (or at such other location as agreed to by the Company and Purchaser) against payment therefor by wire transfer of immediately available funds, on March 24, 1998, or such later date as shall mutually be agreed upon by the Company and Purchaser (the "Closing Date"). The Note will be delivered to Purchaser in substantially the form attached hereto as Exhibit A for the full amount of its purchase, registered in Purchaser's name or in the name of Purchaser's nominee, all as Purchaser may specify at any time prior to the Closing Date.

     (c) Both GAAP and regulations of the Internal Revenue Service now in effect require a determination of the value of the Warrant. After taking into account the general condition of the bond market at this time (including prevailing interest rates), the exercise price of the Warrant, the period of time during which the Warrant cannot be exercised, the restrictions on transfer, the lack of a market for the Shares, and all other matters concerning the Note and the Warrant, the Company is of the opinion and understands that Purchaser is of the opinion that the Warrant would have a value of not more than $1,000.

SECTION 3. PAYMENTS ON THE NOTE.

     3.1. Optional Prepayments. Upon compliance with ss.3.2, the Company shall have the right, at any time and from time to time, to prepay the principal indebtedness evidenced by the Note, in whole or in part (but if in part then in a minimum principal amount of $200,000) by making such prepayment, together with accrued interest thereon to the date of prepayment, plus any applicable prepayment premium. All optional prepayments which are applied to principal will be applied to each scheduled installment in the inverse order of maturity.

     3.2. Notice of Optional Prepayments. The Company shall give notice to Purchaser of any prepayment of the Note pursuant to ss.3.1 not less than 30 days nor more than 60 days before the date fixed for such optional prepayment specifying (i) such date, (ii) the principal amount of the Note to be prepaid on such date, and (iii) the accrued interest applicable to the prepayment and any applicable prepayment premium. Such notice of prepayment shall be irrevocable and shall certify all facts, if any, that are conditions precedent to any such prepayment. Notice of prepayment having been so given, the amount of the prepayment (together with accrued interest and prepayment premium thereon) shall become due and payable on the prepayment date specified in such notice.

     3.3. Mandatory Prepayments. Upon occurrence of a Triggering Event, the Company shall promptly, but in any event within 7 days, notify the Purchaser of such event, specifying in such notice (i) the date of the Triggering Event, (ii) that the Purchaser may elect to require prepayment of all or part of the Note, and (iii) the accrued interest and prepayment premium applicable to the prepayment. Such notice shall also contain a reasonably detailed summary of the Triggering Event. The Purchaser may elect, by giving the Company written notice of such election within 30 days after receiving the Company's notice, to require the Company to prepay, on a date specified by the Purchaser in its notice to the Company, all or part of the principal indebtedness evidenced by the Note, together with all accrued interest on the Note to the date of prepayment and any applicable prepayment premium. All mandatory prepayments pursuant to this ss.3.3 which are applied to principal will be applied to each scheduled installment in the inverse order of maturity.

     3.4. Prepayment Premium. In connection with any prepayment pursuant to ss.3.1 or ss.3.3, the Company shall be obligated to include a prepayment premium equal to the product of (i) the principal balance of the Note being prepaid, multiplied by (ii) 5% if the prepayment occurs during the period from the Closing Date to and including the first anniversary of the Closing Date; 4% if the prepayment occurs during period from the first day following the first anniversary of the Closing Date to and including the second anniversary of the Closing Date; 3% if the prepayment occurs during period from the first day following the second anniversary of the Closing Date to and including the third anniversary of the Closing Date; 2% if the prepayment occurs during period from the first day following the third anniversary of the Closing Date to and including the fourth anniversary of the Closing Date; and 1% if the prepayment occurs during period from the first day following the fourth anniversary of the Closing Date to and including the fifth anniversary of the Closing Date.

     3.5. Direct Payment. Notwithstanding anything to the contrary in this Agreement or the Note, the Company shall, upon notice from Purchaser, make all future payments due on the Note (i) directly to Purchaser or its nominee or (ii) directly to an account in a United States bank designated by Purchaser.

     3.6. Time and Manner of Payment. Unless otherwise agreed by the parties, all payments required hereunder or by the Note shall be in immediately available funds and delivered to Purchaser as provided in the Note not later than 11:00 a.m., Denver time; funds received by the Purchaser after that time shall be deemed to have been paid by the Company on the next succeeding Business Day. If any payment is otherwise due on a day which is not a Business Day, the payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the amount of interest or fees due hereunder.


SECTION 4. REPRESENTATIONS.

     4.1. Representations of the Company. The Company represents and warrants that all representations and warranties set forth in Exhibit D are true and correct as of the date hereof and are incorporated herein by reference with the same force and effect as though herein set forth in full.

     4.2. Representations of Purchaser. Purchaser represents, and in entering into this Agreement the Company understands, that Purchaser is acquiring the Note and the Warrant for its own account with the present intention of holding such securities for the purposes of investment, that it is an accredited investor as that term is defined in Rule 501 under the Securities Act and that it has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws. Purchaser represents that it has a principal place of business in Colorado.


SECTION 5. CLOSING CONDITIONS.

     5.1. Conditions. Purchaser's obligation to purchase the Note and the Warrant on the Closing Date shall be subject to the performance by the Company of its agreements hereunder that by their terms are to be performed at or prior to the time of delivery of the Note and the Warrant and to the following further conditions precedent:

     (a) Closing Certificates. Purchaser shall have received a certificate dated the Closing Date, signed on behalf of the Company by an executive officer, the truth and accuracy of which shall be a condition to Purchaser's obligation to purchase the Note and the Warrant to the effect that (i) the representations and warranties of the Company set forth in Exhibit D are true and correct as if made on the Closing Date, (ii) the Company has performed all of its obligations hereunder that are to be performed on or prior to the Closing Date, (iii) no Default or Event of Default has occurred and is continuing, and (iv) attached to or accompanying such certificate are true and accurate copies of the charter and bylaws of the Company and its Subsidiaries, in each case as amended through the Closing Date, and resolutions of the Company and its Subsidiaries authorizing the sale and issuance of the Note and the authorization, execution and delivery of this Agreement and each of the other agreements required to be executed by the Company or such Subsidiary in connection therewith.

     (b) Legal Opinion. Purchaser shall have received from counsel to the Company, its opinion dated the Closing Date, in form and substance reasonably satisfactory to Purchaser, and covering the matters set forth in Exhibit E.

     (c) Application of Proceeds. Upon the issuance and sale of the Note and the Warrant to Purchaser, the Company shall use the proceeds of the Note and the Warrant to pay certain amounts owing to the Sellers in connection with the Stock Purchase Agreement.

     (d) Certain Expenses. Concurrently with the delivery of the Note and the Warrant on the Closing Date, the Company shall have paid the balance of the "Processing Fee" and "Eligible Costs" that the Company agreed to pay to Purchaser pursuant to the terms of the Proposal Letter. Upon receipt from time to time of one or more supplemental statements, the Company shall pay such additional "Eligible Costs" as were not reflected in Purchaser's accounting records at the Closing Date.

     (e) SBA Matters. Purchaser shall have received the Company's signature on SBA Forms 480, 652D and 1031 concerning size status, nondiscrimination requirements, and portfolio financing, respectively, and the letter concerning SBA matters substantially in the form set forth as Exhibit F.

     (f) Execution of Guarantees and Financing Documents. Each of the Guarantors shall have duly executed and delivered a Guarantee substantially in the form of Exhibit C guaranteeing the performance by the Company of all obligations of the Company pursuant to this Agreement. The Company shall deliver to Purchaser insurance binders requested by Purchaser evidencing Purchaser as an additional insured as soon as reasonably possible and, in any event, within thirty days of the Closing Date. The Company and the Subsidiaries shall have duly executed, acknowledged and delivered the Financing Documents and they shall have been recorded or filed for record in each public office wherein such recording or filing is deemed necessary or appropriate by Purchaser or its counsel to perfect the lien thereof as against creditors of or purchasers from the Company. Without limiting the foregoing, all taxes, fees and other charges in connection with the execution, delivery, recording and filing of the foregoing instruments shall have been paid by the Company.

     (g) Reservation of Shares. The Company shall have reserved the total number of shares issuable upon exercise of the Warrants.

     (h) Projections and Pro Forma Financial Statements. On or prior to the Closing, the Company shall have delivered to the Purchaser the Pro Forma and the Company's Projections for 1998.

     (i) Paul T. Siemann Note and Warrant. The Company shall have obtained $2,000,000 from Paul T. Siemann in return for a promissory note and warrant from the Company, issued on terms satisfactory to the Purchaser.

     (j) Limitations. No order, judgment or decree of any court, arbitrator or governmental authority shall purport to enjoin or restrain the Purchaser from entering into this Agreement and issuing the Note.

     (k) Satisfactory Proceedings. All proceedings taken in connection with the transactions contemplated by this Agreement, and all documents necessary to the consummation thereof (including, specifically, but without limitation, the charter and bylaws of the Company), shall be reasonably satisfactory in form and substance to Purchaser and its counsel, and Purchaser shall have received a copy (executed or certified as may be appropriate) of all legal documents or proceedings taken in connection with the consummation of such transactions.

     5.2. Waiver of Conditions. If on the Closing Date the Company fails to tender the Note and the Warrant to Purchaser or if any of the conditions specified ss.5.1 have not been fulfilled, Purchaser may thereupon elect to be relieved of all further obligations under this Agreement. Without limiting the foregoing, if any of the conditions specified in ss.5.1 have not been fulfilled, Purchaser may waive compliance by the Company with any such condition to such extent as Purchaser may in its sole discretion determine. Nothing in this ss.5.2 shall operate to relieve the Company of any of its obligations hereunder or to waive any of Purchaser's rights against the Company.


SECTION 6. COMPANY COVENANTS.

     Except with prior approval of Purchaser, from and after the Closing Date and continuing so long as any amount remains unpaid on the Note:

     6.1. Existence, Etc. The Company shall preserve and keep in full force and effect, and shall cause each Subsidiary to preserve and keep in full force and effect, its corporate existence and all licenses and permits necessary to the proper conduct of its business, except to the extent permitted by ss.6.8(b). The Company shall not, and shall not permit any of its Subsidiaries to, amend, restate, supplement or otherwise modify (i) any term or provision of its charter or bylaws, or (ii) the Stock Purchase Agreement or any agreements relating to the transactions contemplated by the Stock Purchase Agreement, except to the extent such amendment, restatement, supplement or modification would not have a Material Adverse Effect or would otherwise adversely affect any right or remedies of the Purchaser under this Agreement or the Financing Documents.

     6.2. Insurance; Maintenance of Properties. The Company shall, and shall cause its Subsidiaries to, maintain insurance coverage by financially sound and reputable insurers and in such forms and amounts and against such risks as are customary for corporations of established reputation engaged in the same or a similar business and owning and operating similar properties, including business interruption insurance in an amount of at least $1,000,000 and such other insurance as may be required by any of the Financing Documents. The Company shall provide evidence of such business interruption insurance as soon as reasonably possible and, in any event, within thirty days after the Closing Date. The proceeds of such policies shall, upon request of the Purchaser, be paid in whole (up to the amount of the Obligations) or in part to the Purchaser and, if so paid, applied by the Purchaser to prepay the principal indebtedness evidenced by the Note, in whole or in part, together with accrued interest thereon to the date of prepayment. The Company shall not be obligated to make payment of any prepayment premium pursuant to ss.3.4 in connection with such prepayment. All such amounts which are applied to principal will be applied to each scheduled installment in the inverse order of maturity. The Company shall, and shall cause its Subsidiaries to, maintain, preserve and keep its material properties which are used or useful in the conduct of its business (whether owned in fee or a leasehold interest) in good repair and working order and from time to time shall make all necessary repairs, replacements, renewals and additions so that at all times the efficiency thereof shall be maintained.

     6.3. Taxes, Claims for Labor and Materials, Compliance with Laws.

     (a) The Company shall, and shall cause its Subsidiaries to, promptly pay and discharge all lawful taxes, assessments and governmental charges or levies imposed upon the Company and its Subsidiaries, or upon or in respect of all or any part of the property or business of the Company, all trade accounts payable in accordance with usual and customary business terms, and all claims for work, labor or materials, which if unpaid might become a Lien upon any property of the Company or its Subsidiaries; provided the Company and its Subsidiaries shall not be required to pay any such tax, assessment, charge, levy, account payable or claim if (i) the validity, applicability or amount thereof is being contested in good faith by appropriate actions or proceedings that will prevent the forfeiture or sale of any property of the Company or its Subsidiaries or any material interference with the use thereof by the Company and its Subsidiaries, and (ii) the Company and its Subsidiaries shall set aside on its books, reserves deemed by it to be adequate with respect thereto.

     (b) The Company shall, and shall cause its Subsidiaries to, promptly comply with all laws, ordinances or governmental rules and regulations to which it is subject including, without limitation, (a) all applicable state or federal laws, ordinances, rules and regulations relating to education, school licensing, and financial responsibility requirements for eligibility for federal financial assistance programs, including those promulgated by the United States Department of Education, (b) all applicable accreditation standards relating to the schools operated by the Company's Subsidiaries, (c) the Occupational Safety and Health Act of 1970, as amended, and (d) ERISA and all Environmental Laws, the violation of which could reasonably be expected to have a Material Adverse Effect or would result in any Lien not permitted under ss.6.8. Without limiting the foregoing, the Company shall, and shall cause its Subsidiaries to, promptly obtain all necessary consents or other approvals from the Department of Education that relate in any way to this Agreement or to the Stock Purchase Agreement.

     6.4. Further Assurances. The Company shall, and shall cause its Subsidiaries to, from time to time, execute and deliver to the Purchaser such financing or continuation statements, security agreements, certificates of title, mortgages, surveys, title insurance, reports and other documents or instruments as the Purchaser at any time may reasonably request in connection with the Note and the Financing Documents in order to evidence, perfect or otherwise implement the security for repayment of the Note provided in this Agreement or otherwise carry out the intent of this Agreement.

     6.5. Nature of Business. Neither the Company nor its Subsidiaries shall engage, directly or indirectly, in any business if, as a result, the general nature of the business that would then be engaged in by the Company and its Subsidiaries would be changed in any material respect from the general nature of the business engaged in by the Company and its Subsidiaries on the date of this Agreement.

     6.6. Certain Financial Covenants.

     (a) Current Ratio. The Company shall not permit its ratio of Current Assets to Current Liabilities to be less than 1.1.

     (b) Debt Service Coverage. The Company shall not permit its Debt Service Coverage to be less than (i) .70 for the quarters ended June 30, 1998 and September 30, 1998, (ii) .80 for the quarter ended December 31, 1998, (iii) .90 for the quarters ended March 1, 1999 and June 30, 1999, (iv) 1.00 for the quarters ended September 30, 1999 and December 31, 1999, (v) 1.1 for the quarters ended March 31, 2000 and June 30, 2000, (vi) 1.3 for the quarters ended September 30, 2000 and December 31, 2000, and (vii) 1.5 for the quarter ended March 31, 2001 and any calendar quarter thereafter.

     (c) Leverage Ratio. The Company shall not permit its Leverage Ratio to be greater than (i) 5.5 for the quarters ended June 30, 1998 and September 30, 1998, (ii) 4.0 for the quarter ended December 31, 1998, (iii) 3.0 for the quarter ended March 31, 1999, and (iv) 2.5 for the quarter ended June 30, 1999 and any calendar quarter thereafter.

     (d) Capital Expenditures. The Company shall not, and shall not permit any Subsidiary to, make any Capital Expenditures if, after giving effect thereto, the aggregate amount of all Capital Expenditures by the Company and its Subsidiaries since the Closing Date (on a cumulative basis) would exceed $400,000.

     6.7. Indebtedness. The Company will not, and will not permit any of its Subsidiaries to, create, incur, assume, guaranty, or otherwise become or remain directly or indirectly liable, on a fixed or contingent basis, with respect to any Indebtedness (including any Indebtedness in connection with Capital Leases), other than: (a) the Obligations; (b) an amount of Seller Indebtedness not to exceed $4,340,000, reduced by an amount equal to $542,500 on each June 24, September 24, December 24 and March 24, commencing June 24, 1998; (c) the Shareholder Indebtedness; (d) the Bank Indebtedness; (e) trade payables, other contractual obligations to suppliers and customers, and obligations for normal expenses, in each case incurred in the ordinary course of business, and (f) Indebtedness secured by purchase money security interests which are Permitted Encumbrances, provided that the purchase of any asset subject to such Lien is permitted by the provisions of ss.6.6(d).

     6.8. Transfers, Mergers, Leases and Limitations on Liens.

     (a) Transfers of Assets and Sale of Securities. Except as a result of condemnation or casualty loss, the Company will not, and will not permit any of its Subsidiaries to, sell, assign (by operation of law or otherwise), transfer or otherwise dispose of, or grant any option with respect to any of, any assets or property of, or any securities issued by, such Person, except that (i) the Company and its Subsidiaries may sell Inventory in the ordinary course of business; (ii) the Company and its Subsidiaries may sell equipment no longer needed in the operation of the Company's business, provided such equipment is sold for fair market value on arms length terms and conditions; (iii) any wholly-owned Subsidiary of the Company may sell, lease or otherwise dispose of all or any part of its assets to another wholly-owned Subsidiary of the Company; and (iv) the Company may sell equity securities.

     (b) Mergers. The Company shall not, and shall not permit any Subsidiary to, consolidate with or be a party to a merger, consolidation or similar business combination with any other Person, except that any wholly-owned Subsidiary of the Company may merge or consolidate with or into the Company or any other wholly-owned Subsidiary of the Company so long as in any merger or consolidation involving the Company, the Company shall be the surviving or continuing entity, the Shares shall be unchanged, and no equity shall be issued by the Company.

     (c) Change of Control. The Company shall not cause or permit any Change of Control.

     (d) Liens. Except for Permitted Encumbrances, the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any of the assets of such Person or any proceeds, income or profits therefrom.

     (e) No Negative Pledges. The Company will not, and will not permit any of its Subsidiaries to, enter into or assume any agreement (other than the Financing Documents) prohibiting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired.

     (f) No Restrictions on Subsidiary Distributions to the Company. Except as provided in this Agreement, the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary to: (1) pay dividends or make any other distribution on any of such Subsidiary's capital stock owned by the Company or any Subsidiary of the Company; (2) pay any Indebtedness owed to the Company or any other Subsidiary; (3) make loans or advances to the Company or any other Subsidiary; or (4) transfer any of its property or assets to the Company or any other Subsidiary.

     (g) Leases. The Company shall not, and shall not permit any Subsidiary to, become obligated, as lessee, under any lease of real or personal property; provided, however, that the Company may enter into leases of personal property if, at the time of entering into such lease and after giving effect thereto, the aggregate rent and other fixed payments payable by the Company and its Subsidiaries on a consolidated basis in any one fiscal year under all leases of personal property entered into in reliance on this proviso would not exceed $50,000 annually; and provided, further, that the Company and its Subsidiaries may lease real property from Paul T. Siemann in an amount that is no greater than $180,000 per fiscal year in the aggregate.

     (h) Sale-Leasebacks. The Company shall not, and shall not permit any Subsidiary to, enter into any arrangement whereby the Company or any Subsidiary shall sell or transfer any property owned by the Company or any Subsidiary to any Person (other than sales by a wholly owned Subsidiary to another wholly-owned subsidiary) and, following such sale or transfer, the Company or any Subsidiary shall lease or intend to lease, as lessee, the same property.

     6.9. Restricted Payments. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Payment, except that:

     (a) Subsidiaries of the Company may make Restricted Payments with respect to their common stock to the extent necessary to permit the Company to pay the Obligations and to permit the Company to pay expenses incurred in the ordinary course of business;

     (b) the Company may make regularly scheduled payments on the Seller Indebtedness and the Shareholder Indebtedness;

     (c) the Company's Subsidiaries may make regularly scheduled payments on the Bank Indebtedness;

     (d) the Company may pay compensation in any fiscal year up to the following amounts to the following officers, directors and consultants: (a) $180,000 in the aggregate to the Company's Chief Executive Officer and to Christian Business Advisory Services, Inc.; (b) $180,000 to Paul T. Siemann; and (c) $90,000 to all other officers, directors and consultants of the Company.

     6.10. Investments. The Company shall not, and will not permit any of its Subsidiaries to, establish, create or acquire any subsidiary and shall not make or permit to exist investments in or loans to any other Person, except: (a) Cash Equivalents; (b) loans and advances to employees for moving, entertainment, travel and other similar expenses reasonably incurred in the ordinary course of business; and (c) investments received by or issued to the Company or any Subsidiary of the Company on account or in settlement of any claim of the Company or such Subsidiary against any other Person in any bankruptcy or similar insolvency proceeding involving such Person.

     6.11. Guarantees. Except for endorsements of instruments or items of payment for collection in the ordinary course of business and except as other wise provided in this Agreement, the Company will not, and will not permit any of its Subsidiaries to, guaranty, endorse, or otherwise in any way become or be responsible for any obligations of any other Person, whether directly or indirectly by agreement to purchase the indebtedness of any other Person or through the purchase of goods, supplies or services, or maintenance of working capital or other balance sheet covenants or conditions, or by way of stock purchase, capital contribution, advance or loan for the purpose of paying or discharging any indebtedness or obligation of such other Person or otherwise.

     6.12. Seller Indebtedness; Bank Indebtedness; Shareholder Indebtedness. The Company will not cause or permit any waiver, amendment, consent or modification of the terms of the Seller Indebtedness, the Bank Indebtedness, or the Shareholder Indebtedness without the consent of Purchaser, which consent will not be unreasonably withheld. The Company will use its best efforts to obtain the line of credit of Data Processing Trainers Co. on terms reasonably satisfactory to Purchaser within ninety days of the Closing Date, and the Company will, in any event, obtain the line of credit of Data Processing Trainers Co. on terms reasonably satisfactory to Purchaser within six months of the Closing Date.

     6.13. Transactions with Affiliates and Consultants. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale or exchange of property or the rendering of any service) with any Affiliate or with any officer, director, employee or consultant of the Company, its Subsidiaries and Affiliates, including but not limited to Nicholas Kondur and Paul T.

Siemann, except for (i) payments permitted under ss.6.9, and (ii) other transactions in the ordinary course of and pursuant to the reasonable requirements of the Company's business and upon fair and reasonable terms which are fully disclosed to Purchaser and which are no less favorable to the Company than it would obtain in a comparable arm's length transaction with an unaffiliated Person.

     6.14. Plans. The Company shall not, and shall not permit any of its Subsidiaries to, withdraw from any Multiemployer Plan or permit any employee benefit plan maintained by it to be terminated if such withdrawal or termination could result in withdrawal liability in excess of $50,000 (as described in Part 1 of Subtitle E of Title IV of ERISA) or the imposition of a Lien on any property of the Company or its Subsidiaries pursuant to Section 4608 of ERISA. The Company shall not, and shall not permit any of its Subsidiaries to, establish any new Employee Benefit Plan providing post-retirement welfare benefits or amend any such plan if the liability or increased liability resulting from such action could reasonably be expected, singly or in the aggregate with the liabilities resulting from all other such establishments or amendments, to exceed $50,000.

     6.15. Financial Statements, Reports and Rights of Inspection. The Company shall, and shall cause its Subsidiaries to, keep proper books of record and account in which full and correct entries will be made of all dealings or transactions of, or in relation to, the business and affairs of the Company and such Subsidiaries, in accordance with GAAP consistently applied (except for changes disclosed in the financial statements furnished to Purchaser pursuant to this ss.6.15 and concurred in by the independent public accountants referred to in ss.6.15(b)), and shall furnish to Purchaser so long as Purchaser is the holder of the Note:

     (a) Monthly Statements. As soon as available and in any event within 30 days after the end of each monthly accounting period of each year, copies of consolidated and consolidating balance sheets of the Company as of the close of such monthly period, consolidated and consolidating statements of income of the Company for such monthly accounting period and for the portion of the fiscal year ending with such monthly accounting period, and consolidated and consolidating statements of cash flows of the Company for such monthly period and the portion of the fiscal year ending with such monthly accounting period, in each case setting forth in comparative form the projected budget figures for such periods and the consolidated figures for the corresponding periods of the preceding fiscal year, all in reasonable detail and certified as complete and correct in all material respects by the Chief Financial Officer of the Company.

     (b) Annual Statements. As soon as available and in any event within 90 days after the close of each fiscal year of the Company, copies of consolidated and consolidating balance sheets of the Company as of the close of such fiscal year, and consolidated and consolidating statements of income and cash flows of the Company for such fiscal year, in each case setting forth in comparative form the projected budget figures for such periods and the consolidated figures for the preceding fiscal year, all in reasonable detail and accompanied by an unqualified report thereon of a firm of independent public accountants of recognized national standing selected by the Company to the effect that the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of the end of the fiscal year being reported on and the consolidated results of the operations and cash flows for said year in conformity with GAAP and that the examination of such accountants in connection with such financial statements has been conducted in accordance with generally accepted auditing procedures as said accountants deemed necessary in the circumstances.

     (c) Budget and Projections. As soon as practicable and in any event 30 days prior to the commencement of each new fiscal year (on or prior to Closing for 1998), reasonably detailed statements showing projected consolidated balance sheets of the Company as of the close of each monthly period during the new year, consolidated statements of income of the Company for each monthly accounting period during the new year and for the portion of the fiscal year ending with such monthly accounting period, and consolidated statements of cash flows of the Company for each monthly period during the new year and the portion of the fiscal year ending with such monthly accounting period, in each case setting forth in comparative form the actual figures for the corresponding periods of the preceding fiscal year, all in reasonable detail and certified as complete and correct in all material respects by the Chief Financial Officer of the Company.

     (d) Audit Reports. Promptly upon their becoming available, (i) one copy of each interim or special audit made by independent accountants of the books of the Company and any management letter received from such accountants, and (ii) one copy of any significant reports submitted to the Company by the independent accountants in connection with each annual, interim or special audit of the financial statements of the Company made by such accountants, including the management letter and other recommendations or correspondence submitted by such accountants to management in connection with the annual audit and any lawyer's response letters sent to such accountants.

     (e) Income Tax Returns and Reports. As soon as practicable after filing with the Internal Revenue Service, complete copies of any federal and state income tax returns and reports (other than any schedules thereto).

     (f) SEC and Other Reports, if Applicable. Promptly upon receipt thereof, one copy of each financial statement, report, notice, proxy statement or other material sent by the Company to its shareholders generally and of each regular or periodic report, registration statement, prospectus or other material filed by the Company with any securities exchange or the Securities and Exchange Commission or any successor agency, and copies of any orders in any proceedings to which the Company is a party, issued by any governmental agency, federal, foreign, state or local, having jurisdiction over the Company.

     (g) Officer's Certificates. As soon as available and in any event within 20 days following the end of each fiscal quarter (including the fourth quarter), a certificate of the Company's Chief Financial Officer stating that such officer has reviewed the provisions of this Agreement and setting forth the information and computations (in sufficient detail) required in order to establish whether the Company was in compliance with the requirements of ss.6 at the end of such quarterly period. As soon as available and in any event within 20 days following the end of each month (including the final month of the fiscal year), a certificate of the Company's Chief Financial Officer stating that such officer has reviewed the provisions of this Agreement and setting forth whether there existed as of the end of such month and whether, to the best of such officer's knowledge, there exists on the date of the certificate or existed at any time during the such month any Default or Event of Default and, if any such condition or event exists on the date of the certificate, specifying the nature and period of existence thereof and the action the Company is taking and proposes to take with respect thereto.

     (h) Accountant's Certificates. Within the period provided in ss.ss.6.15(b) above, a certificate of the accountants who render an opinion with respect to such financial statements, stating that they have reviewed this Agreement and stating further whether, in making their audit, such accountants have become aware of any Default or Event of Default under any of the terms or provisions of this Agreement insofar as any such terms or provisions of this Agreement pertain to or involve accounting matters or determinations, and if any such condition or event then exists, specifying the nature and period of existence thereof.

     (i) Trade Names and Locations. The Company will give the Purchaser at least thirty (30) days advance written notice of (i) any change of name or of any new trade name or fictitious business name used by the Company or any Subsidiary, and (ii) any change in the Company's or any Subsidiary's principal place of business or any change in the location of its books and records or the Collateral or of any new location for its books and records or the Collateral.

     (j) Inspection. Without limiting the foregoing, upon reasonable notice the Company shall permit Purchaser (or such Persons as Purchaser may designate, including representatives of the SBA) to visit and inspect, under the Company's guidance, any of the properties of the Company and its Subsidiaries, to examine all of their books of account, records, reports and other papers, to make copies and extracts therefrom and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes such accountants to discuss with Purchaser the finances and affairs of the Company) all at such reasonable times and as often as may be reasonably requested. The Company shall reimburse the Purchaser for the reasonable out of pocket expenses for such visit and inspection, provided, however, that so long as no Event of Default has occurred and is continuing, the Company shall not be obligated to reimburse the Purchaser for more than one visit and inspection in any calendar year.

     (k) Other Information. With reasonable promptness and without duplication of information described above, such other data and information as Purchaser may reasonably request, including, without limitation, all information reasonably requested by Purchaser in order for it to prepare and file SBA Form 468 and any other information reasonably requested or required by any governmental agency assessing jurisdiction over Purchaser.

     6.16 Chief Executive Officer. The Company agrees to (a) use best efforts to hire a Chief Executive Officer of the Company within 90 days of the Closing Date who has been approved by Purchaser, (b) if a Chief Executive Officer has not been hired within90 days of the Closing Date, to provide Purchaser with a list of qualified candidates for Chief Executive Officer within 120 days of the Closing Date, and (c) in any event, to hire a Chief Executive Officer of the Company within 180 days of the Closing Date who has been approved by Purchaser.

     6.17 Compliance With Covenants In Stock Purchase Agreement. The Company shall comply, and shall cause its Subsidiaries to comply, with all covenants and conditions precedent agreed to by the Company in the Stock Purchase Agreement, including but not limited to the conditions precedent in Article IV of the Stock Purchase Agreement with respect to compliance and approvals.

SECTION 7. EVENTS OF DEFAULT AND REMEDIES THEREFOR.

     7.1. Events of Default. Any one or more of the following shall constitute an "Event of Default" as such term is used herein:

     (a) Default shall occur in the payment of interest on the Note within 5 days of the date when the same shall have become due; or

     (b) Default shall occur in the making of any payment of the principal of the Note at the expressed or any accelerated maturity date or at any date fixed for prepayment; or

     (c) Default shall be made in the payment when due (whether by lapse of time, by declaration, by call for redemption or otherwise) of the principal of or interest on any Indebtedness (other than the Note) of the Company or its Subsidiaries having an aggregate principal amount of $100,000 or more and such default shall continue beyond the period of grace, if any, allowed with respect thereto; or

     (d) Default or the happening of any event shall occur under any indenture, agreement or other instrument under which any Indebtedness (other than the Note) of the Company or its Subsidiaries having an aggregate principal amount of $100,000 or more has been or may be issued and such default or event shall continue for a period of time sufficient to permit the acceleration of the maturity of any Indebtedness of the Company or its Subsidiaries outstanding thereunder; or

     (e) Default shall occur in the observance or performance of any covenant or agreement contained in ss.6 or any other provision of this Agreement or any other Financing Document, provided, however, that in the case of any such Default which is capable of being cured, such Default is not remedied or waived within 30 days; provided, further, that the provisions of ss.6.16 shall not be capable of being cured; or

     (f) Any representation or warranty made by the Company in this Agreement (including Exhibit D) or in any other Financing Document, or made by the Company in any statement or certificate furnished by the Company in connection with the consummation of the issuance and delivery of the Note or the Warrant or furnished by the Company pursuant hereto or pursuant to any Financing Document, is untrue as of the date of the issuance or making thereof; or

     (g) Final judgment or judgments for the payment of money aggregating in excess of $100,000 is or are outstanding against the Company or its Subsidiaries or against any property or assets of any of them unless such judgment is fully covered by insurance and the insurer with respect thereto has admitted liability therefor; or

     (h) A custodian, liquidator, trustee or receiver is appointed for the Company or for the major part of its property and is not discharged within 30 days after such appointment; or

     (i) The Company becomes insolvent or bankrupt, is generally not paying its debts as they become due or makes an assignment for the benefit of creditors, or the Company applies for or consents to the appointment of a custodian, liquidator, trustee or receiver for the Company or for the major part of its property; or

     (j) Bankruptcy, reorganization, arrangement or insolvency proceedings, or other proceedings for relief under any bankruptcy or similar law or laws for the relief of debtors, are instituted by or against the Company and, if instituted against the Company, are consented to or are not dismissed within 60 days after such institution.

     7.2. Notice to Purchaser. When any Event of Default described in the foregoing ss.7.1 has occurred, the Company shall give notice thereof to Purchaser immediately.

     7.3. Acceleration of Maturities. When an Event of Default described in ss.7.1(h) through (j), inclusive, has happened and is continuing, the entire principal and all interest accrued on the Note shall be automatically and without any action on the part of the Purchaser become due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived. When any other Event of Default has happened and is continuing, the Purchaser may, by notice to the Company, declare the entire principal and all interest accrued on the Note to be, and the Note shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived. Upon any such acceleration, the Company will forthwith pay to Purchaser the entire principal and interest accrued on the Note. No course of dealing on Purchaser's part nor any delay or failure on its part to exercise any right shall operate as a waiver of such right or otherwise prejudice Purchaser's rights, powers and remedies. The Company further shall, to the extent permitted by law, pay to Purchaser all reasonable costs and expenses incurred by Purchaser in the collection of the Note upon any default hereunder or thereon, including expenses and reasonable fees of Purchaser's attorneys.

     7.4. Remedies. If any Event of Default shall have occurred and be continuing, in addition to and not in limitation of any rights or remedies available to Purchaser at law or in equity, Purchaser may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral) and may also (a) notify any or all obligors on the Accounts to make all payments directly to Purchaser; (b) require the Company and each Subsidiary to, and the Company and each Subsidiary hereby agrees that it will, at its expense and upon request of Purchaser forthwith, assemble all or part of the Collateral as directed by Purchaser and make it available to Purchaser at a place to be designated by Purchaser which is reasonably convenient to both parties; (c) without notice or demand or legal process other than as provided by law, enter upon any premises of the Company or any Subsidiary and take possession of the Collateral; and (d) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Purchaser's offices or elsewhere, at such time or times, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as Purchaser may deem commercially reasonable. The Company and each Subsidiary agrees that, to the extent notice of sale shall be required by law, at least ten (10) days notice to the Company of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. At any sale of the Collateral, if permitted by law, Purchaser may bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness) for the purchase of the Collateral or any portion thereof for the account of Purchaser. Purchaser shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Company shall remain liable for any deficiency. Purchaser may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the extent permitted by law, the Company and each Subsidiary hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter enacted. Purchaser shall not be required to proceed against any Collateral but may proceed against the Company and each Subsidiary directly.

                  7.5. Appointment of Attorney-in-Fact. The Company hereby constitutes and appoints Purchaser as the Company's and each Subsidiary's attorney-in-fact with full authority in the place and stead of the Company or each Subsidiary and in the name of the Company or each Subsidiary, Purchaser or otherwise, from time to time in Purchaser's discretion to take any action and to execute any instrument that Purchaser may deem reasonably necessary or advisable to accomplish the purposes of this Agreement, including, if an Event of Default shall exist, (a) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral; (b) to adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any customer or obligor thereunder or allow any credit or discount thereon; (c) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) above; (d) to file any claims or take any action or institute any proceedings that Purchaser may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Purchaser with respect to any of the Collateral; and (e) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, assignments, verifications and notices in connection with Accounts and other documents relating to the Collateral. The appointment of Purchaser as the Company's and each Subsidiary's attorney and Purchaser's rights and powers are coupled with an interest and are irrevocable until payment in full and complete performance of all of the Obligations (other than the Warrant).

     7.6. Limitation on Duty of Purchaser with Respect to Collateral. Beyond the safe custody thereof, Purchaser shall have no duty with respect to any Collateral in its possession or control (or in the possession or control of any agent or bailee) or with respect to any income thereon or the preservation of rights against prior parties or any other rights pertaining thereto. Purchaser shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which Purchaser accords its own property. Purchaser shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other agent or bailee selected by Purchaser in good faith. Purchaser shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, other than as a result of Purchaser's gross negligence or willful misconduct.

     7.7.   Application  of  Proceeds.   Upon  the  occurrence  and  during  the
continuance of an Event of Default, (a) the Company and each Subsidiary irrevocably waives the right to direct the application of any and all payments at any time or times thereafter received by Purchaser from or on behalf of the Company or each Subsidiary, and the Company hereby irrevocably agrees that Purchaser shall have the continuing exclusive right to apply and to reapply any and all payments received at any time or times after the occurrence and during the continuance of an Event of Default against the Obligations in such manner as Purchaser may deem advisable notwithstanding any previous entry by Purchaser upon any books and records, and (b) the proceeds of any sale of, or other realization upon, all or any part of the Collateral shall be applied: first, to all fees, costs and expenses incurred by Purchaser with respect to this Agreement, the other Financing Documents or the Collateral; second, to all fees due and owing to Purchaser; third, to accrued and unpaid interest on the Obligations; fourth, to the principal amounts of the Obligations outstanding including any prepayment penalty; and fifth, to any other indebtedness or obligations of the Company or each Subsidiary owing to Purchaser.

     7.8. License of Intellectual Property. The Company and each Subsidiary hereby assigns, transfers and conveys to Purchaser, effective upon the occurrence of any Event of Default hereunder, the non-exclusive right and license to use all Intellectual Property owned or used by the Company and each Subsidiary together with any goodwill associated therewith, all to the extent necessary to enable Purchaser to realize on the Collateral and any successor or assign to enjoy the benefits of the Collateral. This right and license shall inure to the benefit of all successors, assigns and transferees of Purchaser and its successors, assigns and transferees, whether by voluntary conveyance, operation of law, assignment, transfer, foreclosure, deed in lieu of foreclosure or otherwise. Such right and license is granted free of charge, without requirement that any monetary payment whatsoever be made to the Company or each Subsidiary by Purchaser.

     7.9. Waivers, Non-Exclusive Remedies. No failure on the part of Purchaser to exercise, and no delay in exercising and no course of dealing with respect to, any right under this Agreement or the other Financing Documents shall operate as a waiver thereof; nor shall any single or partial exercise by Purchaser of any right under this Agreement or any other Financing Document preclude any other or further exercise thereof or the exercise of any other right. The rights in this Agreement and the other Financing Documents are cumulative and are not exclusive of any other remedies provided by law.

     7.10. Marshaling; Payments Set Aside. Purchaser shall not be under any obligation to marshal any assets in favor of the Company or any Subsidiary or other party or against or in payment of any or all of the Obligations. To the extent that the Company or any Subsidiary makes a payment or payments to Purchaser or Purchaser enforces its security interests or exercise its rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the Obligations or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

SECTION 8. MISCELLANEOUS.

     8.1. Purchaser's Consent Required. Any term, covenant, agreement or condition of this Agreement binding upon or to be performed or complied with by the Company may be waived (either generally or in a particular instance and either retroactively or prospectively) with Purchaser's consent. No such consent shall be given, however, until Purchaser shall have been supplied with sufficient information to enable Purchaser to make an informed decision with respect thereto.

     8.2. Loss, Theft, Etc. of Note. Upon receipt of evidence satisfactory to the Company of the loss, theft, mutilation or destruction of the Note, and, if reasonably requested by the Company, a reasonable indemnification by the holder of the Note, the Company shall make and deliver without expense to such holder a new Note, of like tenor and issue, in lieu of such lost, stolen, destroyed or mutilated Note.

     8.3. Expenses and Other Fees. In addition to the fees and costs contemplated by the Proposal Letter, the Company shall pay to Purchaser and save Purchaser harmless from all reasonable expenses relating to any proposed or actual amendment, waivers or consents pursuant to the provisions hereof, including, without limitation, any amendments, waivers or consents resulting from any work-out, renegotiation or restructuring relating to the performance by the Company of its obligations under this Agreement, the Note and the other Financing Documents. The Company also shall pay and save Purchaser harmless against any liability for all brokerage fees and commissions payable or claimed to be payable to any Person in connection with the transactions contemplated by this Agreement and the other Financing Documents other than fees or commissions incurred by Purchaser.

     8.4. Indemnification. In addition to the payment of expenses pursuant to ss.8.3, whether or not the transactions contemplated hereby shall be consummated, the Company and each Subsidiary agrees to indemnify, pay and hold Purchaser and any holder of the Note, and the officers, directors, employees, agents, affiliates and attorneys of Purchaser and such holder (collectively called the "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, tax liabilities, broker's or finders fees, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for such Indemnified Person in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnified Person shall be designated a party thereto) that may be imposed on, incurred by, or asserted against that Indemnified Person, in any manner relating to or arising out of (a) the negotiation, execution, delivery, performance, administration, or enforcement of any of the Financing Documents, (b) any of the transactions contemplated by the Financing Documents,
(c) any breach by the Company or any Subsidiary of any representation, warranty, covenant, or other agreement contained in any of the Financing Documents, (d) the presence, release, threatened release, disposal, removal, or cleanup of any Hazardous Material located on, about, within or affecting any of the properties or assets of the Company and its Subsidiaries or any violation of any applicable Environmental Law for which the Company or its Subsidiaries is liable, (e) the statements contained in the Proposal Letter, (f) the Purchaser's agreement to enter into this Agreement make the loans hereunder, or (g) the use or intended use of the proceeds of any of the Note (the foregoing liabilities herein collectively referred to as the "Indemnified Liabilities"); provided that the Company and each Subsidiary shall have no obligation to an Indemnified Person hereunder with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of that Indemnified Person as determined by a court of competent jurisdiction. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Company and each Subsidiary shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnified Person or any of them.

     8.5. Powers and Rights Not Waived. No delay or failure on the part of Purchaser in the exercise of any power or right shall operate as a waiver thereof. No single or partial exercise of the any power or right shall preclude any other or further exercise thereof, or the exercise of any other power or right. The rights and remedies of Purchaser pursuant to the Note and this Agreement are cumulative to, and are not exclusive of, any rights or remedies Purchaser would otherwise have.

     8.6. Notices. Any notice, demand or delivery to be made pursuant to the provisions of this Agreement shall be in writing and (i) given by prepaid overnight delivery, in which case such notice shall be deemed to have been given or made one day after the date sent, or (ii) given by personal delivery, confirmed telegram or confirmed facsimile transmission, in which case such notice shall be deemed to have been made or given when received. Notices given by the Company shall be addressed to Purchaser at its address appearing on the first page of this Agreement, and notices given by Purchaser shall be addressed to the Company at 405 South Platte River Drive, Suite 3A, Denver, Colorado 80223; Purchaser and the Company may each designate a different address by notice to the other in the manner provided in this ss.8.6.

     8.7. Successors and Assigns. This Agreement and the rights evidenced hereby shall inure to the benefit of and be binding upon and the successors and permitted assigns of the Company, the Subsidiaries and Purchaser, provided that this Agreement and such rights shall not be assigned by the Company or any Subsidiary without consent of the Purchaser.

     8.8. Survival of Covenants and Representations. All covenants, representations and warranties of the Company and the Subsidiaries herein and in any certificates delivered pursuant hereto, whether or not in connection with the Closing Date, shall survive the closing and delivery of this Agreement, the Note and the other Financing Documents. Notwithstanding anything in this Agreement implied by law to the contrary, the provisions of ss.8.3 and 8.4 shall survive the payment of the Note and the termination of this Agreement.

     8.9. Amendments. This Agreement may not be modified, supplemented, varied or amended except by an instrument in writing signed by the Company and Purchaser.

     8.10. Headings. The table of contents and the descriptive headings of sections of this Agreement are provided solely for convenience of reference and shall not, for any purpose, be deemed a part of this Agreement.

     8.11. Maximum Interest Rate. It is not intended hereby to charge interest at a rate in excess of the maximum rate of interest permitted to be charged to the Company under applicable law, but if, notwithstanding such intention, interest in excess of the maximum rate shall be paid hereunder, the excess shall be, at the Purchaser's option (i) applied as a credit against the outstanding principal balance of the Note, (ii) retained by Purchaser as additional cash collateral for the payment of the Note, unless such retention is not permitted by law, or (iii) refunded to the Purchaser. In such case the interest rate on the Note shall be adjusted to the maximum permitted under applicable law during the period or periods that the interest rate otherwise provided herein would exceed the maximum permitted under applicable law.

     8.12. Governing Law. This Agreement and all matters concerning this Agreement, including the Note, shall be governed by the laws of the State of Colorado for contracts entered into and to be performed in such state without regard to principles of conflicts of laws.

     8.13. No Fiduciary Relationship.

     (a) No provision in this Agreement or in any of the other Financing Documents and no course of dealing between the parties shall be deemed to create any fiduciary duty by the Purchaser to the Company or any Subsidiary.

     (b) Neither the Purchaser, nor any affiliate, officer, director, employee, attorney, partner or agent of the Purchaser shall have any liability with respect to, and the Company and each Subsidiary hereby waives, releases and agrees not to sue any of them upon, any claim for any special, indirect, incidental or consequential damages suffered or incurred by the Company or any Subsidiary in connection with, arising out of, or in any way related to, this Agreement or any of the other Financing Documents, or any of the transactions contemplated by this Agreement or any of the other Financing Documents. The Company and each Subsidiary hereby waives, releases and agrees not to sue the Purchaser or any of the Purchaser's affiliates, officers, directors, employees, attorneys, partners or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement or any of the other Financing Documents, or any of the transactions contemplated by this Agreement or any of the Financing Documents.

     (c) All attorneys, accountants, appraisers and other professional Persons and consultants retained by the Purchaser shall have the right to act exclusively in the interest of the Purchaser and shall have no duty of disclosure, duty of loyalty, duty of care or other duty or obligation of any type or nature whatsoever to the Company or any Subsidiary or to the Company's shareholders or any or any other Person; provided, however, that such limitation shall not apply to any such Person serving as a director or officer of the Company.

     8.14. Consent to Jurisdiction. THE COMPANY HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF DENVER, STATE OF COLORADO AND IRREVOCABLY AGREES THAT, SUBJECT TO THE PURCHASER'S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER FINANCING DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS. THE COMPANY AND EACH SUBSIDIARY ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT, THE NOTE, OR ANY OTHER FINANCING DOCUMENT.

     8.15. Waiver of Jury Trial. THE COMPANY AND THE PURCHASER EACH HEREBY WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO: (i) THIS AGREEMENT OR ANY OF THE FINANCING DOCUMENTS, OR (ii) ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN PURCHASER AND THE COMPANY OR ANY SUBSIDIARY; OR (iii) ANY CONDUCT, ACTS OR OMISSIONS OF THE COMPANY, ANY SUBSIDIARY OR PURCHASER OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR ANY OTHER PERSONS AFFILIATED WITH THE COMPANY OR PURCHASER; IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN TORT OR OTHERWISE. THE COMPANY, EACH SUBSIDIARY AND THE PURCHASER ALSO WAIVE ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF LENDERS. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE COMPANY, EACH SUBSIDIARY AND PURCHASER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, THE FINANCING DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE NOTE. THE COMPANY, EACH SUBSIDIARY AND PURCHASER FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

     The execution hereof by Purchaser shall constitute a contract between the parties for the uses and purposes set forth in this Agreement, and this Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

                                     Siemann Educational Systems, Inc.

                                     /s/  Paul T. Siemann
                                     -------------------------------------------
                                     By: Paul T. Siemann
                                     Its: Chief Executive Officer


                                     Data Processing Trainers Co.

                                     By:  /s/  Paul T. Siemann
                                        ----------------------------------------
                                     Its:  President
                                         ---------------------------------------


                                      Denver Automotive & Diesel College, Inc.


                                      By:  /s/  Paul T. Siemann
                                         ---------------------------------------
                                      Its:  President
                                          --------------------------------------


ACCEPTED AS OF MARCH 24, 1998:

By:      HANIFEN IMHOFF MEZZANINE FUND, L.P.

         By:      HANIFEN IMHOFF CAPITAL PARTNERS LLP,
                    as General Partner



                   By: /s/ Edward C. Brown
                      ---------------------------------------
                         Edward C. Brown, Managing Partner

                                   EXHIBIT A
                    FORM OF SENIOR SUBORDINATED SECURED NOTE

         THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND CANNOT BE TRANSFERRED EXCEPT PURSUANT TO
                    REGISTRATION OR AN EXEMPTION THEREFROM.

        THIS NOTE IS SUBJECT TO AN INTERCREDITOR AGREEMENT, DATED AS OF
       MARCH 24, 1998, AMONG HANIFEN IMHOFF MEZZANINE FUND, L.P. AND YURI
                                   SCHNEIBERG

 THIS NOTE WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT. THE CHIEF FINANCIAL OFFICER
   OF THE ISSUER, LOCATED AT 405 SOUTH PLATTE RIVER DRIVE, SUITE 3A, DENVER, COLORADO 80223, WILL, BEGINNING NO LATER THAN TEN DAYS AFTER THE ISSUE DATE,
 PROMPTLY MAKE AVAILABLE TO HOLDERS UPON REQUEST THE ISSUE PRICE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE DATE, AND THE YIELD TO MATURITY OF THIS NOTE
                          ----------------------------

                        Senior Subordinated Secured Note

                               Due March 24, 2003

$2,900,000                                                       March 24, 1998.

     Siemann Educational Systems, Inc., a Colorado corporation (the "Company"), for value received, hereby promises to pay to

                      HANIFEN IMHOFF MEZZANINE FUND, L.P.
                             or registered assigns
                               on March 24, 2003
                            the principal amount of
             Two Million Nine Hundred Thousand Dollars ($2,900,000)
   (or such lesser amount as shall then be outstanding pursuant to this Note)

at the time and in the amounts set forth in the Note Agreement (as defined below) and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the principal amount from time to time remaining unpaid hereon at the rate of 12% per annum from the date hereof until maturity, payable quarterly on the first day of each calendar quarter (commencing July 1, 1998) and at maturity. The Company agrees to pay interest on overdue principal and (to the extent legally enforceable) on any overdue installment of interest, at the rate of 18% per annum after the due date, whether by acceleration or otherwise, until paid. Both the principal hereof and interest hereon are payable at the principal office of Colorado National Bank, Denver, Colorado, in coin or currency of the United States of America that at the time of payment shall be legal tender for the payment of public and private debts.

     This Note is issued or to be issued under and pursuant to the terms and provisions of the Note and Security Agreement dated as of March 24, 1998 (the "Note Agreement"), entered into by the Company with the Purchaser therein referred to and is secured by the Collateral (as defined in the Note Agreement). Reference is hereby made to the Note Agreement for a full statement of terms and provisions thereof and for a description of the Collateral thereunder.

     Principal on this Note shall be payable at the times set forth in the Note Agreement. This Note may be declared due prior to its expressed maturity date on the terms and in the manner provided in the Note Agreement.

     This Note is not subject to prepayment or redemption at the option of the Company prior to its expressed maturity date except on the terms and conditions and in the amounts set forth in the Note Agreement.

     The holder of this Note is registered on the books of the Company. It is transferable only by surrender at the principal office of the Company duly endorsed or accompanied by a written instrument of transfer duly executed by such holder or its attorney duly authorized in writing. Payment of or on account of principal and interest on this Note shall be made only to or upon the order in writing of such holder.

Siemann Educational Systems, Inc.


By: ____________________________________
Its: ____________________________________

                                   EXHIBIT B

                                FORM OF WARRANT

                                   EXHIBIT C

                                FORM OF GUARANTEE

                                    EXHIBIT D

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Purchaser as follows, except as set forth on the Disclosure Schedule attached to this Agreement:

          1. Organization and Authority. The Company and its Subsidiaries:

          (a) are corporations, duly organized, validly existing and in good standing under the laws of Colorado, except that Data Processing Trainers Co. is a corporation, duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania;

          (b) each has all requisite power and authority and all necessary licenses and permits to own and operate its properties and to carry on its business as now conducted and as presently proposed to be conducted except where the failure to have such licenses and permits, either singularly or in the aggregate, would not have a Material Adverse Effect; and

          (c) each is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction wherein the nature of the business transacted by it or the nature of the property owned or leased by it makes such licensing or qualification necessary except where the failure to be so licensed, qualified or in good standing, either singularly or in the aggregate, would not have a Material Adverse Effect.

          2. Financial Information.

          (a) All financial statements concerning the Company and its Subsidiaries which have been or will hereafter be furnished by the Company and its Subsidiaries to Purchaser pursuant to this Agreement have been or will be prepared in accordance with GAAP consistently applied throughout the periods involved (except as disclosed therein) and do or will present fairly in all material respects the financial condition of the Persons covered thereby as at the dates thereof and the results of their operations for the periods then ended. The Pro Forma was prepared by the Company based on the audited balance sheet of the Company and Data Processing Trainers Co., each dated December 31, 1997 (except as noted therein). The Projections delivered and to be delivered have been and will be prepared by the Company in light of the past operations of the business of the Company and its Subsidiaries, and such Projections represent and will represent the good faith estimate of the Company and its senior management concerning the most probable course of its business as of the date such Projections are prepared and delivered.

          (b) The Company and its Subsidiaries have no contingent liability or contingent obligation which is not listed in the Pro Forma or otherwise disclosed in writing to the Purchaser, except for liabilities arising in the ordinary course of business since the most recent date of such financial statements.

          3. Indebtedness. The Company and its Subsidiaries have no Indebtedness as of the date hereof other than Indebtedness reflected on the Pro Forma.

          4. Full Disclosure.  None of the financial  information referred to in section 2 of this Exhibit D, the Agreement, any Financing Document, and any other written statement furnished by the Company or its agents to Purchaser in connection with the negotiation of the sale of the Note and Warrant, contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein or herein not misleading. To the Company's knowledge, there is no fact peculiar to the Company or its Subsidiaries which the Company has not disclosed to Purchaser in writing that could reasonably have a Material Adverse Effect. The Projections and the Pro Forma are based upon good faith estimates and assumptions believed by such Persons to be reasonable at the time made. To the extent the Projections have not been prepared on a basis consistent with the historical financial statements of the Company, the Company has disclosed such to Purchaser. The Pro Forma and the Projections are attached to this Agreement as Schedule 4.

          5. Pending Litigation. There are no proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or its Subsidiaries in any court or before any governmental authority or arbitration board or tribunal which could reasonably be expected to result in a Material Adverse Effect.

          6. Title to Properties. The Company and its Subsidiaries have good and marketable title, free and clear of all Liens, to all property each owns, including property reflected in the Pro Forma, except as sold or otherwise disposed of in the ordinary course of business and except for Permitted Encumbrances. The Company and its Subsidiaries hold valid leaseholds or licenses in all property used by the Company and its Subsidiaries that is not owned by the Company or its Subsidiaries, and there are no actual, or, to the Company's knowledge, threatened or alleged, defaults with respect to any such leases or licenses.

          7. Patents and Trademarks. The Company or its Subsidiaries owns, possesses, has applied for or has the right to use pursuant to valid licenses all of the patents, trademarks, trade names, service marks, copyright, licenses and rights with respect to the foregoing necessary for the present and projected conduct of its business, without any known conflict with the rights of others.

          8. Sale is Legal and Authorized. The sale of the Note and the Warrant by the Company and compliance by the Company and the Subsidiaries with all of the provisions of the Financing Documents:

          (a) are within their powers;

          (b) will not violate any provisions of any law or any order of any court or governmental authority or agency and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under the Company's or any Subsidiary's charter or bylaws or any indenture or other agreement or instrument to which the Company or its Subsidiaries is a party or by which they may be bound or result in the imposition of any Liens or encumbrances on any of their property (other than as contemplated in the Agreement and the Financing Documents); and

          (c) have been duly authorized by proper corporate action on the part of the Company and the Subsidiaries (no action by the Company's shareholders being required by law, by its charter or bylaws or otherwise), and the Financing Documents constitute the legal, valid and binding obligations, contracts and agreements of the Company and the Subsidiaries, enforceable in accordance with their respective terms.

          9. No Defaults. No Default or Event of Default has occurred and is continuing. The Company and its Subsidiaries are not in default in the payment of principal or interest on any Indebtedness and are not in default under any instrument or instruments or agreements under and subject to which any Indebtedness has been issued. No event has occurred and is continuing under the provisions of any such instrument or agreement which with the lapse of time or the giving of notice, or both, would constitute an event of default thereunder.

          10. Governmental Consent. No further approval, consent or withholding of objection on the part of any regulatory body, federal, state or local, is necessary in connection with the execution and delivery by the Company and the Subsidiaries of the Financing Documents or compliance with any of the Financing Documents.

          11. Taxes. All tax returns required to be filed by the Company and its Subsidiaries in any jurisdiction have, in fact, been filed, and all taxes, assessments, fees and other governmental charges upon any of them or upon any of their properties, income or franchises that are shown to be due and payable in such returns have been paid. The Company does not know of any proposed additional tax assessment against it for which adequate provisions has not been made on their respective accounts, and no controversy in respect of additional federal or state income taxes due since such date is pending or to the knowledge of the Company threatened. The provisions for taxes on the books of the Company and its Subsidiaries are adequate for all open years, and for its current fiscal period.

          12. ERISA. The Company, each of its Subsidiaries and each ERISA Affiliate is in compliance with all applicable provisions of ERISA, the Internal Revenue Code and all other applicable laws and the regulations and interpretations thereof with respect to all Plans. No liability has been incurred by the Company, any of its Subsidiaries or any ERISA Affiliate which remains unsatisfied for any funding obligation, taxes or penalties with respect to any Plan.

          13. Compliance with Law. Neither the Company nor its Subsidiaries (i) is in violation of any law, ordinance, franchise, governmental rule or regulation to which it is subject, the violation of which could reasonably be expected to have a Material Adverse Effect; or (ii) has failed to obtain or apply for the transfer of any license, consent, permit, franchise or other governmental authorization necessary to the ownership of its property or to the conduct of its business, which violation or failure to obtain could reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries are not in default with respect to any order of any court or governmental authority or arbitration board or tribunal, which default could reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries are not, and after giving effect to the transactions contemplated by the Agreement will not be, subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or the Investment Company Act of 1940 or to any federal or state statute or regulation limiting its ability to incur indebtedness for borrowed money. The Company and its Subsidiaries have obtained all required consents and approvals under and have complied with all state or federal laws, ordinances, rules and regulations of any kind relating to education, licensing, and financial responsibility requirements for eligibility for federal financial assistance programs, including those of the United States Department of Education, other than those with respect to the transaction with Data Processing Trainers Co., which the Company will obtain promptly after the Closing. The Company and its Subsidiaries have obtained all necessary or desirable accreditations of schools operated by the Company's Subsidiaries.

          14. Compliance with Environmental Laws. The Company and its Subsidiaries are not in violation of any applicable Environmental Law that could reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries have obtained and maintained in effect all permits, licenses or other authorizations required by applicable Environmental Laws, except to the extent any failure to obtain or maintain such would not have a Material Adverse Effect. There are no claims, liabilities, investigations, litigation, administrative proceedings, whether pending or, to the knowledge of the Company, threatened, or judgments or orders relating to any Hazardous Materials asserted or, to the knowledge of the Company, threatened against the Company or its Subsidiaries or relating to any real property currently or formerly owned, leased or operated by the Company or its Subsidiaries.

          15. Solvency. On the Closing Date and after giving effect to the Indebtedness created by the Note and the acquisition of DPT:

          (a) On a consolidated basis, the fair saleable value of the property of the Company on a going concern basis is greater than the total amount of liabilities (including contingent and unliquidated liabilities) of the Company on the Closing Date; and

          (b) the Company is able to pay all of its liabilities as they mature and does not have unreasonably small capital for the business about to be engaged.

          In computing the amount of contingent or liquidated liabilities at any time, such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

          16. Employee Matters.

          (a) Neither the Company nor its Subsidiaries is a party to any management, consulting, employment or other agreement with any of the shareholders, consultants, directors or officers of the Company or their respective Affiliates.

          (b) Except as set forth on Schedule 16(b) attached hereto, (i) neither the Company, its Subsidiaries nor any of their employees are subject to any collective bargaining agreement, (ii) no petition for certification or union election is pending with respect to the employees of the Company or its Subsidiaries and no union or collective bargaining unit has sought such certification or recognition with respect to the employees of the Company and its Subsidiaries and (iii) there are no strikes, slowdowns, work stoppages or controversies pending or, to the best knowledge of the Company after due inquiry, threatened between the Company or its Subsidiaries and their employees, other than employee grievances arising in the ordinary course of business, which could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

          17. Use of Proceeds. The Company shall use the proceeds of the sale of the Note and the Warrant solely for the payment of amounts owing to the Sellers pursuant to the transactions contemplated by the Stock Purchase Agreement and related expenses and working capital.

          18. Commission Filings. The Company has delivered to Purchaser copies of the Company's (a) Annual Report on Form 10-K for the year ended December 31, 1996 (the "Company Form 10-K"), and (b) Quarterly Report on Form 10-Q for the quarter ended September 30, 1997 (the "Company Form 10-Q"), in each case as filed with the Securities and Exchange Commission the "Commission"). The Company has made available to Purchaser all other reports, registration statements and other documents filed by the Company with the Commission under the Exchange Act since the Company was formed. The Company's securities are not required to be registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company has filed all reports, registration statements and other documents required to be filed with the Commission under the rules and regulations of the Commission since the Company was formed, and all such Commission filings complied as to form with the requirements of the Exchange Act. As of their respective dates, the Company Form 10-K and Company Form 10-Q (including in all cases any exhibits or schedules or documents incorporated therein by reference) did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          19. Shares. Upon closing of this Agreement, there will be two shareholders of the Company holding 5% or more of the outstanding Shares and one holder of a Warrant exercisable for 5% or more of the outstanding Shares, as set forth in Schedule 19 attached to this Agreement. All of the Shares are duly authorized and validly issued, fully paid, nonassessable, free and clear of any liens, and issued in compliance with all applicable federal and state laws, including securities laws. The Company has no outstanding warrants, options or other obligations to issue securities other than the Warrant and as set forth on
Schedule 19. No shareholder or other person is entitled to any preemptive or similar rights with respect to any interest in the Company, other than as set forth in the Warrant. When issued upon complete exercise of the Warrant, the
Shares held by the Purchaser shall be validly issued, fully paid and nonassessable, and, assuming no further issuances of Shares, shall constitute 22% of the Company's Shares other than Shares issued pursuant to Exempt Sales (as defined in the Warrant), on a fully diluted basis taking into account the exercise or conversion of all outstanding derivative securities relating to the Shares. The Company shall keep reserved the total number of Shares issuable at any time (which number shall be increased or decreased in accordance with the terms of the Warrant) upon exercise of the Warrant.

          20. Collateral.

          (a) The  Collateral  has not  suffered  damage  or  destruction  which renders it inoperable and, under applicable zoning, use, environmental protection and other laws, ordinances, rules and regulations, such properties may be used for the present use and purpose as described in the Agreement. The Collateral is free and clear of all Liens other than Permitted Encumbrances. Without limiting the foregoing, no portion of the real property constituting a portion of the Collateral is located in an "area of special flood hazard," as that term is defined in the regulations of the Federal Insurance Administration, Department of Housing and Urban Development, under the National Flood Insurance Act of 1968, as amended (24 C.F.R. ss.1909.1).

          (b) Other than its current name, and the names "Chartwell Cable Fund, Inc.", "Data Processing Trainers Co.", and "Denver Automotive & Diesel College, Inc.", none of the Company or its Subsidiaries has used any names (either as a company name, tradename, business name, fictitious name or otherwise) and has no present plans to use any such names.

          (c) The location of the Company's principal place of business and its books and records is 405 South Platte River Drive, Suite 3A, Denver, Colorado 80223. In addition, the Company also has locations for its business and the Collateral at the places listed on Schedule 20(c) attached to this Agreement. The Company's federal employer identification number is listed on Schedule 20(c).

          21. Subsequent Events. Since December 31, 1997, there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of the Company and, without limiting the generality of the foregoing, since December 31, 1997, the Company has not engaged in any practice, taken any action, or entered into any transaction outside the ordinary course of business other than in connection with transactions contemplated by the Financing Documents and the Stock Purchase Agreement.

          22. Compliance with Small Business Investment Act Requirements.

          (a) The Company and its Subsidiaries have not engaged in any activities and shall not hereafter engage in any activities or use directly or indirectly the proceeds from the issuance of the Notes or any proceeds received from shareholders of the Company for any purpose for which a Small Business Investment Company is prohibited from providing funds by the Small Business Investment Act and the regulations thereunder, including Title 13, Code of Federal Regulations, Part 107 (collectively, "SBIA").

          (b) Neither the Company nor any of its Subsidiaries, officers, directors, or shareholders or, to the best of the Company's knowledge, its employees or consultants directly or indirectly own or control, or are related to any Person who owns or controls, any interest in, or is an officer, director, employee, shareholder, or agent of, Purchasers or any entity in any way related to or affiliated with Purchasers or any other Small Business Investment Company.

          (c) Neither the Company nor any of its Subsidiaries has received, is receiving, or has any intention to apply for any assistance from the Small Business Administration or any small Business Investment Company other than Purchaser.

          (d) The Company qualifies as a "small business concern" under, and is in full compliance with, the provisions of the SBIA. The aggregate consolidated net worth of the Company and all other business entities affiliated with the Company does not exceed $1 million and the Company's consolidated net income in each of its last two fiscal years has not exceeded $1 million.

          23. Stock Purchase Agreement. The Company is not aware of any breach, by the Sellers, of any covenant, representation or warranty of Sellers in the Stock Purchase Agreement.

                                    EXHIBIT E

            DESCRIPTION OF CLOSING OPINION OF COUNSEL TO THE COMPANY


     The closing opinion of _________, counsel to the Company, which is called for by ss.5.1(b) of the Agreement, shall be dated the Closing Date and addressed to Purchaser, shall be reasonably satisfactory in scope and form to Purchaser, and shall be to the effect that:

          (1) The Company and each of its Subsidiaries is a corporation, duly organized, legally existing and in good standing under the laws of the State of Colorado.

          (2) The Company and each of its Subsidiaries has corporate power and authority and is duly authorized to enter into and perform the Financing Agreements to which it is a party, and, in the case of the Company, to issue the Note and the Warrant and incur the Indebtedness to be evidenced by the Note. The Company and its Subsidiaries have corporate power and authority to conduct the activities in which each is engaged, and are duly licensed or qualified and in good standing as a foreign corporation in each jurisdiction where the failure to so qualify could reasonably be expected to have a Material Adverse Effect.

          (3) The Agreement and the Financing Documents have been duly authorized, executed and delivered by the Company (and, to the extent they are parties, its Subsidiaries) and constitute the legal, valid and binding agreements of the Company and its Subsidiaries enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally, and subject as to enforceability to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and except that certain remedies described in ___________ of the Financing Documents may be limited by applicable law (none of which limitations will, however, in our opinion, materially interfere with the practical realization of the security provided by the Financial Documents).

          (4) The Note has been duly authorized by proper corporate action on the part of the Company, has been duly executed by authorized officers of the Company and constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally, and subject as to enforceability to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

          (5) The Warrant has been duly authorized by proper corporate action on the part of the Company, has been duly executed and delivered by authorized officers of the Company and constitutes the legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws and legal and equitable principles affecting or limiting the availability of equitable remedies and except that enforcement of the provisions contained in ss.11.5 of the Warrant may be limited by public policy considerations.

          (6) No approval, consent or withholding of objection on the part of, or filing, registration or qualification with, any governmental body, federal, state or local, is necessary in connection with the execution and delivery of the Financing Documents by the Company or any Subsidiary which has not been obtained.

          (7) The Financing Documents create valid and enforceable security interests in favor of Hanifen Imhoff Mezzanine Fund, L.P. in the Collateral therein described which constitutes property in which a security interest can be granted under the UCC.

          (8) The issuance and sale of the Note and the Warrant, the issuance of any Shares upon exercise of the Warrant, and the execution, delivery and performance by the Company of the Financing Documents will not violate preemptive rights of shareholders of the Company or conflict with or result in any breach of any of the provisions of or constitute a default under the provisions of the Company's or any Subsidiary's charter or bylaws or under laws of the State of Colorado or any material agreement or other instrument known to such counsel to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary may be bound.

          (9) Assuming the accuracy of the Purchaser's representations and warranties in the Agreement, the issuance, sale and delivery of the Note and the Warrant under the circumstances contemplated by the Agreement constitute an exempt transaction under the registration provisions of the Securities Act of 1933, as amended, and do not under existing law require the registration of the Note or the Warrant under the Securities Act of 1933, as amended.

          (10) Assuming compliance with the terms and provisions of the Warrant, the Shares issuable upon exercise thereof shall be duly issued, fully paid and nonassessable.

          (11) The authorized capital stock of the Company consists of ______ shares of which ______ shares are issued and outstanding. _______ shares have been reserved for issuance upon exercise of the Warrant, and upon complete exercise of the Warrant, and, assuming no further issuances of Shares, shall constitute __% of the Company's shares, on a fully diluted basis taking into account the exercise or conversion of all outstanding derivative securities relating to the shares.

     This opinion shall cover such other matters relating to the sale of the Note and the Warrant as Purchaser may reasonably request. With respect to matters of fact on which such opinion is based, counsel shall be entitled to rely on appropriate certificates of public officials and officers of the Company.

                                    EXHIBIT F

                               FORM OF SBA LETTER

                       Hanifen Imhoff Mezzanine Fund, L.P.

                                 March 24, 1998



Siemann Educational Systems, Inc.
405 South Platte River Drive
Suite 3A
Denver, Colorado 80223

Ladies and Gentlemen:

     Reference is made to that certain (i) Note and Security Agreement (the "Note Agreement"), dated as of the date hereof, by and among Siemann Educational Systems, Inc., a Colorado corporation (the"Company") and Hanifen Imhoff Mezzanine Fund, L.P., a Colorado partnership ("Lender"), and (ii) Warrant (the "Warrant" and together with the Note Agreement (the "Purchase Agreements"), dated as of the date hereof, by and among the Company and the Lender) pursuant to which the Lender is purchasing subordinated notes and warrants issued by the Company. The subordinated notes and warrants issued by the Company to Lender are sometimes collectively referred to herein as the "Securities."

     Lender is a Small Business Investment Company ("SBIC") licensed by the United States Small Business Administration ("SBA"). In order for Lender to acquire and hold the Securities, it must obtain from the Company certain representations and rights as set forth below. As a material inducement to Lender to enter into the Purchase Agreements and to purchase the Securities, the Company hereby makes the following representations and warranties and agrees to comply with the following covenants:

1. Small Business Matters.

     (a) The Company, together with its "affiliates" (as that term is defined in Title 13, Code of Federal Regulations, ss.121.103), is a "small business concern" within the meaning of the Small Business Investment Act of 1958, as amended ("SBIA"), and the regulations thereunder, including Title 13, Code of Federal Regulations, ss.121.301(c). The information set forth in the Small Business Administration Forms 480, 652 and Part A of Form 1031 regarding the Company and its affiliates, when delivered to Lender, will be accurate and complete and will be in form and substance acceptable to Lender. Copies of such forms shall be completed and executed by the Company and delivered to Lender at the closing of the sale of the Securities under the Purchase Agreements (the "Closing").

     (b) The proceeds from the sale of the Securities will be used by the Company (1) for the purposes described in Section 17 of Exhibit D of the Note Agreement, and (2) pay expenses related to the transactions contemplated by the Purchase Agreements. No portion of such proceeds (i) will be used to provide capital to a corporation licensed under the SBIA, (ii) will be used to acquire farm land, (iii) will be used to fund production of a single item or defined limited number of items, generally over a defined production period, and such production will constitute the majority of the activities of the Company and its Subsidiaries (examples include motion pictures and electric generating plants), or (iv) will be used for any purpose contrary to the public interest (including, but not limited to, activities which are in violation of law) or inconsistent with free competitive enterprise, in each case, within the meaning of 13 C.F.R. ss. 107.720.

     (c) Neither the Company's nor any of its Subsidiaries' primary business activity involves, directly or indirectly, providing funds to others, the purchase or discounting of debt obligations, factoring or long-term leasing of equipment with no provision for maintenance or repair, and neither the Company nor any of its Subsidiaries is classified under Major Group 65 (Real Estate) of the SIC Manual. The assets of the business of the Company and its Subsidiaries (the "Business") will not be reduced or consumed, generally without replacement, as the life of the Business progresses, and the nature of the Business does not require that a stream of cash payments be made to the Business's Financing sources, on a basis associated with the continuing sale of assets (examples of such businesses would include real estate development projects and oil and gas wells). (See 13 C.F.R. ss. 107.720)

     (d) The proceeds from the sale of the Securities will not be used substantially for a foreign operation; and at Closing or within one year thereafter, no more than 49 percent of the employees or tangible assets of the Company and its Subsidiaries will be located outside the United States (unless the Company can show, to SBA's satisfaction, that the proceeds from the sale of the Securities will be used for a specific domestic purpose). This subsection
(d) does not prohibit such proceeds from being used to acquire foreign materials and equipment or foreign property rights for use or sale in the United States.

2. Regulatory Compliance Cooperation.

     (a) In the event that Lender determines that it has a Regulatory Problem, the Company agrees to take all such actions as are reasonably requested by Lender in order to (i) permit Lender to convert its voting Securities into non-voting Securities which are convertible back into such voting Securities upon such conditions as Lender specifies or (ii) effectuate and facilitate any transfer by Lender of any Securities of the Company than held by Lender to any Person designated by Lender.

     (b) In the event that any Subsidiary of the Company offers to sell any of its Securities to Lender, then the Company will cause such Subsidiary to enter into agreements with Lender substantially similar to this Section 2.

     (c) Promptly after the end of each fiscal year (but in any event prior to February 28 of each year), the Company shall provide to Lender a written assessment, in form and substance reasonably satisfactory to Lender, of the economic impact of Lender's financing hereunder, specifying the full-time equivalent jobs created or retained, the impact of the financing on the consolidated revenues and profits of the Business and on taxes paid by the Business and its employees (See 13 C.F.R. ss. 107.630(e)).

     (d) For a period of one year following the date hereof, neither the Company nor any of its Subsidiaries will change its business activity if such change would render the Company ineligible to receive financial assistance from an SBIC under the SBIA and the regulations thereunder (within the meanings of 13 C.F.R. ss.ss. 107.720 and 107.760(b)).

     (e) The Company will at all times comply with the non-discrimination requirements of 13 C.F.R., Parts 112, 113 and 117.

     (f) The Company will notify Lender whenever the number of record holders of the Company's voting securities increases to 50 or more or falls below 50 (see, 13 C.F.R. ss. 107.785).

3. Remedies.

     The Company understands that its violation of this letter agreement may result in Lender being required by the SBA to sell Securities, and such sale may be at depressed prices due to the circumstances and timing of the sale. Therefore, in addition to all other remedies available to Lender for the Company's violation of this letter agreement, the Company agrees that Lender shall be entitled to seek specific enforcement or other equitable relief to prevent a violation by the Company of this letter agreement, and the Company waives any requirement that Lender post any bond as a condition to seeking or obtaining equitable relief.

4. Definitions.

"Affiliate" means, with respect to any Person, (i) a director, officer or stockholder of such Person, (ii) a spouse, parent, sibling or descendant of such Person (or spouse, parent, sibling or descendant of any director or executive officer of such Person), and (iii) any other Person that, directly or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, such Person.

"Control" means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

"Person" shall be construed broadly and shall include an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity (or any department, agency or political subdivision thereof).

"Regulatory Problem" means, (i) any set of facts or circumstances wherein it has been asserted by any governmental regulatory agency (or Lender believes that there is a significant risk of such assertion) that such Person is not entitled to hold, or exercise any material right with respect to, all or any portion of the Securities of the Company which such Person holds or (ii) when such Person and its Affiliates would own, control or have power (including voting rights) over a greater quantity of Securities of the Company than is permitted under any law or regulation or any requirement of any governmental authority applicable to such Person or to which such Person is subject.

"Securities" means, with respect to any Person, such Person's capital stock or any options, warrants or other Securities which are directly or indirectly convertible into, or exercisable or exchangeable for, such Person's capital stock (whether or not such derivative Securities are issued by the Company). Whenever a reference herein to Securities refers to any derivative Securities, the rights of Lender shall apply to such derivative Securities and all underlying Securities directly or indirectly issuable upon conversion, exchange or exercise of such derivative Securities.

"Subsidiary" means, with respect to any Person, any other Person of which the securities having a majority of the ordinary voting power in electing the board of directors (or other governing body), at the time as of which any determination is being made, are owned by such first Person either directly or through one or more of its Subsidiaries.

Please indicate your acceptance of the terms of this letter agreement by returning a signed copy to the undersigned.

                                         HANIFEN IMHOFF MEZZANINE FUND, L.P.

                                       By: Hanifen Imhoff Capital Partners LLP,
                                              Its General Partner


                                       By: __________________________________
                                                Name: Edward C Brown,
                                               Title: Managing Partner





Agreed as of the date first
set forth above.

Siemann Educational Systems, Inc.



By: ________________________________
Name:
Title:

                    FORM OF SENIOR SUBORDINATED SECURED NOTE

          THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND CANNOT BE TRANSFERRED EXCEPT PURSUANT
                   TO REGISTRATION OR AN EXEMPTION THEREFROM.

        THIS NOTE IS SUBJECT TO AN INTERCREDITOR AGREEMENT, DATED AS OF
                 MARCH 24, 1998, AMONG HANIFEN IMHOFF MEZZANINE
                         FUND, L.P. AND YURI SCHNEIBERG

          THIS NOTE WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT. THE CHIEF
          FINANCIAL OFFICER OF THE ISSUER, LOCATED AT 405 SOUTH PLATTE
        RIVER DRIVE, SUITE 3A, DENVER, COLORADO 80223, WILL, BEGINNING NO
             LATER THAN TEN DAYS AFTER THE ISSUE DATE, PROMPTLY MAKE
         AVAILABLE TO HOLDERS UPON REQUEST THE ISSUE PRICE, THE AMOUNT
          OF ORIGINAL ISSUE DISCOUNT, THE ISSUE DATE, AND THE YIELD TO
                              MATURITY OF THIS NOTE
                          ----------------------------

                        Senior Subordinated Secured Note

                               Due March 24, 2003

$2,900,000                                                       March 24, 1998.

     Siemann Educational Systems, Inc., a Colorado corporation (the "Company"), for value received, hereby promises to pay to

                      HANIFEN IMHOFF MEZZANINE FUND, L.P.
                             or registered assigns
                               on March 24, 2003
                            the principal amount of
             Two Million Nine Hundred Thousand Dollars ($2,900,000)
   (or such lesser amount as shall then be outstanding pursuant to this Note)

at the time and in the amounts set forth in the Note Agreement (as defined below) and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the principal amount from time to time remaining unpaid hereon at the rate of 12% per annum from the date hereof until maturity, payable quarterly on the first day of each calendar quarter (commencing July 1, 1998) and at maturity. The Company agrees to pay interest on overdue principal and (to the extent legally enforceable) on any overdue installment of interest, at the rate of 18% per annum after the due date, whether by acceleration or otherwise, until paid. Both the principal hereof and interest hereon are payable at the principal office of Colorado National Bank, Denver, Colorado, in coin or currency of the United States of America that at the time of payment shall be legal tender for the payment of public and private debts.

     This Note is issued or to be issued under and pursuant to the terms and provisions of the Note and Security Agreement dated as of March 24, 1998 (the "Note Agreement"), entered into by the Company with the Purchaser therein referred to and is secured by the Collateral (as defined in the Note Agreement). Reference is hereby made to the Note Agreement for a full statement of terms and provisions thereof and for a description of the Collateral thereunder.

     Principal on this Note shall be payable at the times set forth in the Note Agreement. This Note may be declared due prior to its expressed maturity date on the terms and in the manner provided in the Note Agreement.

     This Note is not subject to prepayment or redemption at the option of the Company prior to its expressed maturity date except on the terms and conditions and in the amounts set forth in the Note Agreement.

     The holder of this Note is registered on the books of the Company. It is transferable only by surrender at the principal office of the Company duly endorsed or accompanied by a written instrument of transfer duly executed by such holder or its attorney duly authorized in writing. Payment of or on account of principal and interest on this Note shall be made only to or upon the order in writing of such holder.

Siemann Educational Systems, Inc.


By:  /s/  Paul T. Siemann
   ------------------------------------
Its:  President
    -----------------------------------

       THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT
              HAVE NOT BEEN REGISTERED OR QUALIFIED FOR SALE UNDER
       THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW
              AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF
       SUCH REGISTRATION OR QUALIFICATION OR AN EXEMPTION THEREFROM UNDER
                SUCH ACT AND ANY SUCH LAWS THAT MAY BE APPLICABLE
                         AND ARE TRANSFERABLE ONLY UPON
                    THE CONDITIONS SPECIFIED IN THIS WARRANT.

No. WR-1                                                 Exercise Price: $100.00










                                     WARRANT

                            TO PURCHASE COMMON SHARES
                      OF SIEMANN EDUCATIONAL SYSTEMS, INC.











                                  March 24 1998

              THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE OF
             THIS WARRANT HAVE NOT BEEN REGISTERED OR QUALIFIED FOR
              SALE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR
                     ANY STATE SECURITIES LAW AND MAY NOT BE
           SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR
         QUALIFICATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT AND ANY
        SUCH LAWS THAT MAY BE APPLICABLE, AND ARE TRANSFERABLE ONLY UPON
                    THE CONDITIONS SPECIFIED IN THIS WARRANT.

No. WR-1                   Dated March 24, 1998          EXERCISE PRICE: $100.00


                                     WARRANT

                            TO PURCHASE COMMON SHARES
                      OF SIEMANN EDUCATIONAL SYSTEMS, INC.

THIS IS TO CERTIFY that, for value received and subject to the provisions set forth in this Warrant,

                       HANIFEN IMHOFF MEZZANINE FUND, L.P.

or permitted assigns is entitled to purchase from Siemann Educational Systems, Inc., a Colorado corporation (the "Company"), at any time during the Exercise Period (as hereinafter defined), 1,268,486 Common Shares, $0.10 par value per share, subject to adjustment as provided in this Warrant, for an aggregate price (for all such shares of common stock, as adjusted) of $100.00 (the "Exercise Price"), all on and subject to the terms, provisions and conditions set forth in this Warrant.

The additional terms and conditions that follow on the next 18 pages are incorporated in this Warrant as if fully set forth on this page. Capitalized terms shall have the meanings specified in ss. 1 unless the context shall otherwise require.

WITNESS the seal of the Company and the signatures of its duly authorized officers.

                                            Siemann Educational Systems, Inc.

ATTEST:

/s/  Barbara Siemann
------------------------------              By:  /s/  Paul T. Siemann
Secretary                                      ---------------------------------
                                               Its:

SECTION 1. DEFINITIONS.

     In addition to the terms defined elsewhere in this Warrant, the following terms have the following respective meanings:

          "Applicable Percentage" means the number of Underlying Shares or Shares held by a Holder divided by the number of Fully Diluted Shares.

          "Appraised Value" means the fair value of the Company determined in accordance with the procedures set forth below. In determining Appraised Value, no discount shall be applied to reflect the fact that the Underlying Shares or the Shares obtained upon exercise of the Warrant would constitute a minority interest in the Company's total capital structure, and no discount shall be applied to reflect the fact that the Warrant or the Shares obtained upon exercise of the Warrant may not be freely tradable due to restrictions on transfer, lack of a public market, or otherwise. Promptly after any event requiring the determination of Appraised Value, the Majority Holders and the Company shall attempt to reach agreement on Appraised Value. In connection with the determination of the fair value of the Company, the Company shall provide the Holders and the Holders' agents with all information in the Company's possession applicable to the determination of Appraised Value. If the Majority Holders and the Company agree on Appraised Value, the parties shall put their agreement in writing. If the parties cannot agree, they shall promptly appoint a mutually acceptable qualified independent appraiser to determine Appraised Value. If such parties shall be unable to agree on such an appraiser within 20 days of the event requiring determination of Appraised Value, Appraised Value shall be determined by a panel of three independent appraisers, one of whom shall be selected in good faith by the Company, another of whom shall be selected in good faith by the Majority Holders, and the third of whom shall be selected by such other two appraisers or, if such appraisers shall be unable to agree upon a third appraiser within 10 days of the selection date of the second of such two appraisers, by the American Arbitration Association; provided, that if either party fails to select its appraiser within 10 days after the expiration of the time period for selecting a single appraiser, then Appraised Value shall be determined solely by the appraiser selected by the other party. The appraiser or appraisers appointed pursuant to the foregoing procedure shall be instructed to determine the fair value of the Company within 30 days after the final appointment of all appraisers, and such determination shall be final and binding upon the parties. If three appraisers shall be appointed, then (a) if the median of the determinations of the appraisers shall equal the mean of such determinations, then such mean shall constitute the determination of the appraisers, and otherwise (b) the determination of the appraiser that shall differ most from the other two appraisers shall be excluded, the remaining two determinations shall be averaged and such average shall constitute Appraised Value. Each party shall bear its respective fees and expenses with respect to any appraisal procedures and one-half of the fees and expenses of the appraisers participating in any appraisal procedure. The Company shall cause one copy of the final determination of the appraisers to be sent directly to each Holder.

          "Calculation Date" means the latest of (i) the date that this Warrant and any Shares obtained by the Fund upon the exercise of this Warrant are Transferred by the Fund to the Company or to an unaffiliated third party, in one or more transactions (other than a Transfer, in a privately negotiated transaction, to a financial institution or other institutional investor), and
(ii) the date that the Note is repaid in full.

          "Company" means Siemann Educational Systems, Inc., a Colorado corporation, and any successor to all or substantially all of the assets and business of Siemann Educational Systems, Inc. Unless the context otherwise indicates, "Company" shall also include all Subsidiaries.

          "Determined Value" means, as of the date of any determination of Determined Value, the higher of Appraised Value of the Company and the Company's EBITDA Multiple.

          "EBITDA" means for any period of the Company, the consolidated net income of the Company for such period, plus consolidated interest expense, provision for income taxes for such period, depreciation expense and amortization expense, and minus non-recurring miscellaneous income and expenses, all calculated in accordance with generally accepted accounting principles, consistently applied. In connection with the determination of EBITDA, the Company shall notify each Holder in writing of its determination of EBITDA within 10 days of the event requiring determination of Determined Value, and at the same time provide the Holders and the Holders' agents with all information in the Company's possession applicable to the determination of EBITDA. If the Majority Holders and the Company agree on EBITDA, the parties shall execute a written agreement so stating. If the parties cannot agree, they shall promptly appoint a mutually acceptable independent accounting firm to determine the EBITDA. If such parties shall be unable to agree on such a firm within 20 days of the event requiring determination of Determined Value, EBITDA shall be determined by a panel of three independent accountants, one of whom shall be selected in good faith by the Company, another of whom shall be selected in good faith by the Majority Holders, and the third of whom shall be selected by such other two accountants or, if such accountants shall be unable to agree upon a third accountant within 10 days of the selection date of the second of such two accountants, by the American Arbitration Association; provided, that if either party fails to select its accountant within 10 days of the expiration of the time period for selecting a single accountant, then EBITDA shall be determined solely by the accountant selected by the other party. The accountant or accountants appointed pursuant to the foregoing procedure shall be instructed to determine EBITDA within 30 days after the final appointment of all accountants, and such determination shall be final and binding upon the parties. If three accountants shall be appointed, then (a) if the median of the determinations of the accountants shall equal the mean of such determinations, then such mean shall constitute the determination of the accountants, and otherwise (b) the determination of the accountant that shall differ most from the other two accountants shall be excluded, the remaining two determinations shall be averaged and such average shall constitute EBITDA. Each party shall bear its respective fees and expenses with respect to any accounting procedures and one-half of the fees and expenses of the accountants participating in any accounting procedure. The Company shall cause one copy of the final determination of the accountants to be sent directly to each Holder.

          "EBITDA Multiple" means the sum of: (a) the product of 6 times the sum of the Company's EBITDA for the 12 full months preceding the date of determination of EBITDA Multiple; less (b) an amount equal to the Minimum Revolving Credit (as defined below) and any term indebtedness outstanding as of the end of the 12-month period described above; plus (c) the Company's cash and Cash Equivalents (as defined in the Note Agreement), in each case as of the end of the 12-month period described above. For purposes of this definition, "Minimum Revolving Credit" means the minimum amount of revolving credit outstanding during the 12-month period described above.

          "Excess Compensation" shall mean any cash, securities or other remuneration, including cash, securities or other remuneration related to future performance or payable subsequent to the closing of a Sale Transaction, in excess of (a) annual compensation in the form of salary (but excluding stock based compensation) for services rendered in an amount equal to the amounts paid by the Company during the previous 12 full months, plus (b) consideration received on a pro rata basis as a shareholder of the Company. To the extent such cash, securities or other remuneration is payable subsequent to the closing of a Sale Transaction, the amount of Excess Compensation shall be the present value of such cash, securities or other remuneration, discounted to the time of the closing of the Sale Transaction at the then prevailing prime rate of interest as set forth in the "Money Rates" or similar listing in The Wall Street Journal. To the extent such cash, securities or other remuneration payable subsequent to the closing of the Sale Transaction is unliquidated or contingent, the amount of such cash, securities or other remuneration, for purposes of computing Excess Compensation, shall be equal to the maximum amount that may be payable at such future time.

          "Exempt Sales" means (a) the issuance of Shares upon the exercise of this Warrant, (b) any issuance of Shares upon exercise of options issued to the One Capital Corporation in effect on the date of this Agreement, provided, however, that any such issuance will be exempt only if the issuance occurs on or before six months after the Closing Date (as defined in the Note Agreement), and
(c) up to 100,000 shares upon exercise of options outstanding on the Closing Date (as defined in the Note Agreement) and held by David Ciem and Sandringham Investments.

          "Exercise Period" means the period commencing on the First Exercise Date and terminating at 5:01 p.m., Denver time, on the Expiration Date.

          "Exercise Price" is defined and set forth on the face of this Warrant.

          "Expiration Date" with reference to this Warrant, means the sixth anniversary of the payment in full (whether by prepayment or at maturity) of all obligations of the Company pursuant to the Note.

          "Fair Market Value" means the Appraised Value divided by the number of Fully Diluted Shares.

          "First Exercise Date" means the earliest of (a) the third anniversary of the initial issuance date of this Warrant, (b) the first occurrence of a Triggering Event (as defined in the Note Agreement), and (c) 60 days prior to any dissolution or liquidation of the Company.

          "Fully Diluted Shares" means the sum of (a) the total number of outstanding Shares plus (b) the total number of Shares issuable upon exercise of this Warrant.

          "Fund" means Hanifen Imhoff Mezzanine Fund, L.P., a Colorado limited partnership.

          "Holder" means a registered holder of this Warrant, and, if the context so indicates, the holder of Shares.

          "IRR" means the internal rate of return, computed in accordance with accepted financial practice, recognized by the Fund in connection with the Fund's investment in the Company pursuant to the Note Agreement and this Warrant, taking into account any principal, prepayment penalty and interest received by the Fund and the date of the Fund's investments in the Note and this Warrant.

          "Majority Holders" means the Holders of a majority of the Underlying Shares and Shares issued upon exercise of this Warrant. At all times the Majority Holders shall designate a representative, who shall, until such designation is changed, be the Fund. Such representative shall be entitled to act on behalf of the Majority Holders for all purposes in connection with this Warrant and the Company shall be entitled to rely on such actions as the actions of the Majority Holders.

          "Note Agreement" means the Note and Security Agreement among the Company and the other borrowers pursuant to such agreement and the Fund, dated as of the date of initial issuance of this Warrant, as such agreement may be amended from time to time.

          "Note" has the meaning given to such term in the Note Agreement.

          "Notice of Sale" has the meaning set forth in ss.l0.2.

          "Principals" means Paul T. Siemann, Christian Business Advisory Services, Inc., and any other person who beneficially owns 5% or more of the Shares. Prior to any permitted Transfer of any Shares to any person who would, following such Transfer, be a Principal, the Company and each of the Principals agrees that it or he will obtain the consent of the prospective transferee to be bound by all provisions of this Warrant applicable to a Principal.

          "Registration Expenses" means all expenses incident to the Company's performance of or compliance with ss. 11, including, without limitation, all registration and filing fees (including fees of the Securities and Exchange Commission and the National Association of Securities Dealers, Inc.), all fees and expenses of complying with state securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, the fees and disbursements of counsel and accountants retained by the Majority Holders with respect to Underlying Shares being registered, premiums and other costs of policies of insurance against liabilities arising out of the public offering of such securities and any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding underwriting discounts and commissions and transfer taxes, if any.

          "Reorganization" means (a) any split, subdivision, reorganization or reclassification of the Shares or other equity securities or interests of the Company, (b) any merger, consolidation, combination or similar transaction involving the Company, or (c) any transaction or series of related transactions which result in a change of control of the Company (as the term "control" is defined in Rule 405 the Securities Act), whether such change of control occurs through sale of assets, securities or Shares, exchange of securities, or otherwise.

          "Right to Put" has the meaning set forth in ss.10.1.

          "Sale Transaction" shall mean any transaction pursuant to which (a) the Company would sell or dispose (in one or a series of related sales or dispositions) all or substantially all of the assets of the Company on a consolidated basis (other than inventory in the ordinary course of business), including any sale or disposition of the capital stock or assets of the subsidiaries of the Company, or (b) the Company or holders of Shares would Transfer Shares, or the Company would engage in any merger, combination, consolidation or similar transaction, in one or a series of related transactions, such that the outstanding Shares immediately prior to the transaction or transactions will, immediately after such transaction or transactions, represent less than a majority of the outstanding equity of the surviving company, or (c) any transaction or series of related transactions which result in any change of control of the Company (as the term "control" is defined in Rule 405 the Securities Act), whether such change of control occurs through sale of assets, securities or Shares, exchange of securities, or otherwise.

          "Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations under such act, all as the same shall be effect at the time.

          "Shares" means, collectively, (a) the Company's Common Shares, $0.10 par value per share, and (b) any other class of equity security issued by the Company that is not limited to a fixed sum in respect to the rights of the holders of such security to participate in the distribution of assets upon any liquidation, dissolution or winding up of the Company.

          "Transfer" means any sale, transfer, issuance, assignment, pledge or other disposition or conveyance of Shares.

          "Underlying Shares" means the Shares issuable upon exercise of this Warrant.

          "Unlocking Proposal" shall mean any bona fide proposal made to the Company or any of its shareholders pursuant to which a Sale Transaction would occur.

          "Warrant" or "this Warrant" as used in this document means this Warrant and any warrant issued in exchange or substitution for this Warrant.

SECTION 2. EXERCISE OF WARRANT AND EARN-BACK.

          2.1 Exercise Procedure. Subject to the conditions set forth in this Warrant, this Warrant may be exercised in whole or in part during the Exercise Period, but in no event subsequent to the end of the Exercise Period, by the surrender of this Warrant (with the subscription form attached to this Warrant duly completed and executed) at the principal office of the Company at 405 South Platte River Drive, Suite 3A, Denver, Colorado 80223, and upon payment of the applicable Exercise Price. At the option of the exercising Holder, payment may be made by (a) funds immediately available and/or (b) the surrender and cancellation of all or part of the Note accompanied by a written statement designating the unpaid principal amount of the Note to be applied to the payment of the Exercise Price. If the Note is tendered in payment of the Exercise Price and the unpaid principal amount of such Note exceeds the Exercise Price, the Company shall (without charge to the Holder) immediately issue and deliver to the exercising Holder a new Note, in exchange for the Note so tendered, at a principal amount equal to such excess and issued in the name of such Holder or its designated nominee or registered assignee.

          The right granted by this Warrant to acquire Shares shall expire at 5:00 p.m., Denver time, on the Expiration Date, and such right shall be wholly null and void to the extent this Warrant is not exercised before that time. The Company shall pay all reasonable expenses, taxes and other charges payable in connection with the preparation, execution and delivery of any certificates or other documents evidencing the Shares under this ss.2, regardless of the name or names in which such documents shall be registered.

          2.2 Earn-Back. On the Calculation Date, the number of Underlying Shares held by the Fund (and, if this Warrant has been exercised in whole or in part by the Fund, the number of Shares obtained by the Fund upon exercise of this Warrant) shall be reduced by a number of Shares (the "Earn-Back Shares") determined on the basis of the Fund's IRR, as set forth below.

          At or prior to the Calculation Date, the Company shall notify the Fund of the Company's calculation of the number of Earn-Back Shares, and the Fund shall provide the Company with any information reasonably requested by the Company in connection with such calculation. If the Fund disagrees with the Company's calculation of the number of Earn-Back Shares, the Fund shall so notify the Company in writing within 10 days of receiving the Company's calculation, and, if the Fund and the Company do not agree on such calculation, then the Fund and the Company shall promptly appoint a mutually acceptable qualified independent accountant to determine the number of Earn-Back Shares. If such parties shall be unable to agree on such an accountant within 20 days of the receipt by the Fund of the Company's calculation, the number of Earn-Back Shares shall be determined by a panel of three independent accountants, one of whom shall be selected in good faith by the Company, another of whom shall be selected in good faith by the Fund, and the third of whom shall be selected by such other two accountants or, if such accountants shall be unable to agree upon a third accountant within 10 days of the selection date of the second of such two accountant, by the American Arbitration Association; provided, that if either party fails to select its accountant within 10 days after the expiration of the time period for selecting a single accountant, then the number of

Earn-Back Shares shall be determined solely by the accountant selected by the other party. The accountant or accountants appointed pursuant to the foregoing procedure shall be instructed to determine the number of Earn-Back Shares within 30 days after the final appointment of all accountants, and such determination shall be final and binding upon the parties. If three accountants shall be appointed, then (a) if the median of the determinations of the accountants is an amount that is equal the mean of such determinations, then such mean shall constitute the determination of the accountants, and otherwise (b) the determination of the accountant that shall differ most from the other two accountants shall be excluded, the remaining two determinations shall be averaged and such average shall constitute the number of Earn-Back Shares. Each party shall bear its respective fees and expenses with respect to any accounting review and one-half of the fees and expenses of the accountants participating in any review. The Company shall cause one copy of the final determination of the accountants to be sent directly to the Fund.

          Following final determination of the number of Earn-Back Shares, the number of Underlying Shares held by the Fund shall be reduced by a number equal to the number of Earn-Back Shares. To the extent the number of Earn-Back Shares exceeds the Fund's number of Underlying Shares ("Shortfall Shares"), then the Fund shall be obligated, within 30 days following the final determination of the Earn-Back Shares, to return to the Company, for cancellation, a number of Shares equal to the number of Shortfall Shares. If the Fund no longer holds a number of Shares equal to the Shortfall Shares, the Fund shall pay to the Company an amount of cash equal to the amount received by the Fund upon disposition of such Shortfall Shares, based on the average per Share proceeds received by the Fund upon disposition of this Warrant and any Shares obtained upon exercise of this Warrant.

          The   provisions  of  this  ss.2.2  shall   terminate   following  the
Calculation Date and the Fund's return of the Shortfall Shares or payment to the Company as set forth above.

     For purposes of this ss.2.2, the number of Earn-Back Shares shall be determined based upon the Fund's IRR (after taking into account the effect of this ss.2.2), as follows (and such numbers shall be appropriately adjusted to reflect any adjustment in the number of Underlying Shares or the Shares obtained upon exercise of the Warrant in connection with any Reorganization, stock split, stock dividend or similar transaction):

IRR                                            Earn-Back Shares
less than 30%                                           -0-
30% - less than 32%                                 72,985.80
32% - less than 34%                                 71,160.76
34% - less than 36%                                 69,403.70
36% - less than 38%                                 67,710.93
40% or more                                         66,079.34

SECTION 3. RESERVATION.

          At all times during the Exercise Period, the Company will reserve and keep available the maximum number of authorized but unissued Shares, solely for the purpose of issue upon the exercise of this Warrant, as may at any time be issuable upon the exercise of this Warrant.

SECTION 4. REORGANIZATIONS.

          As a condition to any Reorganization, lawful and adequate provision shall be made so that immediately after such Reorganization, each Holder shall have the right to receive, in lieu of each Underlying Share deemed to be held by such Holder immediately prior to such Reorganization, such Shares, other securities or assets as may (by virtue of such Reorganization) be issued or payable with respect to or in exchange for a Share in connection with such Reorganization. In any such case appropriate provisions shall be made with respect to the rights and interests of each Holder to the end that the provisions of this Warrant shall thereafter be applicable, as nearly as may be, in relation to any Shares, other securities or assets obtainable upon exercise of this Warrant after such Reorganization. The Company shall not effect any such Reorganization unless prior to or simultaneously with the consummation of such Reorganization, the Company or any successor entity (if other than the Company) resulting from such transaction shall assume by written instrument executed and mailed or delivered to each Holder, the obligation to deliver to such Holder such Shares, other securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to receive. Notice of any proposed Reorganization shall be given by the Company to each Holder as promptly as possible after such Reorganization appears likely. The Company shall also notify each Holder promptly and in any event within 7 days of any adjustment required to be made pursuant to this ss.4. Following any Reorganization in which assets or securities other than Shares are obtainable upon exercise of this Warrant, the term "Underlying Shares" shall be deemed to include such other securities and assets.

SECTION 5. DISSOLUTION OR LIQUIDATION; DIVIDENDS AND DISTRIBUTIONS.

          Upon any proposed distribution of the assets of the Company in dissolution or liquidation, the Company shall mail notice of such distribution to each Holder and shall make no distribution to its shareholders until the expiration of 60 days from the date of mailing of such notice. Upon receipt of such notice, each Holder may (a) exercise this Warrant at any time prior to the expiration of such 60 day period and thereafter receive any distributions made to shareholders of the Company in connection with such dissolution or liquidation, or (b) exercise its rights under ss.10.1 of this Warrant, in which case no dissolution or liquidation of the Company may be commenced until such Holder has been paid in full all amounts owed pursuant to ss. 10 of this Warrant.

          Prior to the First Exercise Date, the Company shall not make or declare any dividend or distribution on its Shares, other than in connection with a dissolution or liquidation described above or in connection with Reorganizations covered by ss.4. Following the First Exercise Date, the Company shall mail notice of any dividend or distribution (other than dividend or distributions in connection with a dissolution or liquidation described above or in connection with Reorganizations covered by ss.4) to each Holder at least 30 days prior to the record date for such dividend or distribution or, if no record date is set, at least 30 days prior to the payment date of such dividend or distribution.

SECTION 6. SALE OF SHARES BELOW FAIR MARKET VALUE.

          If the Company at any time issues or Transfers any Share (a) to the Sellers (as defined in the Note Agreement) in connection with the Stock Purchase Agreement (as defined in the Note Agreement), or (b) at a price per Share less than Fair Market Value (or issues any warrant, option or other security permitting the holder of such warrant, option or security to acquire any Share at a price per Share less than Fair Market Value), then in each case simultaneously with the consummation of any such Transfer, the number of Underlying Shares shall be automatically increased such that the aggregate Applicable Percentage of all Holders immediately prior to such Transfer is equal to the aggregate Applicable Percentage of all Holders immediately after such Transfer. The Company shall notify each Holder promptly and in any event within 7 days of any adjustment required to be made pursuant to this ss.6. The provisions of this ss.6 shall not apply to Exempt Sales. For purposes of determining Fair Market Value for this ss.6, Appraised Value shall be determined by the Majority Holders and the Company as of the date of any such Transfer.

SECTION 7. FULLY PAID SHARES; TAXES; FRACTIONAL SHARES.

          The Company covenants and agrees that the Shares to be delivered on the exercise of this Warrant will, at the time of such delivery, be validly issued and outstanding and be fully paid and nonassessable. The Company further covenants and agrees that it will pay when due and payable any and all federal and state issuance or transfer taxes that may be payable in respect of this Warrant or any Shares or certificates issued upon the exercise of this Warrant. The Company shall not, however, be required to pay any tax which may be payable in respect of any Transfer involving a Transfer of Shares in the name other than that of a Holder, and any such tax shall be paid by the Holder requiring such Transfer. Fractional Shares shall be issued upon the exercise of this Warrant in any case in which the Underlying Shares are not a whole number.

SECTION 8. VOTING RIGHTS.

          At any time prior to the exercise in full of this Warrant, the Company will give Purchaser prior notice of any matter submitted to the shareholders of the Company (whether such matter is submitted to a vote, written consent or other approval) (a "Shareholder Matter"). The notice provided pursuant to this
Section 8 will be at the same time and in the same manner as the notice provided to shareholders of the Company. At least two days prior to the date fixed for shareholder vote, consent, or other approval, Purchaser may inform the Principals in writing of how Purchaser would elect to vote, whether Purchaser would grant consent or approval, or how Purchaser would elect to act on the Shareholder Matter. If the Shareholder Matter would be approved or rejected by a percentage that is less than the Applicable Percentage, then the Principals agree not to consent or vote any Shares in a manner that would be inconsistent with Purchaser's position.

SECTION 9. RESTRICTIONS ON TRANSFERABILITY OF WARRANTS AND SHARES;
           COMPLIANCE WITH LAWS.

          9.1. In General. Neither this Warrant nor any Shares obtained upon exercise of this Warrant shall be Transferred except upon the conditions specified in this Warrant, which conditions are intended to insure compliance with the provisions of the Securities Act (or any similar federal statute at the time in effect) and any applicable state securities laws in respect of any such Transfer.

          9.2. Restrictive Legend. The Warrant and any Shares obtained upon exercise of this Warrant shall be represented by certificates, and, unless otherwise permitted by the provisions of thisss.9.2, shall be marked with a legend reading substantially as follows:


     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT AND ANY SUCH LAWS THAT MAY BE APPLICABLE AND ARE TRANSFERABLE ONLY UPON THE CONDITIONS SPECIFIED IN THE WARRANT PURSUANT TO WHICH SUCH SECURITIES WERE ISSUED.

          If a registration statement covering this Warrant or any Shares obtained upon exercise of this Warrant shall become effective under the Securities Act and under any applicable state securities laws, or if the Company shall receive an opinion of counsel reasonably satisfactory to the Company (which shall include counsel to the Company and counsel to the original Holder of this Warrant) that, in the opinion of such counsel, such legend is not required (including, without limitation, because of the availability of an exemption afforded by Rule 144 under the Securities Act), the Company shall, or shall instruct its transfer agents and registrars to, remove such legend or issue new Warrants or certificates without such legend. Upon the reasonable written request of a Holder, the Company shall forthwith request counsel to render an opinion with respect to the matters covered in this paragraph, and the Company shall pay all expenses in connection with such matters.

SECTION 10. SALE OF WARRANT TO COMPANY.

          10.1. Right to Put. At any time following the earlier of (i) the first occurrence of a Triggering Event (as defined in the Note Agreement) or (ii) the fifth anniversary of the initial issuance of this Warrant, each Holder shall have the right to require the Company to purchase all of its Warrant and any Shares obtained upon exercise of this Warrant for cash (the "Right to Put"), and the Company agrees to make such purchase. The purchase price shall be equal to Determined Value times the Applicable Percentage.

          10.2 Closing of the Right to Put. Each Holder may exercise the Right to Put by delivering notice of exercise (the "Notice of Sale") to the Company. Determined Value and EBITDA Multiple in connection with the Right to Put shall be determined as set forth in ss. 1 by such Holder and the Company as of the date of the Notice of Sale. Following the determination of Determined Value and EBITDA Multiple as set forth in ss. 1, such Holder shall select a settlement date by notice in writing to the Company, which shall be not less than 120 days after such determination. On such settlement date, upon surrender of this Warrant (and any certificates evidencing Shares) by the Holder at the principal place of business of the Company, or, at the option of the Holder, upon delivery of this Warrant and such certificates to an escrow agent reasonably acceptable to the Holder and the Company, the Company shall pay the purchase price to the Holder in immediately available funds by the method specified in the Notice of Sale.

          10.3. Unlocking Proposal. If the Company or any of its shareholders receive an Unlocking Proposal, the Company shall promptly give notice of such proposal to each Holder, including in such notice the terms and conditions of such proposal and any other information material to an evaluation of such proposal. If the Company or any of its shareholders receive any Unlocking Proposal on or after the fifth anniversary of the initial issuance of this Warrant (provided that at least 40% of the consideration offered in such Unlocking Proposal consists of cash or marketable securities), and, within 30 days after receipt of the Company's notice of such proposal, any Holder notifies the Company that such Holder desires to accept the Unlocking Proposal, then either (a) the Company (or, as appropriate, the shareholders) shall accept the Unlocking Proposal within 30 days of receipt of such Holder's notice and shall use good faith and commercially reasonable efforts to consummate the transactions described in the Unlocking Proposal, or (b) if the Company fails to accept the Unlocking Proposal within such 30-day period, then each Holder shall have the right, exercisable by written notice to the Company within 30 days after expiration of the first 30-day period, to require the Company to purchase all of its Warrant and any Shares obtained upon exercise of its Warrant for cash (the "Unlocking Put") and to require the Company to prepay the Note, and the Company agrees to make such purchase and prepayment. The purchase price in the Unlocking Put shall be the value of this Warrant and/or such Shares based upon the fair market value (on a present value basis, using a discount rate equal to the prime rate as set forth in the "Money Rates" column or similar listing in The Wall Street Journal) of the consideration that would have been paid to such Holder if the Unlocking Proposal had been accepted. The Holder shall select a settlement date and set forth such date in its notice to the Company, which date shall be not earlier than 120 after the date of such notice. On such settlement date, upon surrender of this Warrant (and any certificates evidencing Shares) by the Holder at the principal place of business of the Company as described in ss.2, or, at the option of the Holder, upon delivery of this Warrant and such certificates to an escrow agent reasonably acceptable to the Holder and the Company, the Company shall pay the purchase price to the Holder in immediately available funds by the method specified in the Holder's notice.

          10.4. Default by the Company. If for any reason the Company shall default on, or be otherwise unable to meet, its obligations under this ss. 10, at any Holder's option, the Company shall promptly either (a) issue to such Holder the Company's one year promissory note in the principal amount equal to any unpaid amounts, bearing interest at a rate of 14%, compounded per annum, with the Company required to use any available cash to pay any accrued interest and unpaid principal on such note, or (b) return this Warrant and any certificates evidencing Shares to such Holder, and thereafter the Holders shall have the right to two demand registrations covering this Warrant and any Shares held by the Holders, as more fully provided in ss. 11 below. Such rights shall be in addition to all other rights and remedies available to the Holders upon a breach by the Company of its obligations under this ss. 10.

SECTION 11. REGISTRATION RIGHTS.

          11.1. Demand Registration Rights. The Holders shall have the right to demand two registrations covering the Warrant and the Underlying Shares and Shares held by the Holders. In connection with any such demand registration that is an underwritten registration, the Majority Holders shall select an independent underwriter. Upon the request of the Majority Holders requesting that the Company effect registration of all or a part of such securities under applicable federal and state securities law, the Company shall, subject to the conditions of ss. 11.2 below, promptly endeavor in good faith to effect such registration. The Company will not include any other securities in such registration without the written consent of the Majority Holders requesting registration.

     The Company's actions shall include notification to or approval of any governmental authority under any federal or state law, or listing with any securities exchange or national securities market for the public trading of securities, which may be reasonably required to permit the proposed sale of securities that the Holders propose to make promptly upon the effectiveness of such registration, and the Company shall keep effective such registration for such period, not to exceed nine months, as may be necessary to effect such sale and shall, if necessary, amend the registration statement and supplement the prospectus during such period.

          11.2. Delay of Demand Registration. The Company may delay any registration required pursuant to ss. 11.1 for a period not exceeding 45 days, provided the Company shall in good faith determine that any such registration would adversely affect an offering or contemplated offering of other securities by the Company or would otherwise be materially detrimental to the Company or its shareholders.

          11.3. Piggyback Registration. If at any time and from time to time the Company proposes to register any of its Shares or other securities under the Securities Act (other than pursuant to ss. 11.1) in connection with an underwritten public offering of such Shares or other securities, the Company shall promptly give notice to the Holders of its intention to do so. Upon the request of a Holder, given within 10 days after receipt of any such notice from the Company, the Company shall in each instance use its best efforts to cause such Holder's Warrants, Underlying Shares or Shares to be registered under the Securities Act and registered or qualified under any state securities law; provided, however, that the obligation to give such notice and to use such best efforts shall not apply to any registration (a) on Form S-8 (or any successor form), (b) in connection with dividend reinvestment plans, or (c) for the purpose of offering registered securities to another business entity or the shareholders of such entity in connection with the acquisition of assets or capital stock of such entity or in connection with a merger, consolidation, combination or similar transaction with such entity. In connection with any underwritten offering of securities on behalf of the Company or any holders of the Company's securities, the Company shall not be required to include any Underlying Shares or Shares held by a Holder unless such Holder agrees to reasonable and customary terms of the underwriting, and the Company will include in such registration (a) first, securities offered to be sold by the Company and by any holder of demand registration rights exercising such rights, (b) second, the Warrants, Underlying Shares and Shares held by any Holder requesting piggyback registration rights or by Paul T. Siemann pursuant to the Warrant dated March 24, 1998 (in such quantity as will not, in the written opinion of the underwriters, jeopardize the success of the offering), and (c) third, any other securities requested to be included in such registration (in such quantity as will not, in the written opinion of the underwriters, jeopardize the success of the offering). With respect to any securities included in a registration pursuant to clause (b) of the preceding sentence, the Holders requesting piggyback registration rights, on the one hand, and Paul T. Siemann, on the other hand, shall be entitled to register an equal number of securities; provided, however, that any limitation placed on the number of securities that may be registered by Paul T. Siemann (because of his status as an insider, or otherwise) shall not adversely affect Holders. The Company will not grant any registration rights which conflict with the Holders' rights pursuant to this ss. 11.

          11.4.  Expenses.  The Company shall pay all  Registration  Expenses in connection with all registrations (which, for purposes of thisss.11.4 andss.11.5, shall include any qualifications, notifications and exemptions) underss.ss.11.1 and 11.3.

          11.5. Indemnification. In connection with any registration underss.11.1 orss.11.3, the Company shall indemnify each Holder and each underwriter, including each person, if any, who controls such Holder within the meaning ofss.15 of the Securities Act, against all losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement of a material fact contained in any registration statement or prospectus or notification or offering circular (and as amended or supplemented if the Company shall have furnished any amendments or supplements) or any preliminary prospectus or caused by any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or alleged untrue statement or omissions based upon information furnished in writing to the Company by the Holders or, as the case may be, any such underwriter expressly for use in such registration statement or prospectus, and the Company and each officer, director and controlling person of the Company shall be indemnified by each Holder for all such losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement or omission, or alleged omission, based upon information furnished in writing to the Company by such Holder for any such use.

          Promptly upon receipt by an indemnified party of notice of the commencement of any action against such indemnified party in respect of which indemnity or reimbursement may be sought against any indemnifying party under this Warrant, the indemnified party shall notify the indemnifying party in writing of the commencement of such action, but the failure so to notify the indemnifying party shall not relieve it of any liability which it may have to any indemnified party otherwise than under this ss. 11.5. In case notice of commencement of any such action shall be given to the indemnifying party as above provided, the indemnifying party shall be entitled to participate in and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and satisfactory to such indemnified party. The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense of such action, but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the indemnified party unless the indemnifying party either agrees to pay the same or fails to assume the defense of such action with counsel satisfactory to the indemnified party. No indemnifying party shall be liable for any settlement entered into without its consent which consent shall not be unreasonably withheld.

          11.6. Conditional Exercise. If a Holder notifies the Company that such Holder wishes to condition any exercise of all or part of the Warrant upon consummation of a public offering (such that only Shares and not the Warrant will be sold in such public offering), then the Company shall, if such public offering is consummated, deem such exercise to have been consummated immediately prior to such public offering (provided the applicable Exercise Price is paid in full), and, if such public offering is not consummated, return such Warrant and any Exercise Price paid to such Holder unless otherwise instructed by such Holder.

SECTION 12. TAG-ALONG AND SALE ARRANGEMENTS.

          12.1. Tag-Along Rights. Each Holder shall have the right to have a pro rata portion of its Underlying Shares and any Shares obtained upon exercise of this Warrant included in any Transfer by the Principals or their personal representatives, heirs and assigns unless such Transfer shall be (a) of 5% or less of the outstanding Shares, (b) between the Principals, (c) to the Company, as long as it does not create an Event of Default under the Note Agreement, or
(d) to any family member of a Principal or a related entity, in each case approved in advance by the Majority Holders, which approval shall not be unreasonably withheld. Such pro rata portion shall be equal to total number of Shares to be sold in the proposed Transfer, multiplied by a fraction equal to the number of Underlying Shares or Shares held by the Holder divided by the number of Underlying Shares or Shares held by the Holder plus the number of Shares held by the Principal and other shareholders selling in the proposed Transfer. If a Holder notifies the Company that such Holder wishes to condition any exercise of all or part of the Warrant upon consummation of any such Transfer (such that only Shares and not the Warrant will be sold in such Transfer), then the Company shall, if such Transfer is consummated, deem such exercise to have been consummated immediately prior to such Transfer (provided the applicable Exercise Price is paid in full), and, if such Transfer is not consummated, return such Warrant and any Exercise Price paid to such Holder unless otherwise instructed by such Holder.

          12.2. Tag-Along Notices. Promptly after becoming aware of any proposed Transfer under ss. 12.1, the Company and the Principals shall give notice of such transaction to each Holder, specifying the terms of the transaction, including the date on which it is expected to occur, the number of Underlying Shares and Shares which may be sold by such Holder, and stating any other material information concerning such Transfer. Each Holder shall have 20 days after the receipt of such notice (and any supplemental notice indicating any material changes in the terms of the originally proposed transfer) in which to respond as to whether or not it elects to be included in the proposed Transfer on the terms set forth in the notice. If a Holder elects to be included, the Company and the Principals shall each use its best efforts to include such Holder's securities upon the same terms as those applicable to the proposed Transfer.

          12.3. Personal Gain on Sale Transaction. Neither the Company nor the Principals shall enter into any Sale Transaction if the Company's executives, officers or directors will receive any Excess Compensation in connection with such Sale Transaction unless, in connection with and as a condition to such Sale Transaction, proper provision is made such each Holder is paid, in such Sale Transaction, an amount equal to the amount of such Excess Consideration times such Holder's Applicable Percentage.

          12.4. Termination. The provisions of thisss.12 shall terminate on the tenth anniversary of the initial issuance of the Warrant.

SECTION 13. BOARD RIGHTS.

          13.1. Notices and Right to Attend. The Fund shall receive all notices of and shall have the right to attend (by any of the Fund's authorized representatives) at Company's expense all meetings of (i) the board of directors of the Company, (ii) the board of directors of any subsidiary of the Company, and (iii) any committees of either board (collectively, the "Board"), provided that no more than two such representatives shall attend such meetings without the consent of the Company. The Company agrees that meetings of the Board shall take place at least quarterly. The Fund shall be entitled to receive copies of all minutes of such meetings along with copies of any information or other items distributed to the members of the Board prior to or at such meeting, whether or not the Fund's representative attends such meeting.

          13.2. Right to Board Seat. In addition to representatives as described in ss. 13.1, the Fund shall have the right to name a representative who shall maintain a seat on the Board, and be entitled to all benefits generally available to members of the Board. The Principals hereby agree to vote all Shares so as to elect any representative of the Fund selected by the Fund as a director pursuant to this ss. 13.2. In addition to the director selected by the Fund pursuant to this Section 13.2, the Board shall consist of not more than three members nominated by Paul T. Siemann. The Company and the Principals will use best efforts to identify and elect to the Board (a) as soon as practicable, but in any event within six months after the Closing Date (as defined in the Note Agreement), one member of the Board who shall be an outside director and shall be an "independent director" as defined by the rules of the National Association of Securities Dealers, Inc. ("Independent Director"), and (b) as soon as practicable, but in any event within twelve months after the Closing Date (as defined in the Note Agreement) a second member of the Board who shall be an outside director and shall be an Independent Director.

          13.3. Termination. The provisions of this ss. 13 shall terminate on the tenth anniversary of the initial issuance of the Warrant.

SECTION 14. PURCHASE RIGHTS.

          Subject to any consent required pursuant to ss. 15 of this Warrant, if the Company authorizes the issuance or sale of any Shares or other securities issued by the Company (including any securities containing options or rights to acquire any Shares) ("Offered Securities"), the Company shall first offer to sell to each Holder a portion of the Offered Securities equal to the Applicable

Percentage held by such Holder. Each Holder shall be entitled to purchase such Offered Securities at the most favorable price and on the most favorable terms as such Offered Securities are to be offered to any other person or entity. The provisions of this ss. 14 shall not apply to Exempt Sales.

          In order to exercise its purchase rights under this ss. 14, within 30 days after receipt of written notice from the Company describing in reasonable detail the Offered Securities, the purchase price for such Offered Securities, the payment terms and such Holder's percentage allotment, the Holder must deliver a written notice to the Company describing its election under this ss.14. If all of the Offered Securities offered to the Holders are not fully subscribed, any Offered Securities not purchased by the Holders shall be reoffered by the Company to the Holders purchasing their full allotment upon the terms set forth in this paragraph, except that such Holders must exercise their purchase rights within five days after receipt of such reoffer. The closing of the purchase and sale of the Offered Securities pursuant to the provisions of this ss.14 shall occur at a place and on a date which are agreed to by the Company and any participating Holder, but no more than 60 days after the date of the election by a Holder which resulted in the sale and purchase of such Offered Securities.

          If a Holder is unable to purchase such Offered Securities for cash because of regulatory restrictions limiting the amount of the Holder's investment in the Company, the Company will permit such Holder to pay for such Offered Securities, at the Holder's option, by (i) the Holder's issuance of a five year subordinated promissory note, bearing interest at the prime rate as set forth in the "Money Rates" column or similar listing of The Wall Street
Journal, or (ii) cancellation of an amount of accrued interest and, if necessary, principal, of the Note, in each case equal to the amount owing on such Offered Securities.

          Upon the expiration of the offering periods described above, the Company shall be entitled to sell such Offered Securities which the Holders have not elected to purchase during the 60 days following such expiration on terms and conditions no more favorable to the purchasers than those offered to such Holders. Any Shares or other securities offered or sold by the Company after such 60-day period must be reoffered to the Holders pursuant to the terms of this ss.14.

          The provisions of this ss. 14 shall terminate on the tenth anniversary of the initial issuance of the Warrant.

SECTION 15. COVENANTS.

          15.1. In General. The provisions of Section 6 of the Note Agreement (including any defined terms used in such Section) are hereby incorporated into this Warrant by this reference, and the Company agrees that it will take all action required to be taken by such Section, and omit to take any action prohibited by such Section.

          15.2. NASDAQ Listing Requirements. From and after the Closing Date (as defined in the Note Agreement), the Company will comply with the rules of the National Association of Securities Dealers, Inc. with respect to non-quantitative designation criteria for NASDAQ National Market issuers.

          15.3. Termination. The provisions of thisss.15 shall terminate on the tenth anniversary of the initial issuance of the Warrant.

SECTION 16. LOST, STOLEN WARRANTS, ETC.

          If this Warrant or any certificates evidencing Shares shall be mutilated, lost, stolen or destroyed, the Company shall issue a new Warrant or certificate of like date, tenor and denomination and deliver the same in exchange and substitution for and upon surrender and cancellation of the mutilated Warrant or certificate, or in lieu of the Warrant or certificate lost, stolen or destroyed, upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the Holder shall be deemed sufficient) of the loss, theft or destruction of such Warrant or certificate.

SECTION 17. MISCELLANEOUS.

          17.1. Holder Not A Shareholder. Except as otherwise specifically provided in this Warrant, prior to the exercise of this Warrant no Holder shall be entitled to any of the rights of a shareholder of the Company.

          17.2. Notices. Any notice, demand or delivery to be made pursuant to the provisions of this Warrant shall be in writing and (a) shall be deemed to have been given or made one day after the date sent (i) if by the Company, by prep aid overnight delivery addressed to each Holder at its last known address appearing on the books of the Company maintained for such purpose or (ii) if by a Holder, by prep aid overnight delivery, addressed to the Company at the Company's address as set forth in ss.2; and (b) if given by courier, confirmed telegram, or confirmed facsimile transmission shall be deemed to have been made or given when received. Each Holder and the Company may each designate a different address by notice to the other in the manner provided in this ss.17.2.

          17.3. Successors and Assigns. This Warrant and the rights evidenced by such Warrant shall inure to the benefit of and be binding upon the successors and assigns of the Company and each Holder. The provisions of this Warrant are intended to be for the benefit of the Holders of this Warrant or the Shares obtained upon exercise of this Warrant and shall be enforceable by the Holders.

          17.4. Amendments. This Warrant may not be modified, supplemented, varied or amended except by an instrument in writing signed by the Company and the Majority Holders.

          17.5. Headings; Severability. The index and the descriptive headings of sections of this Warrant are provided solely for convenience of reference and shall not, for any purpose, be deemed a part of this Warrant. Should any part of this Warrant for any reason be declared invalid, such decision shall not affect the validity of any remaining portion, which shall remain in force and effect as if this Warrant had been executed with the invalid portion eliminated. It is the intention of the Company and the Holders that they would have executed and accepted the remaining portion of this Warrant without including in such remaining portion any such part, parts or portion which may, for any reason, be hereafter declared invalid.

          17.6. Governing Law. This Warrant and all matters concerning this Warrant shall be governed by the laws of the State of Colorado for contracts entered into and to be performed in such state without regard to principles of conflicts of laws.

          17.7. Survival of Certain Provisions. Except as otherwise provided, the provisions of ss. 8 through ss. 17 of this Warrant shall survive the exercise of this Warrant and shall continue in full force and effect following such exercise until all Shares obtained upon exercise of the Warrant are no longer restricted securities under the federal securities laws.

          17.8. Specific Performance. The Company acknowledges and agrees that the Holders would be damaged irreparably in the event any of the provisions of this Warrant are not performed in accordance with their specific terms or otherwise are breached. Accordingly, the Company agrees that the Holders shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Warrant and to enforce specifically this Warrant and the terms and provisions of this Warrant in any action instituted in any federal or state court in the United States having jurisdiction over the parties and the matter, in addition to any other remedy to which the Holders may be entitled, at law or in equity.

                              ELECTION TO PURCHASE

To Siemann Educational Systems, Inc.:

     The undersigned registered holder of the Warrant attached to this election notice irrevocably exercises the Warrant, purchases pursuant to such exercise _________ Common Shares of the Company, makes payment of $___ for such Shares, and requests that the certificates for such Shares be issued in the name of the undersigned holder or its nominee and delivered to such holder at holder's address on the books of the Company.


HANIFEN IMHOFF MEZZANINE FUND, L.P.

By: Hanifen Imhoff Capital Partners LLP, its General Partner




By:
    --------------------------------------------------------
                  Managing Partner


Dated:  March 24, 1998

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned registered holder of the Warrant attached to this assignment notice, sells, assigns and transfers unto __________________ the Warrant and all rights evidenced by such Warrant and does irrevocably constitute and appoint____________________ attorney to transfer such Warrant on the books of the Company.


HANIFEN IMHOFF MEZZANINE FUND, L.P.

By:      Hanifen Imhoff Capital Partners LLP, its General Partner


By:______________________________________
                  Managing Partner


Dated:  March 24, 1998

                            CONSENT OF THE PRINCIPALS

          The undersigned Principal (as defined in the Warrant (the "Warrant") dated as of March 24 1998 issued by Siemann Educational Systems, Inc. to Hanifen Imhoff Mezzanine Fund, L.P.) hereby agrees (i) to be bound by the provisions of ss. ss. 8, 11, 12, 13 and 17 of the Warrant as if the undersigned were a party to such Warrant, and (ii) to use best efforts to cause the Company to comply with all provisions of the Warrant.



-------------------------------
Paul T. Siemann


-------------------------------
Christian Business Advisory Services, Inc.


By:
    -------------------------------------
Its:
     ------------------------------------



33705

                                   GUARANTEE


                                                                  March 24, 1998



Hanifen Imhoff Mezzanine Fund, L.P.
1125 Seventeenth Street, Suite 1500
Denver, Colorado 80202

Re:      Siemann Educational Systems, Inc. ("Borrower")

Gentlemen:

     Hanifen Imhoff Mezzanine Fund, L.P. ("Lender") and Borrower have entered into certain financing arrangements pursuant to which Lender will make a loan and provide other financial accommodations to Borrower as set forth in the Note and Security Agreement, dated as of the date of this Guarantee, by and among Borrower, Lender and the undersigned ("Guarantors") (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the "Note Agreement"), and other agreements, documents and instruments referred to in the Note Agreement or at any time executed and/or delivered in connection with the Note Agreement or related to the Note Agreement, including, but not limited to, this Guarantee (all of the foregoing, together with the Note Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the "Financing Documents").

     Due to the close business and financial relationships between Borrower and Guarantors, in consideration of the benefits which will accrue to Guarantors and as an inducement for and in consideration of Lender making the loan and providing other financial accommodations to Borrower pursuant to the Note Agreement and the other Financing Documents, Guarantors hereby agree in favor of Lender as follows:

A. Guarantee.

     1. Guarantors absolutely and unconditionally guarantee and agree to be liable for the full and indefeasible payment and performance when due of the following (all of which are collectively referred to herein as the "Guaranteed Obligations"):

          (a) all obligations, liabilities and indebtedness of any kind, nature and description of Borrower to Lender and/or its affiliates, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising in connection with the Note Agreement whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Note Agreement or after the commencement of any case with respect to Borrower under the United States Bankruptcy Code or any similar statute (including, without limitation, the payment of interest and other amounts, which would accrue and become due but for the commencement of such case and including loans, interest, fees, charges and expenses related thereto and all other obligations of Borrower or its successors to Lender arising after the commencement of such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and however acquired by Lender, and

          (b) all expenses (including, without limitation, attorneys' fees and legal expenses) incurred by Lender in connection with the preparation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of Borrower's obligations, liabilities and indebtedness to Lender, the rights of Lender in any collateral or under this Guarantee and all other Financing Documents or in any way involving claims by or against Lender directly or indirectly arising out of or related to the relationships between Borrower, Guarantors or any other Obligor (as hereinafter defined) and Lender, whether such expenses are incurred before, during or after the initial or any renewal term of the Note Agreement and the other Financing Documents or after the commencement of any case with respect to Borrower or Guarantors under the United States Bankruptcy Code or any similar statute.

     2. This Guarantee is a guaranty of payment and not of collection. Guarantors agree that Lender need not attempt to collect any Guaranteed Obligations from Borrower, Guarantors or any other Obligor or to realize upon any collateral, but may require Guarantors to make immediate payment of all of the Guaranteed Obligations to Lender when due, whether by maturity, acceleration or otherwise, or at any time thereafter. Lender may apply any amounts received in respect of the Guaranteed Obligations to any of the Guaranteed Obligations, in whole or in part (including attorneys' fees and legal expenses incurred by Lender with respect thereto or otherwise chargeable to Borrower or Guarantors) and in such order as Lender may elect.

     3. Payment by Guarantors shall be made to Lender at the office of Lender from time to time on demand as Guaranteed Obligations become due. Guarantors shall make all payments to Lender on the Guaranteed Obligations free and clear of, and without deduction or withholding for or on account of, any setoff, counterclaim, defense, duties, taxes, levies, imposts, fees, deductions, withholding, restrictions or conditions of any kind. One or more successive or concurrent actions may be brought hereon against Guarantors either in the same action in which Borrower or any other Obligor is sued or in separate actions. In the event any claim or action, or action on any judgment, based on this Guarantee is brought against Guarantors, Guarantors agree not to deduct, set-off, or seek any counterclaim for or recoup any amounts which are or may be owed by Lender to Guarantors.

B. Waivers and Consents.

     1. Notice of acceptance of this Guarantee, the making of a loan and advance and providing other financial accommodations to Borrower and presentment, demand, protest, notice of protest, notice of nonpayment or default and all other notices to which Borrower or Guarantors are entitled are hereby waived by Guarantors. Guarantors also waive notice of and hereby consent to, (i) any amendment, modification, supplement, extension, renewal, or restatement of the Note Agreement and any of the other Financing Documents, including, without limitation, extensions of time of payment of or increase or decrease in the amount of any of the Guaranteed Obligations or any collateral, and the guarantee made herein shall apply to the Note Agreement and the other Financing Documents and the Guaranteed Obligations as so amended, modified, supplemented, renewed, restated or extended, increased or decreased, (ii) the taking, exchange, surrender and releasing of collateral or guarantees now or at any time held by or available to Lender for the obligations of Borrower or any other party at any time liable on or in respect of the Guaranteed Obligations or who is the owner of any property which is security for the Guaranteed Obligations (individually, an "Obligor" and collectively, the "Obligors"), (iii) the exercise of, or refraining from the exercise of any rights against Borrower or any other Obligor or any collateral, (iv) the settlement, compromise or release of, or the waiver of any default with respect to, any of the Guaranteed Obligations and (iv) any financing by Lender of Borrower under Section 364 of the United States Bankruptcy Code or consent to the use of cash collateral by Lender under Section 363 of the United States Bankruptcy Code. Guarantors agree that the amount of the Guaranteed Obligations shall not be diminished and the liability of Guarantors hereunder shall not be otherwise impaired or affected by any of the foregoing.

     2. No invalidity, irregularity or unenforceability of all or any part of the Guaranteed Obligations shall affect, impair or be a defense to this Guarantee, nor shall any other circumstance which might otherwise constitute a defense available to or legal or equitable discharge of Borrower in respect of any of the Guaranteed Obligations, or Guarantors in respect of this Guarantee, affect, impair or be a defense to this Guarantee. Without limitation of the foregoing, the liability of Guarantors hereunder shall not be discharged or impaired in any respect by reason of any failure by Lender to perfect or continue perfection of any lien or security interest in any collateral or any delay by Lender in perfecting any such lien or security interest. As to interest, fees and expenses, whether arising before or after the commencement of any case with respect to Borrower under the United States Bankruptcy Code or any similar statute, Guarantors shall be liable therefor, even if Borrower' liability for such amounts does not, or ceases to, exist by operation of law.

     3. Guarantors hereby irrevocably and unconditionally waive and relinquish all statutory, contractual, common law, equitable and all other claims against Borrower, any collateral for the Guaranteed Obligations or other assets of Borrower or any other Obligor, for subrogation, reimbursement, exoneration, contribution, indemnification, setoff or other recourse in respect to sums paid or payable to Lender by Guarantors hereunder, and Guarantors hereby further irrevocably and unconditionally waive and relinquish any and all other benefits which Guarantors might otherwise directly or indirectly receive or be entitled to receive by reason of any amounts paid by or collected or due from Guarantors, Borrower or any other Obligor upon the Guaranteed Obligations or realized from their property.

C. Acceleration. Notwithstanding anything to the contrary contained herein or any of the terms of any of the other Financing Documents, the liability of Guarantors for the entire Guaranteed Obligations shall mature and become immediately due and payable, even if the liability of Borrower or any other Obligor therefor does not, upon the occurrence of any act, condition or event which constitutes an Event of Default as such term is defined in the Note Agreement.

D. Account Stated. The books and records of Lender showing the account between Lender and Borrower shall be admissible in evidence in any action or proceeding against or involving Guarantors as prima facie proof of the items therein set forth, and any statements of Lender rendered to Borrower, to the extent to which no written objection is made within thirty (30) days from the date of sending thereof to Borrower, shall be deemed conclusively correct and constitute an account stated between Lender and Borrower and be binding on Guarantors.

E. Termination. This Guarantee is continuing, absolute and unconditional. All Guaranteed Obligations shall be conclusively presumed to have been created in reliance on this Guarantee. This Guarantee may not be terminated and shall continue so long as the Note Agreement shall be in effect (whether during its original term or any renewal, substitution or extension thereof).

F. Reinstatement. If after receipt of any payment of, or proceeds of collateral applied to the payment of, any of the Guaranteed Obligations, Lender is legally required to surrender or return such payment or proceeds to any Person for any reason, then the Guaranteed Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Guarantee shall continue in full force and effect (and if otherwise terminated, this Guarantee shall be reinstated) as if such payment or proceeds had not been received by Lender. This Section F shall remain effective notwithstanding any contrary action that may be taken by Lender in reliance upon such payment or proceeds. This Section F shall survive the termination or revocation of this Guarantee.

G. Amendments and Waivers. Neither this Guarantee nor any provision hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of Lender. Lender shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights, powers and/or remedies unless such waiver shall in writing and signed by an authorized officer of Lender. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Lender of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Lender would otherwise have on any future occasion, whether similar in kind or otherwise.

H. Power and Authority. Guarantors have the legal capacity to enter into this Guarantee, and the execution, delivery and performance of this Guarantee is within the power of Guarantors, has been duly executed and delivered and is not in contravention of law, or any indenture, agreement or undertaking to which any of the Guarantors is a party or by which Guarantors or any of Guarantors' property are bound. This Guarantee constitutes the legal, valid and binding obligation of Guarantors enforceable in accordance with its terms.

I.  Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver.

     1. The validity, interpretation and enforcement of this Guarantee and any dispute arising out of the relationship between Guarantors and Lender, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of Colorado (without giving effect to principles of conflicts of law).

     2. Guarantors hereby irrevocably consent and submit to the non-exclusive jurisdiction of the courts of the State of Colorado located in Denver, Colorado and the United States District Court for the District of Colorado and waive any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Guarantee or any of the other Financing Documents or in any way connected with or related or incidental to the dealings of Guarantors and Lender in respect of this Guarantee or any of the other Financing Documents or the transactions related hereto or thereto, in each case whether now existing or hereafter arising and whether in contract, tort, equity or otherwise, and agree that any dispute arising out of the relationship between Guarantors or Borrower and Lender or the conduct of any such persons in connection with this Guarantee, the other Financing Documents or otherwise shall be heard only in the courts described above (except that Lender shall have the right to bring any action or proceeding against Guarantors or any of Guarantors' property in the courts of any other jurisdiction which Lender deems necessary or appropriate in order to realize on any collateral at any time granted by Borrower or Guarantors to Lender or to otherwise enforce its rights against Guarantors or any of Guarantors' property).

     3. Guarantors hereby waive personal service of any and all process upon any Guarantor and consent that all such service of process may be made by certified mail (return receipt requested) directed to Guarantors' addresses set forth on the signature pages hereof and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, or, at Lender's option, by service upon Guarantors in any other manner provided under the rules of any such courts. Within thirty (30) days after such service, Guarantors shall appear in answer to such process, failing which Guarantors shall be deemed in default and judgment may be entered by Lender against Guarantors for the amount of the claim and other relief requested.

     4. GUARANTORS HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS GUARANTEE OR ANY OF THE OTHER FINANCING DOCUMENTS OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF GUARANTORS AND LENDER IN RESPECT OF THIS GUARANTEE OR ANY OF THE OTHER FINANCING DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. GUARANTORS HEREBY AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY BENCH TRIAL WITHOUT A JURY AND THAT GUARANTORS OR LENDER MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF GUARANTORS AND LENDER TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

     5. Lender shall not have any liability to Guarantors (whether in tort, contract, equity or otherwise) for losses suffered by Guarantors in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Guarantee, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Lender that the losses were the result of acts or omissions constituting gross negligence or willful misconduct. In any such litigation, Lender shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of the Note Agreement and the other Financing Documents.

J. Notices. All notices,  requests and demands hereunder shall be in writing and
(i) made to Lender at its address set forth above and to Guarantors at their addresses set forth below, or to such other address as any party may designate by written notice to the others in accordance with this provision, and (ii) deemed to have been given or made: if delivered in person, immediately upon delivery; if by facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next business day, one (1) business day after sending; and if by certified mail, return receipt requested, five (5) days after mailing.

K. Partial Invalidity. If any provision of this Guarantee is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Guarantee as a whole, but this Guarantee shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

L.  Entire  Agreement.  This  Guarantee  represents  the  entire  agreement  and
understanding  of  the  parties   concerning  the  subject  matter  hereof,  and
supersedes all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written.

M. Successors and Assigns. This Guarantee shall be binding upon Guarantors and their respective successors and assigns and shall inure to the benefit of Lender and its successors, endorsees, transferees and assigns.

N. Construction. All references to the term "Guarantors" wherever used herein shall mean Guarantors and their respective successors and assigns (including, without limitation, any guardian, receiver, trustee or custodian for Guarantors or any of Guarantors' assets or Guarantors in their capacity as debtor or debtor-in-possession under the United States Bankruptcy Code). All references to the term "Lender" wherever used herein shall mean Lender and its successors and assigns and all references to the term "Borrower" wherever used herein shall mean Borrower and their respective successors and assigns (including, without limitation, any receiver, trustee or custodian for Borrower or any of their assets or Borrower in its capacity as debtor or debtor-in-possession under the United States Bankruptcy Code). All references to the term "Person" or "person" wherever used herein shall mean any individual, sole proprietorship, partnership, limited liability company, corporation (including, without limitation, any corporation which elects subchapter S status under the Internal Revenue Code of 1986, as amended), business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof. All references to the plural shall also mean the singular and to the singular shall also mean the plural.

O. Expenses; Interest. Guarantors will pay to Lender the amount of all reasonable expenses, including without limitation, the reasonable fees, expenses and disbursements of its counsel (including allocated costs of inside counsel), of any investment banking firm, business broker or other selling agent and of any other experts and agents retained by Lender, which Lender may incur in connection with (i) the administration of the Guarantee Documents, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral (as defined in the Note Agreement),
(iii) the exercise or enforcement of any of the rights of Lender under the Guarantee Documents or (iv) the failure of any party other than Lender to perform or observe any of the provisions of any of the Guarantee Documents. All amounts owing under this Section O. shall be paid upon demand. Any and all amounts payable under or pursuant to this Agreement (whether pursuant to Section A hereof, this Section O or otherwise) which are not paid when due shall bear interest (which shall be payable upon demand) at a rate equal to the default rate as set forth in the Note Agreement.

     IN WITNESS WHEREOF, Data Processing Trainers Co. has executed and delivered this Guarantee as of the day and year first above written.

ATTEST:                                     DATA PROCESSING TRAINERS CO.

                                            125-27 North 4th St.
                                            Philadelphia, PA  19106


/s/  Barbara Siemann                        By: /s/  Paul T. Siemann
------------------------------                 ---------------------------------
                                            Its:  President
                                                --------------------------------



STATE OF COLORADO          )
                           )   ss.:
COUNTY OF ARAPAHOE         )


     On this ___ day of March1998, before me personally came _________________, to me known as the person who executed the foregoing instrument; and that he signed his name thereto.

My Commission Expires:  6/30/2001             /s/ Monica L. Sharp
                                             -----------------------------------
                                                  Notary Public

     IN WITNESS WHEREOF, Denver Automotive & Diesel College, Inc. has executed and delivered this Guarantee as of the day and year first above written.

ATTEST:                                 DENVER AUTOMOTIVE & DIESEL COLLEGE, INC.
                                        460 South Lipan
                                        Denver, Colorado 80223


/s/  Barbara Siemann                    By: /s/ Paul T. Siemann
------------------------------             -------------------------------------
                                        Its:  President
                                            ------------------------------------



STATE OF COLORADO          )
                           )   ss.:
COUNTY OF ARAPAHOE         )


     On this ___ day of March1998, before me personally came _________________, to me known as the person who executed the foregoing instrument; and that he signed his name thereto.
                                             /s/  Monica L. Sharp
My Commission Expires:  6/30/2001           ------------------------------------
                                                  Notary Public



33730

                      Hanifen Imhoff Mezzanine Fund, L.P.

                                 March 24, 1998



Siemann Educational Systems, Inc.
405 South Platte River Drive
Suite 3A
Denver, Colorado 80223

Ladies and Gentlemen:

     Reference is made to that certain (i) Note and Security Agreement (the "Note Agreement"), dated as of the date hereof, by and among Siemann Educational Systems, Inc., a Colorado corporation (the "Company") and Hanifen Imhoff Mezzanine Fund, L.P., a Colorado partnership ("Lender"), and (ii) Warrant (the "Warrant" and together with the Note Agreement (the "Purchase Agreements"), dated as of the date hereof, by and among the Company and the Lender) pursuant to which the Lender is purchasing subordinated notes and warrants issued by the Company. The subordinated notes and warrants issued by the Company to Lender are sometimes collectively referred to herein as the "Securities."

     Lender is a Small Business Investment Company ("SBIC") licensed by the United States Small Business Administration ("SBA"). In order for Lender to acquire and hold the Securities, it must obtain from the Company certain representations and rights as set forth below. As a material inducement to Lender to enter into the Purchase Agreements and to purchase the Securities, the Company hereby makes the following representations and warranties and agrees to comply with the following covenants:

1. Small Business Matters.

     (a) The Company, together with its "affiliates" (as that term is defined in Title 13, Code of Federal Regulations, (0)121.103), is a "small business concern" within the meaning of the Small Business Investment Act of 1958, as amended ("SBIA"), and the regulations thereunder, including Title 13, Code of Federal Regulations, (0)121.301(c). The information set forth in the Small Business Administration Forms 480, 652 and Part A of Form 1031 regarding the Company and its affiliates, when delivered to Lender, will be accurate and complete and will be in form and substance acceptable to Lender. Copies of such forms shall be completed and executed by the Company and delivered to Lender at the closing of the sale of the Securities under the Purchase Agreements (the "Closing").

     (b) The proceeds from the sale of the Securities will be used by the Company (1) for the purposes described in Section 17 of Exhibit D of the Note Agreement, and (2) pay expenses related to the transactions contemplated by the Purchase Agreements. No portion of such proceeds (i) will be used to provide capital to a corporation licensed under the SBIA, (ii) will be used to acquire farm land, (iii) will be used to fund production of a single item or defined limited number of items, generally over a defined production period, and such production will constitute the majority of the activities of the Company and its Subsidiaries (examples include motion pictures and electric generating plants), or (iv) will be used for any purpose contrary to the public interest (including, but not limited to, activities which are in violation of law) or inconsistent with free competitive enterprise, in each case, within the meaning of 13 C.F.R.
(0) 107.720.

     (c) Neither the Company's nor any of its Subsidiaries' primary business activity involves, directly or indirectly, providing funds to others, the purchase or discounting of debt obligations, factoring or longoterm leasing of equipment with no provision for maintenance or repair, and neither the Company nor any of its Subsidiaries is classified under Major Group 65 (Real Estate) of the SIC Manual. The assets of the business of the Company and its Subsidiaries (the "Business") will not be reduced or consumed, generally without replacement, as the life of the Business progresses, and the nature of the Business does not require that a stream of cash payments be made to the Business's Financing sources, on a basis associated with the continuing sale of assets (examples of such businesses would include real estate development projects and oil and gas wells). (See 13 C.F.R. (0) 107.720)

     (d) The proceeds from the sale of the Securities will not be used substantially for a foreign operation; and at Closing or within one year thereafter, no more than 49 percent of the employees or tangible assets of the Company and its Subsidiaries will be located outside the United States (unless the Company can show, to SBA's satisfaction, that the proceeds from the sale of the Securities will be used for a specific domestic purpose). This subsection
(d) does not prohibit such proceeds from being used to acquire foreign materials and equipment or foreign property rights for use or sale in the United States.

2. Regulatory Compliance Cooperation.

     (a) In the event that Lender determines that it has a Regulatory Problem, the Company agrees to take all such actions as are reasonably requested by Lender in order to (i) permit Lender to convert its voting Securities into nonovoting Securities which are convertible back into such voting Securities upon such conditions as Lender specifies or (ii) effectuate and facilitate any transfer by Lender of any Securities of the Company than held by Lender to any Person designated by Lender.

     (b) In the event that any Subsidiary of the Company offers to sell any of its Securities to Lender, then the Company will cause such Subsidiary to enter into agreements with Lender substantially similar to this Section 2.

     (c) Promptly after the end of each fiscal year (but in any event prior to February 28 of each year), the Company shall provide to Lender a written assessment, in form and substance reasonably satisfactory to Lender, of the economic impact of Lender's financing hereunder, specifying the fullotime equivalent jobs created or retained, the impact of the financing on the consolidated revenues and profits of the Business and on taxes paid by the Business and its employees (See 13 C.F.R. (0) 107.630(e)).

     (d) For a period of one year following the date hereof, neither the Company nor any of its Subsidiaries will change its business activity if such change would render the Company ineligible to receive financial assistance from an SBIC under the SBIA and the regulations thereunder (within the meanings of 13 C.F.R.
(0)(0) 107.720 and 107.760(b)).

     (e) The Company will at all times comply with the nonodiscrimination requirements of 13 C.F.R., Parts 112, 113 and 117.

     (f) The Company will notify Lender whenever the number of record holders of the Company's voting securities increases to 50 or more or falls below 50 (see, 13 C.F.R. (0) 107.785).

3. Remedies.

     The Company understands that its violation of this letter agreement may result in Lender being required by the SBA to sell Securities, and such sale may be at depressed prices due to the circumstances and timing of the sale. Therefore, in addition to all other remedies available to Lender for the Company's violation of this letter agreement, the Company agrees that Lender shall be entitled to seek specific enforcement or other equitable relief to prevent a violation by the Company of this letter agreement, and the Company waives any requirement that Lender post any bond as a condition to seeking or obtaining equitable relief.

4. Definitions.

"Affiliate" means, with respect to any Person, (i) a director, officer or stockholder of such Person, (ii) a spouse, parent, sibling or descendant of such Person (or spouse, parent, sibling or descendant of any director or executive officer of such Person), and (iii) any other Person that, directly or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, such Person.

"Control" means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

"Person" shall be construed broadly and shall include an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity (or any department, agency or political subdivision thereof).

"Regulatory Problem" means, (i) any set of facts or circumstances wherein it has been asserted by any governmental regulatory agency (or Lender believes that there is a significant risk of such assertion) that such Person is not entitled to hold, or exercise any material right with respect to, all or any portion of the Securities of the Company which such Person holds or (ii) when such Person and its Affiliates would own, control or have power (including voting rights) over a greater quantity of Securities of the Company than is permitted under any law or regulation or any requirement of any governmental authority applicable to such Person or to which such Person is subject.

"Securities" means, with respect to any Person, such Person's capital stock or any options, warrants or other Securities that are directly or indirectly convertible into, or exercisable or exchangeable for, such Person's capital stock (whether or not such derivative Securities are issued by the Company). Whenever a reference herein to Securities refers to any derivative Securities, the rights of Lender shall apply to such derivative Securities and all underlying Securities directly or indirectly issuable upon conversion, exchange or exercise of such derivative Securities.

"Subsidiary" means, with respect to any Person, any other Person of which the securities having a majority of the ordinary voting power in electing the board of directors (or other governing body), at the time as of which any determination is being made, are owned by such first Person either directly or through one or more of its Subsidiaries.

Please indicate your acceptance of the terms of this letter agreement by returning a signed copy to the undersigned.

                                    HANIFEN IMHOFF MEZZANINE FUND, L.P.

                                    By: Hanifen Imhoff Capital Partners LLP,
                                             Its General Partner


                                    By:  Edward C. Brown
                                       -----------------------------------------
                                    Name: Edward C. Brown,
                                    Title: Managing Partner





Agreed as of the date first
set forth above.

Siemann Educational Systems, Inc.



By:  /s/  Paul T. Siemann
   ----------------------------------
Name:
Title:  President
      -------------------------------

33752

                    Intercreditor And Subordination Agreement
                    -----------------------------------------


     This Intercreditor and Subordination Agreement (this "Agreement") dated as of the 24th day of March, 1998, by and among HANIFEN IMHOFF MEZZANINE FUND, L.P., a Colorado limited partnership ("Lender"), and PAUL T. SIEMANN
("Subordinated   Creditor")   has   reference   to  the   following   facts  and
circumstances:

          A. SIEMANN EDUCATIONAL SYSTEMS, INC., a Colorado corporation ("Borrower") has requested and Lender has agreed to make certain loans and/or other financial accommodations (collectively the "Senior Loans") to or for the benefit of Borrower upon the terms and conditions set forth in that certain Note and Security Agreement dated as of the date of this Agreement (as amended, modified or supplemented from time to time, the "Senior Loan Agreement", and, together with any other agreements or documents executed or delivered in connection therewith, being the "Senior Loan Documents");

          B. The Borrower is indebted to Subordinated Creditor pursuant to certain promissory notes in the aggregate principal amount of $2,410,307, and a subsidiary of the Borrower is obligated to Subordinated Creditor pursuant to the terms of a real estate lease (such notes and lease and any other agreements or documents executed or delivered in connection therewith being the "Subordinated Loan Documents");

          C. It will be to the Subordinated Creditor's interest and financial advantage to enable Borrower to obtain the Senior Loans; and

          D. Lender, as a condition precedent to making the Senior Loans, is requiring that the Subordinated Creditor execute and deliver this Agreement in favor of Lender.

     NOW, THEREFORE, in consideration of the foregoing, and the mutual promises and agreements set forth herein, Subordinated Creditor and Lender hereby agree as follows:

     1. Preambles. The preambles to this Agreement are true and correct, and are incorporated herein by this reference.

     2. Definitions. In addition to other capitalized terms defined herein, the following capitalized terms shall have the following meanings herein:

          (a) "Junior Default" or "Junior Defaults" shall mean any and/or all defaults in the payment and/or performance of any of Borrower's liabilities and obligations under the Subordinated Loan Documents;

          (b) "Senior Debt" shall mean all obligations and liabilities (including without limitation, all principal, prepayment premium, interest, reimbursement, fees, expenses, indemnities, commissions and other amounts payable by Borrower) of Borrower now and/or from time to time after the date of this Agreement owing, due or payable to Lender, whether pursuant to: (i) the Senior Loans; (ii) any other obligations or liabilities of Borrower pursuant to the Senior Loan Documents (including without limitation all interest accruing after a petition in bankruptcy is filed by or against Borrower, whether or not such interest is allowed); (iii) any other agreement, instrument or document executed or delivered by Borrower to Lender with respect to any other loans, advances or other financial accommodations made by Lender to or on behalf of Borrower after the date hereof; or (iv) operation of law;

          (c) "Senior Default" shall mean a default in the payment of the Senior Debt or the occurrence of any "Event of Default" (as defined in the Senior Loan Agreement);

          (d) "Subordinated Debt" shall mean any and all obligations and liabilities of Borrower and its subsidiaries now and/or from time to time hereafter owing, due or payable to the Subordinated Creditor (including, without limitation, obligations arising pursuant to any notes, leases, royalty arrangements, license obligations, noncompete obligations or otherwise), whether pursuant to: (i) any of the Subordinated Loan Documents; (ii) any other agreement, instrument or document executed or delivered by Borrower to, or for the benefit of, the Subordinated Creditor at any time; or (iii) operation of law; and

          (e) Capitalized terms used herein and not otherwise defined in this Agreement shall have the meanings given to such terms in the Senior Loan Agreement.

     3. Representations, Warranties and Covenants of Subordinated Creditor.

     3.1 General Representations and Warranties of Lender. Lender represents and warrants to the Subordinated Creditor that: (a) as of the date hereof, Lender has not assigned or transferred any of the Senior Loan Documents or any interest in any of the foregoing, to any unaffiliated third party; (b) Lender has the right, power and capacity to enter into, execute, deliver and perform this Agreement; (c) this Agreement is the legal, valid and binding agreement of Lender, enforceable in accordance with its terms except as enforceability may be limited by bankruptcy, moratorium and similar laws affecting creditors' rights generally and general principles of equity. Notwithstanding anything herein to the contrary, Lender specifically reserves any and all rights to assign, participate or otherwise transfer any of the Senior Loan Documents or any interest therein or thereunder, whether pursuant to the Senior Loan Agreement or otherwise, to any person or entity after the date hereof.

     3.2 General Representations and Warranties of Subordinated Creditor. The Subordinated Creditor represents and warrants to Lender that: (a) the obligations of Borrower set forth in the Recitals to this Agreement sets forth all indebtedness and liabilities outstanding on the date of this Agreement which are due or may become due to the Subordinated Creditor from Borrower and there are no other financial obligations of Borrower to the Subordinated Creditor as of the date of this Agreement; (b) Subordinated Creditor has not assigned or transferred any of the Subordinated Loan Documents or any interest in any of the foregoing, to any person, firm, association, corporation or other entity; (c) Subordinated Creditor has the right, power and capacity to enter into, execute, deliver and perform this Agreement; (d) the execution, delivery and/or performance by Subordinated Creditor of this Agreement shall not, by the lapse of time, the giving of notice or otherwise, constitute a violation of any applicable law or breach of any provision contained in any agreement, instrument or document to which Subordinated Creditor is a party; (e) this Agreement is the legal, valid and binding agreement of Subordinated Creditor, enforceable in accordance with its terms except as enforceability may be limited by bankruptcy, moratorium and similar laws affecting creditors' rights generally and general principles of equity; (f) Borrower is not now in default in any material respect under the Subordinated Loan Documents or any other instruments or agreements made by Borrower to Subordinated Creditor relating thereto, provided, however, that nothing contained in this clause (f) shall constitute a waiver by Subordinated Creditor of any such default; and (g) that Subordinated Creditor does not, as of the date of this Agreement hold any pledge, mortgage, grant, security interest or other lien in or on any of the Collateral.

     3.3 General Covenants of Subordinated Creditor. Subordinated Creditor covenants with, and for the exclusive benefit of, Lender and any subsequent holders of the Senior Debt that: (a) for so long as any portion of the Senior Debt remains outstanding and unpaid, Subordinated Creditor shall not hold any pledge, mortgage, grant, security interest or other lien in or on any of the Collateral; (b) Subordinated Creditor shall not permit, consent to or otherwise suffer any amendment, modification or change to the terms and conditions of any of the Subordinated Loan Documents without the prior written consent of Lender; and (c) Subordinated Creditor shall not in any manner or respect assert or seek to enforce by legal proceedings or otherwise, any rights which Subordinated Creditor may have against Borrower under the Subordinated Debt, except as otherwise permitted herein.

     4. Subordination Provisions.

     4.1 Subordination of Subordinated Debt. The Subordinated Debt shall be, and the same hereby is, subordinated and junior in right of payment to all Senior Debt to the extent and in the manner provided in this Agreement and Subordinated Creditor (including on behalf of any heirs, successors or assigns), as holder or beneficiary of any Subordinated Loan Documents, by acceptance hereof, individually and collectively agrees to be bound by the provisions of this Agreement.

     4.2 Priorities In Collateral. Notwithstanding any provision contained in the Senior Loan Documents or the Subordinated Loan Documents to the contrary, and notwithstanding the time, order or method of attachment or perfection of any security interests or liens granted thereby or the time or order of filing or lien notation or recording of financing statements, mortgages, or other evidence of liens or security interests, and notwithstanding anything contained in any such filing, lien notation, recorded instrument or agreement to which Subordinated Creditor or Lender may now or hereafter be a party, and notwithstanding any provision of the Uniform Commercial Code or other applicable law, Subordinated Creditor hereby agrees that the security interests and liens in the Collateral in favor of Lender now have and shall continue to have priority over the security interests and liens, if any, upon the Collateral held by Subordinated Creditor to the full extent of the Senior Debt outstanding at any time and from time to time.

     4.3 Subordination in Event of Insolvency, Etc. In the event of any insolvency, bankruptcy, receivership, assignment for the benefit of creditors, judicially supervised reorganization pursuant to, or in the nature of, a proceeding under Title 11 of the United States Code, as amended from time to time, and any successor statute (the "Bankruptcy Code"), or arrangement with creditors of Borrower whether or not pursuant to bankruptcy laws, or any dissolution, liquidation or other marshaling of the assets and liabilities of Borrower (a "Bankruptcy Default"), then all such Senior Debt shall be paid in full in cash or cash equivalents before any payment or distribution of any character, whether in cash, securities or other property shall be made for or on account of any principal of or premium, if any, or interest or other amounts on the Subordinated Debt. In the event of any Bankruptcy Default, any payment or distribution of any character, whether in cash, securities or other property, which would otherwise, but for these subordination provisions, be payable or distributable for or on account of any principal of or premium, if any, or interest on the Subordinated Debt, shall be paid or distributed directly to or for the account of Lender, until all Senior Debt shall have been indefeasibly paid in full in cash or cash equivalents, after giving effect to any and all other payments and distributions in respect of the Senior Debt.

     4.4 Standstill Periods in the Event of Senior Defaults.

          (a) In the event there shall occur a Senior Default, Lender may elect, in its sole and absolute discretion, to declare a "Standstill Period" (as defined below). Lender shall give the Subordinated Creditor notice of each such declaration (the "Standstill Notice").

          (b) During the period (the "Standstill Period") commencing upon the Lender giving the Subordinated Creditor a Standstill Notice and expiring as provided in this Section 4.4(b), Subordinated Creditor shall not be entitled to receive any payment or distribution of any character, whether in cash, securities or other property, for or on account of the principal of, interest on, or premium (if any) with respect to the Subordinated Debt, nor shall the Subordinated Creditor be entitled to exercise any rights or remedies against Borrower with respect to the Subordinated Debt, whether pursuant to the Subordinated Loan Documents or otherwise, whether at law or in equity, including without limitation, the right to accelerate the maturity of the Subordinated Debt. The Standstill Period and the prohibitions contained in the foregoing sentence shall expire upon the earliest to occur of any of the following:

          (i) the occurrence of any Bankruptcy Default, in which event the provisions of Section 4.3 above shall govern and control;

          (ii) the election by Lender to accelerate the maturity of the Senior Debt as a result of any then existing Senior Default, in which event the provisions of Section 4.5 below shall govern and control unless such acceleration is otherwise rescinded;

          (iii) the waiver or cure of any and all previously existing Senior Defaults; and

          (iv) the expiration of 360 days after the Subordinated Creditor's receipt of such Standstill Notice (unless any Junior Default is cured prior to the end of such period).

Subject to Sections 4.5 and 4.8 of this Agreement, upon the expiration of the Standstill Period pursuant to clause (iii) or clause (iv) above, the Subordinated Creditor shall be entitled to receive all payments and distributions otherwise prohibited by this Section 4.4(b) and to exercise any rights against Borrower with respect to the Subordinated Debt other than any right to accelerate the maturity date of the Subordinated Debt based upon the occurrence of any Junior Default which is cured or otherwise remedied during or within one business day following such expiration of the Standstill Period. Lender may declare any number of Standstill Periods.

     4.5 Subordination at Maturity of Senior Debt. In the event that any Senior Debt shall become due and payable, whether at its stated maturity or as a result of acceleration by Lender or otherwise, Lender shall be entitled to receive payment in full of all Senior Debt then due and payable before Subordinated Creditor shall be entitled to receive any payment or distribution of any character, whether in cash, securities or other property for or on account of the principal of, interest on, premium, if any, or other amounts with respect to the Subordinated Debt.

     4.6  Subrogation.   Upon  payment  in  full  of  the  Senior  Debt  by  the
Subordinated Creditor, the Subordinated Creditor shall be subrogated to the rights of the holder of such Senior Debt to receive payments or distributions of assets of Borrower made on such Senior Debt until the Subordinated Debt shall be paid in full in cash or cash equivalents; and, for purposes of such subrogation, no payments or distributions to the holder of such Senior Debt of any cash, property or securities to which Subordinated Creditor would be entitled, except for the provisions of this Agreement, and no payment pursuant to the provisions of this Agreement to holders of such Senior Debt by Subordinated Creditor, shall, as between Borrower, its creditors other than holders of such Senior Debt and Subordinated Creditor, be deemed to be a payment by Borrower to or on account of such Senior Debt, it being understood that the provisions of this Agreement are solely for the purpose of defining the relative rights of the holder of the Senior Debt, on the one hand, and Subordinated Creditor, on the other hand. If any payment or distribution to which Subordinated Creditor would otherwise have been entitled, but for the provisions of this Agreement, shall have been applied, pursuant to the provisions of this Agreement, to the payment of all amounts then due on the Senior Debt, then and in each case, Subordinated Creditor shall be entitled to receive from the holders of such Senior Debt at the time outstanding any payments or distributions received by the holders of such Senior Debt in excess of the amount sufficient to pay the Senior Debt in full.

     4.7 No Prejudice or Impairment. The provisions of this Agreement are solely for the purposes of defining the relative rights of Lender on the one hand and Subordinated Creditor on the other hand. Lender shall not be prejudiced in the right to enforce subordination of the Subordinated Debt by any act or failure to act by Borrower or anyone in custody of its assets or property. Except as provided to the contrary in this Agreement, nothing herein shall impair, as between Borrower and Subordinated Creditor, the obligation of Borrower, which is unconditional and absolute, to pay to Subordinated Creditor the principal of, premium, if any, interest and other amounts on the Subordinated Debt as and when the same shall become due in accordance with their terms, nor shall anything herein prevent the holders of the Subordinated Debt from exercising all remedies otherwise permitted by applicable law upon default under the Subordinated Loan Documents, subject however, to the provisions of this Agreement and the rights of Lender under this Agreement.

     4.8 Turnover of Payments. Subordinated Creditor shall forthwith deliver to Lender every payment, distribution or security, or the proceeds of any thereof, collected or received by Subordinated Creditor in respect of any Subordinated Debt in violation of the terms of this Agreement, to the extent necessary to pay all then outstanding Senior Debt in full, and until so delivered, the same shall be held in trust by Subordinated Creditor as the property of Lender.

     4.9 Notice of Certain Events. Borrower shall give prompt written notice to Subordinated Creditor and to Lender of any fact known to Borrower which would prohibit the making of any payment to the Subordinated Creditor in respect of the Subordinated Debt pursuant to the provisions of this Agreement. In the event there shall occur a Junior Default which permits Subordinated Creditor to accelerate the maturity of any Subordinated Debt, then: (i) Subordinated Creditor shall give immediate written notice thereof to Lender; and (ii) Subordinated Creditor shall give Lender not less than 60 days prior notice of any intention to exercise any remedy with respect to the Subordinated Debt (other than automatic acceleration upon the occurrence of an event similar to the events described in Section 4.3).

     4.10 Reliance. Upon payment or distribution of the character referred to in
Section 4.3, Subordinated Creditor shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any dissolution, winding up, liquidation or reorganization proceeding affecting the affairs of the Borrower is pending or upon a certificate of any liquidating trustee, receiver, agency, custodian or other person making such payment or distribution for the purpose of determining the persons entitled to participate in such payment or distribution, the holder of Senior Debt, the amount thereof or payable thereon, an amount or amounts paid or distributed in respect thereof, and all other facts pertinent thereto and to this Agreement.

     4.11 Consent to Asset Dispositions. etc. Subordinated Creditor agrees, unless and until all of the Senior Debt has been fully paid, (i) to release or otherwise terminate any security interest and lien he may have in and upon the Collateral which may be sold or otherwise disposed of either by Lender, its agents, or by Borrower with Lender's consent, whether in the ordinary course of business or after the declaration of an Event of Default pursuant to the Senior Loan Documents immediately upon Lender's written notice that the Collateral may be sold or otherwise disposed of, and (ii) to immediately deliver satisfactions of mortgages, Uniform Commercial Code partial releases or termination statements and such other documents as Lender may require in connection with such release or termination.

     4.12 Other Restrictions During a Monetary Default. Upon the occurrence and during the continuance of any monetary Senior Default by Borrower, no payment or distribution of any character, whether in cash, securities or other property, for or on account of the principal of, interest on, premium (if any) or other amounts with respect to the Subordinated Debt shall be made until such monetary Senior Default has been cured or waived.

     4.13 Right to Receive Payments. Except as provided to the contrary (or as otherwise limited or conditioned) by this Agreement or applicable law, Subordinated Creditor shall be entitled to receive and keep payments of interest properly received by Subordinated Creditor from Borrower pursuant to Subordinated Creditor's $2,000,000 promissory note of the Borrower. Subordinated Creditor shall not be entitled to receive or keep any other payments from Borrower pursuant to the Subordinated Loan Documents.

     4.14 Certain Information. Except as waived by Lender, Subordinated Creditor shall deliver to Lender all notices or other communications sent to or received from the Borrower pursuant to the requirements of Subordinated Creditor's Subordinated Loan Documents.

     4.15 Restrictions on Establishing and Maintaining Financial Covenants. The Subordinated Loan Documents shall not contain, and shall not be amended or modified to contain, any financial covenants with respect to Borrower.

     5. Waivers and Notices

     5.1 Waiver of Notices. Subordinated Creditor hereby waives notice of the following events or occurrences:

     (a) Lender's now or at any time or times hereafter lending monies or extending credit or other financial assistance to or for the benefit of Borrower, whether pursuant to the Senior Loan Documents or otherwise;

     (b) the amendment, modification, alteration or substitution of any of the Senior Loan Documents or other agreements or documents evidencing the making of any other loans, advances or other financial accommodations by Lender to or on behalf of Borrower after the date hereof; and

     (c) Lender's now or at any time or times hereafter granting to Borrower any indulgences or extensions of time of payment.

     5.2 Consent to Amendments. Notwithstanding anything in this Agreement to the contrary, Subordinated Creditor hereby agrees and consents to and approves any amendment, waiver, modification, alteration or substitution of any of the Senior Loan Documents or other agreements or documents evidencing the making of any other loans, advances or other financial accommodations by Lender to or on behalf of Borrower after the date hereof (including, without limitation, any such action or actions by Lender which accelerates the maturity of the Senior Loans, decreases the interest rate payable on the Senior Loans, increases the principal amount of the Senior Loans, or changes the amortization schedule for the Senior Loans or modifies or amends the covenants or negative pledge sections of the Senior Loan Documents) and hereby waives any rights, actions, defenses, remedies or claims Subordinated Creditor might have with respect to such future action or actions by Lender, provided, however, that Subordinated Creditor shall not be deemed to have consented or agreed to any such amendment, modification, alteration or substitution which: (a) is entered into or occurs when no Senior Default exists; and (b) increases the interest rate payable on the Senior Loans by more than 3 percentage points, increases the principal amount of the Senior Loans to an amount in excess of $5,800,000, or extends the scheduled maturity date  of the  Senior  Loans  by  more  than  two  years.  At  Lender's  request,
Subordinated Creditor will provide Lender with a written confirmation and acknowledgment of Subordinated Creditor's approval of any amendment, modification, alteration or substitution of or to the Senior Loan Documents initialed by or agreed to by Lender and permitted under this Agreement. If Lender amends, modifies, alters or waives any provisions of the Senior Loan Document as permitted in this Agreement, the Subordinated Creditor shall be deemed to have similarly amended, modified, altered or waived any provisions in the Subordinated Loan Documents that would otherwise then be inconsistent with or more onerous on Borrower than the terms and provisions of the Senior Loan Documents as so amended, modified, altered or waived.

     5.3  Consent  to  Notice  of  Disposition  of  Collateral.  Notwithstanding
anything in this Agreement to the contrary, Subordinated Creditor hereby represents, warrants and agrees that, as to Subordinated Creditor, any notification of intended disposition of any of the Collateral by Lender required by law shall be deemed adequately, reasonably and properly given if given at least ten (10) calendar days before such disposition. With respect to any Collateral, Lender shall have the sole right to take action after any default, including but not limited to exercising LenderAEs rights and remedies as a secured party under the Colorado Uniform Commercial Code or under other applicable law. Lender shall give written notice to the Subordinated Creditor of at least thirty days prior to exercising any remedy with respect to the Collateral (as defined in the Senior Loan Agreement), other than following an oEvent of Defaulto (as defined in the Senior Loan Agreement) specified in
(0)7.1(h) through (j), inclusive.

     5.4 Authorization. Subordinated Creditor hereby irrevocably authorizes, empowers and directs: (i) any debtor, debtor in possession, receiver, liquidator, custodian, conservator, trustee or other person having authority to pay to Lender any amounts owing with respect to any of the Subordinated Debt;
(ii)  Lender,  in the  name of  Subordinated  Creditor  or other  holder  of the

Subordinated Debt, to demand, sue for, collect and receive any amounts owing with respect to any of the Subordinated Debt; and (iii) Lender to file (and vote with respect to) any appropriate claim, proof of claim, amendment of proof of claim, petition or other document for and on behalf of Subordinated Creditor or other holder of the Subordinated Debt in any instance or event of a type described in Section 7.1(h), 7.1(i) or 7.1(j) of the Senior Loan Agreement (provided, however, that nothing set forth herein shall be deemed to create any obligation or other duty of Lender to take any action on behalf of Subordinated Creditor).

     6. Further Assurances. In furtherance of the various agreements and covenants of Subordinated Creditor under this Agreement, Subordinated Creditor shall produce all of the Subordinated Loan Documents and any other agreement, instrument or document evidencing any liabilities or obligations of Borrower to Subordinated Creditor in respect of the Subordinated Debt, whether existing now or hereafter during the term of this Agreement and shall permit Lender to mark same with a legend clearly indicating that the exercise of any rights or remedies thereunder with respect to the Subordinated Debt is subject to the terms and conditions of this Agreement.

     7. Invalidity. If any provision of this Agreement or the application thereof to any party or circumstance is held invalid or unenforceable, the remainder of this Agreement and the application of such provision to other parties or circumstances will not be affected thereby, the provisions of this Agreement being severable in any such instance.

     8. Survival. This Agreement shall continue in full force and effect until the Senior Debt is fully performed, discharged and satisfied and Lender has no outstanding commitments under the Senior Loan Agreement, and shall automatically be reinstated if such performance, discharge or satisfaction is avoided (for any reason) or the Senior Debt is subordinated upon the insolvency, bankruptcy or reorganization of Borrower or otherwise. This Agreement shall be binding upon Lender and Subordinated Creditor and inure to the benefit of Lender and Subordinated Creditor and their respective successors and assigns.

     9. Notices. Except as otherwise expressly provided herein, any notice hereunder to Subordinated Creditor or Lender shall be in writing (including telegraphic, or facsimile communication) and shall be given to Subordinated Creditor or Lender at the address or facsimile number set forth on the signature pages hereof or at such other address or facsimile number as Subordinated Creditor or Lender may, by written notice, designate as its address or facsimile number for purposes of notices under this Agreement. All such notices shall be deemed to be given when transmitted by facsimile, delivered to the telegraph office, delivered by overnight delivery service or courier, personally delivered or, in the case of notice by mail, three (3) business days following deposit in the United States mails, properly addressed as provided in this Agreement, with proper postage prepaid. Subordinated Creditor shall use good faith efforts to provide Lender with copies of notices of actual or threatened Events of Default under the Subordinated Loan Documents, concurrently with mailing any such notices to Borrower.

     10. Governing Law and Jurisdiction. This Agreement and all matters concerning this Agreement shall be governed by the laws of the State of Colorado for contracts entered into and to be performed in such state without regard to principles of conflicts of laws. To induce Lender to accept this Agreement, Subordinated Creditor agrees irrevocably that, subject to Lender's sole and absolute election, ALL ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER OR RESPECT, ARISING OUT OF OR FROM OR RELATED TO THIS AGREEMENT OR ANY AGREEMENT RELATED HERETO OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH, SHALL BE LITIGATED IN COURTS HAVING SITUS WITHIN THE CITY OF DENVER, STATE OF COLORADO. SUBORDINATED CREDITOR HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED WITHIN SAID CITY AND STATE AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON SUBORDINATED CREDITOR AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL DIRECTED TO SUBORDINATED CREDITOR AT THE ADDRESS STATED ON THE SIGNATURE PAGE HEREOF AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT THEREOF.

     11. Waiver of Jury Trial. SUBORDINATED CREDITOR WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS (i) UNDER THIS AGREEMENT OR ANY AGREEMENT RELATED HERETO OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR (ii) ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

     12. Marshaling. Subordinated Creditor hereby waives any rights Subordinated Creditor has or may have in the future to require the Lender to marshall any Collateral, and agrees that the Lender may proceed against the Collateral in any order that it deems appropriate in the exercise of its absolute discretion.

     13.   Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, each of which shall be effective and all of which shall constitute one and the same document.

     14. Other. The Lender's failure to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any other time and from time to time thereafter, and such rights shall be cumulative and not exclusive.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized representatives as of the day and year first above written.

                                      HANIFEN IMHOFF MEZZANINE FUND L.P.,
                                      a Colorado limited partnership

                                      By: Hanifen Imhoff Capital Partners LLP
                                              as General Partner


                                      By: /s/  Edward C. Brown
                                         ---------------------------------------
                                         Edward C. Brown
                                         Managing Partner

                                         c/o Hanifen Imhoff Capital Partners LLP
                                         1125 17th Street, Suite 1500
                                         Denver, Colorado 80202
                                         Attn: Edward C. Brown
                                         Telecopy: 303-291-5327

                                      PAUL SIEMANN

                                      /s/  Paul T. Siemann
                                      ------------------------------------------
                                      Paul Siemann


                                         c/o Siemann Educational Systems, Inc.
                                         405 S. Platte River Drive, Suite 3A
                                         Denver, CO  80223
                                         Attn:  Paul T. Siemann
                                         Telecopy:  (303) 722-7698

33719

     Borrower hereby consents to the foregoing Intercreditor and Subordination Agreement (and the terms thereof) and agrees to abide and to keep, observe and perform the several matters and things therein intended to be kept, observed and performed by it, and specifically agrees not to make any payments contrary to the intention of said Agreement.

                                          SIEMANN EDUCATIONAL SYSTEMS, INC.,
                                               a Colorado corporation


                                          By:  /s/ Paul T. Siemann
                                             -----------------------------------
                                          Its:  President
                                              ----------------------------------



33719

                            Intercreditor Agreement

     This Intercreditor Agreement ("Agreement") is made and entered into this 24th day of March, 1998 by and between Hanifen Imhoff Mezzanine Fund, L.P. (the oFundo) and Yuri Schneiberg (the "Seller").

          WHEREAS, the Fund is entering into a Note and Security Agreement dated as of the date of this Agreement (the "Note Agreement") pursuant to which the Fund will loan $2,900,000 to Siemann Educational Systems, Inc. ("Borrower"). A true and correct copy of the Note Agreement is attached as Attachment A hereto;

          WHEREAS, in connection with the Borrower's purchase of Seller's capital stock in Data Processing Trainers Co. ("DPT") pursuant to a Stock Purchase Agreement dated as of the date of this Agreement (the "Purchase Agreement"), Borrower has executed and delivered to Seller a promissory note dated as of the date of this Agreement in the principal amount of $4,340,000 (the "Seller Note");

          WHEREAS, to secure the payment and performance of Borrower's obligations and indebtedness to each of the Fund and Seller, Borrower has granted and has caused DPT to grant to each of the Fund and Seller security interests in certain assets of Borrower and of DPT;

          WHEREAS, the Seller Note is secured, by certain collateral pursuant to the Security Agreement and Stock Pledge dated as of the date of this Agreement between the Borrower and Seller and by that certain Guaranty and Security Agreement executed by DPT (collectively, the "Security Agreement"). A true and correct copy of the Purchase Agreement, the Seller Note, and the Security Agreement is attached as Attachment B hereto; and

          WHEREAS, the Fund and Seller desire to confirm their agreement regarding their respective interests in the assets and stock of Borrower and DPT.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

          1. Definitions. The following terms shall have the meanings set forth below:

          "Fund Collateral" means the assets, stock and property of Borrower and DPT pledged to the Fund to secure Borrower's indebtedness to the Fund pursuant to the Note Agreement.

          "Seller Collateral" means the assets, stock and property of Borrower and DPT pledged to the Seller to secure the indebtedness evidenced by the Seller Note and BorrowerAEs obligations to Seller under the Purchase Agreement.

     2. Subordination. Except as set forth below, the Fund will not ask, demand, sue for, take or receive from Borrower or DPT by setoff or in any other manner the whole or any part of any indebtedness to the Fund pursuant to the Note Agreement including the principal thereof and interest thereon (all of the indebtedness, obligations and liabilities described above being hereinafter referred to as the "Subordinated Debt"), owed by Borrower or DPT or any of their respective successors or assigns, including, without limitation, a receiver, trustee or debtor in possession (the term "Borrower" and "DPT" hereinafter shall include any such successor or assign of Borrower or DPT), unless and until all obligations, liabilities, and indebtedness of Borrower and DPT to Seller pursuant to the Seller Note shall have been fully paid and satisfied (all such obligations, indebtedness and liabilities of Borrower and DPT to Seller pursuant to the Seller Note, being hereinafter referred to as the "Senior Debt"). Notwithstanding the preceding sentence, provided that no payment default under the Seller Note has occurred and is continuing (herein referred to as a oDefaulto) Borrower and DPT may continue to pay to the Fund (i) all regularly scheduled payments due to the Fund pursuant to the Note Agreement, as such scheduled payments are in effect as of the date of this Agreement, and (ii) may prepay any such obligations to the Fund from proceeds of (a) public offerings of equity securities placed by Borrower, or (b) additional paid-in capital paid to Borrower ("Permitted Payments").

     3. Collateral Priorities. Notwithstanding the time or manner of perfection of the respective security interests of the Fund and Seller, the Fund and Seller agree that, as between the Seller and the Fund, the security interest of the Seller under the Security Agreement in all items of Seller Collateral shall be deemed superior, senior and prior (provided that such senior priority shall not exceed the principal amount of the Seller Note plus interest thereon and costs and expenses incurred, due or allowed under the Security Agreement and all obligations due Seller under the Purchase Agreement) to the security interest of the Fund in such Seller Collateral. As between the Fund and the Seller, the Fund shall have a junior and inferior priority security interest in all items of Seller Collateral. To the extent necessary to give effect to such priority, the Fund hereby subordinates its security interest in the Fund Collateral to the security interest of Seller under the Security Agreement and, upon the request of Seller shall exercise and deliver any further documentation necessary by Seller to maintain the superior and senior security interest of Seller in such collateral.

     The Fund agrees to release or otherwise terminate any security interest and lien the Fund may have directly or indirectly in and upon the Seller Collateral which may be sold or otherwise disposed of either by Seller, his agents, or by Borrower, after the declaration of an Event of Default pursuant to the Security Agreement effective upon consummation of such sale. Such release shall include, without limitation, the release by the Fund of any claim against DPT (or its assets) for the repayment of the Subordinated Debt, including the release of any lien or claim against the assets of DPT securing the repayment of the Subordinated Debt, in the event of any such sale of the capital stock of DPT. Such release shall not include the Fund's security interest in any proceeds of the sale of any such assets in excess of the amount regained to satisfy the Senior Debt. Upon payment in full of the Seller Note and all amounts due under the Security Agreement, the Seller agrees to deliver to the Fund any items of Seller Collateral held by the Seller, including without limitation any certificates representing stock of DPT or Borrower pledged to secure the Seller Note.

     4. Seller Priority. In the event the Seller Note becomes due and payable, whether at maturity or upon acceleration, then (i) Seller shall be entitled to receive payment in full of any and all of the Senior Debt then owing prior to the payment of all or any part of the Subordinated Debt; and (ii) any payment or distribution of any kind or character, whether in cash, securities or other property, which shall be payable or deliverable upon or with respect to any or all of the Subordinated Debt, shall be paid or delivered directly to Seller for application to any of the Senior Debt, until such Senior Debt shall have first been fully paid and satisfied. Upon such delivery, the Fund shall be subrogated to all rights of the Seller under the Senior Debt.

     5. Payments Received by the Fund. If any payment, distribution, security or instrument, or any proceeds thereof (except Permitted Payments) is received by the Fund upon or with respect to the Subordinated Debt prior to the satisfaction of all of the Senior Debt, the Fund shall receive and hold the same in trust, as trustee, for the benefit of Seller and shall forthwith deliver the same to Seller for application on any of the Senior Debt, due or not due, and, until so delivered, the same shall be held in trust by the Fund as the property of Seller.

     6. Modification of Seller Note. Borrower and Seller shall obtain the consent of the Fund before effecting any increase in the amount of the Seller Note or in any other indebtedness or obligation of Borrower to Seller, or in making any other change in the terms and conditions of the Seller Note and related agreements. Any obligations of Borrower arising from an additional extension of credit made by the Seller without consent of the Fund shall be unsecured and subordinate to the rights of the Fund.

     7. Notification of Default. Each of the Fund and the Seller shall notify the other immediately by telephone, confirmed in writing, of any action which either shall take to cause or declare the payment of any of Borrower's obligations to be immediately due and payable (an "acceleration"). Any notification required by this paragraph need not be sent or received prior to acceleration, provided that the party receiving notice shall have the right, but not the obligation, to exercise any cure rights otherwise available to the Borrower.

     8. Legend on Note Agreement. The note issued to the Fund pursuant to the Note Agreement shall be inscribed with a legend conspicuously indicating that payment thereof is subordinated to the claims of Seller pursuant to the terms of this Agreement, and a copy thereof will be delivered to Seller on the date hereof. Any document or instrument replacing the Note or any portion thereof, which is executed by Borrower or DPT prior to the termination of this Agreement, will, on the date thereof, be inscribed with the aforesaid legend and a copy thereof, will be delivered to Seller on the date of its execution or within five
(5) business days thereafter.

     9. Foreclosure. With respect to any Seller Collateral, the Seller shall have the sole right to take action after acceleration of the Seller Note, including but not limited to exercising the Seller's rights and remedies as a secured party under the Pennsylvania Uniform Commercial Code or under other applicable law. The Seller shall promptly consult and confer with the Fund regarding the actions to be taken with respect to the Seller Collateral and shall give written notice to the Fund of at least thirty days prior to exercising any remedy with respect to the Seller Collateral.

     10. Limited Liability. In connection with taking action with respect to the Fund Collateral or Seller Collateral, respectively, neither the Fund nor the Seller shall incur any liability to the other by acting upon any notice, certificate, warranty or other document or instrument believed by it to be genuine or authentic or to be signed by the proper party or parties, or with respect to anything which it may do or refrain from doing in the reasonable exercise of its judgment to the extent such action is consistent with the terms and intent of this Agreement.

     11. Termination. This Agreement shall terminate upon the first to occur of the repayment in full of all obligations owed by the Borrower or its shareholders to the Fund under the Note Agreement in compliance with the terms of this Agreement or to the Seller under the Seller Note.

     12. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with regard to the subject matter contained herein.

     13. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Colorado.

     14. Attorney's Fees. The Fund and the Seller agree that in the event any legal proceeding is brought by either party with respect to this Agreement, the prevailing party shall be entitled to collect its reasonable attorney's fees and expenses incurred in such proceeding.

     15. Notices. Except as otherwise provided in this Agreement, any notice or other communication provided or permitted to be given may be given by personal delivery, telecopy or by mailing the same, postage prepaid, in the United States mail, addressed to the other party at the address set forth below. Notice shall be deemed given on the date personally delivered, telecopied or three (3) days after the date of deposit thereof in the United States mail.

     To:      Yuri Schneiberg
              C/o Schoenberg & Associates
              125 Strafford Avenue, Suite 125
              Wayne, PA 19087

              With a copy to:  Claude Schoenberg
                               Schoenberg & Associates
                               125 Strafford Avenue, Suite 125
                               Wayne, Pennsylvania 19087

                Telephone: [To be supplied.]
                Facsimile: 610-964-6106


      To:     Hanifen Imhoff Mezzanine Fund, L.P.
              1125 17th Street, Suite 1500
              Denver, CO  80202
              Attn:  Ed Brown, Managing Director
                   Telephone: 303-291-5500
                   Facsimile:  303-291-5327

     16. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto. No other person or entity, including Borrower, is intended to be a third party beneficiary of this Agreement.

     17. Waiver of Jury Trial. THE FUND AND THE SELLER EACH HEREBY WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO THIS AGREEMENT. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. THE FUND AND THE SELLER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

     IN WITNESS WHEREOF, the parties hereto, through their duly authorized representatives, have executed this Agreement as of the day and year first-above written.


HANIFEN IMHOFF MEZZANINE FUND, L.P.

By Hanifen Imhoff Capital Partners LLP, its General Partner

/s/  Edward C. Brown
--------------------------------------
By:  Edward C. Brown
Title:  Managing Partner



/s/  Yuri Schneiberg
-------------------------------------
By: Yuri Schneiberg

     IN WITNESS WHEREOF, intending to be legally bound hereby Borrower and DPT acknowledge and consent to the foregoing as of the day and year first above written.


                                    Siemann Educational Systems, Inc.
Attest:



                                    By:  /s/ Paul T. Siemann
--------------------------------       -----------------------------------------



Attest:                             Data Processing Trainers Co.


                                     /s/  Paul T. Siemann
--------------------------------   ---------------------------------------------